PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 19, 1997)


                                 $1,265,000,000
                   ContiMortgage Home Equity Loan Trust 1997-3

                            ContiMortgage Corporation
                               Seller and Servicer

                              ContiWest Corporation
                                     Seller

                       ContiSecurities Asset Funding Corp.
                                    Depositor
                              --------------------
         The ContiMortgage Home Equity Loan Pass-Through Certificates, Series 1997-3 will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class A-9 Certificates, the Class A-10 Adjustable Rate Certificates and the Class A-11IO Certificates (collectively, the "Class A Certificates"), (ii) the Class M-1F Certificates and the Class M-1A Adjustable Rate Certificates (collectively, the "Class M-1 Certificates"), (iii) the Class M-2F Certificates and the Class M-2A Adjustable Rate Certificates (collectively, the "Class M-2 Certificates" and, collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), (iv) the Class B-1F Certificates and the Class B-1A Adjustable Rate Certificates (collectively, the "Class B Certificates" and collectively with the Mezzanine Certificates, the "Subordinate Certificates"),
(v) the Class C Certificates and (vi) the residual class with respect to each REMIC held by the Trust (the "Class R Certificates"). Only the Class A Certificates and the Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.
                              --------------------
         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on Page S-21 herein, "Prepayment and Yield Considerations" beginning on page S-44 herein and "Risk Factors" beginning on page 6 in the Prospectus.
                                                  (Cover continued on next page)
                              --------------------
THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
  NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLERS, THE SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE
    HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                              --------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                              --------------------
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

                               Initial Certificate                                              Underwriting        Proceeds to
                                Principal Balance   Pass-Through Rate    Price to Public(1)       Discount        Depositor(1)(2)
                                -----------------   -----------------    ------------------       --------        ---------------
Per Class A-1 Certificate......   $130,000,000            6.42%                  99.984375%        0.100%           99.884375%
Per Class A-2 Certificate......   $135,000,000            6.51%                 100.000000%        0.125%           99.875000%
Per Class A-3 Certificate......   $215,000,000            6.68%                  99.968750%        0.150%           99.818750%
Per Class A-4 Certificate......   $ 73,000,000            6.82%                 100.000000%        0.250%           99.750000%
Per Class A-5 Certificate......   $ 71,000,000            7.01%                  99.968750%        0.300%           99.668750%
Per Class A-6 Certificate......   $ 36,000,000            7.13%                  99.984375%        0.325%           99.659375%
Per Class A-7 Certificate......   $ 65,000,000            7.28%                  99.937500%        0.350%           99.587500%
Per Class A-8 Certificate......   $ 38,600,000            7.58%                 100.000000%        0.480%           99.520000%
Per Class A-9 Certificate......   $ 68,000,000            7.12%                  99.953125%        0.350%           99.603125%
Per Class A-10 Certificate.....   $259,200,000             (3)                  100.000000%        0.180%           99.820000%
Per Class A-11IO Certificate...   $          0(4)         8.50%                  19.259600%        0.125%           19.134600%
Per Class M-1F Certificate.....   $ 54,337,000            7.31%                  99.984375%        0.450%           99.534375%
Per Class M-1A Certificate.....   $ 25,600,000             (3)                  100.000000%        0.450%           99.550000%
Per Class M-2F Certificate.....   $ 49,613,000            7.55%                  99.953125%        0.470%           99.483125%
Per Class M-2A Certificate.....   $ 20,000,000             (3)                  100.000000%        0.470%           99.530000%
Per Class B-1F Certificate.....   $  9,450,000            7.89%                 100.000000%        0.500%           99.500000%
Per Class B-1A Certificate.....   $ 15,200,000             (3)                  100.000000%        0.500%           99.500000%
Total           ............... $1,265,000,000

----------
         (1) Plus accrued interest, if any, from June 1, 1997 with respect to the Fixed Rate Group Certificates.
         (2) Before deducting expenses, estimated to be $950,000.
         (3) The Pass-Through Rate on each Class of the Adjustable Rate Group Certificates is adjustable based on one-month LIBOR as described herein.
         (4) Interest will be calculated on the basis of a Notional
         Principal Amount equal to the outstanding Certificate Principal Balance of the Class A-9 Certificates until the 30th Payment Date.
                              --------------------

        The Offered Certificates (other than the Class A-11IO Certificates) are offered by the Underwriters and the Class A-11IO Certificates are offered by Morgan Stanley & Co. Incorporated when, as and if issued, delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that delivery of the Offered Certificates will be made against payment therefor in book-entry form through the book-entry facilities of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about June 12, 1997.
                              --------------------
                    Underwriters of the Offered Certificates
                   (other than the Class A-11IO Certificates)

MORGAN STANLEY DEAN WITTER
        BEAR, STEARNS & CO. INC.
                 CONTIFINANCIAL SERVICES CORPORATION
                            CREDIT SUISSE FIRST BOSTON
                                       GREENWICH CAPITAL MARKETS, INC.
                                                    LEHMAN BROTHERS
                                                             MERRILL LYNCH & CO.

                              --------------------
                  Underwriter of the Class A-11IO Certificates
                           MORGAN STANLEY DEAN WITTER
                              --------------------

June 5, 1997

(Cover continued from previous page)

         The Certificates represent undivided ownership interests in one of two pools, each a "Home Equity Loan Group," of fixed and adjustable rate home equity loans (the "Home Equity Loans") held by ContiMortgage Home Equity Loan Trust 1997-3 (the "Trust"). The Class A Certificates (other than the Class A-10 Certificates), Class M-1F, Class M-2F and Class B-1F Certificates (collectively, the "Fixed Rate Group Certificates") will represent undivided ownership interests in the Home Equity Loans in the Fixed Rate Group, which are secured by first and second lien mortgages or deeds of trust. The Class A-10, Class M-1A, Class M-2A and Class B-1A Certificates (collectively, the "Adjustable Rate Group Certificates") will represent undivided ownership interests in the Home Equity Loans in the Adjustable Rate Group, which are secured by first lien mortgages or deeds of trust.

         The Certificates also will represent undivided ownership interests in all monies due under the Home Equity Loans after May 31, 1997 (the "Cut-Off Date"), security interests in the properties which secure the Home Equity Loans, funds on deposit in certain trust accounts and certain other property. The Home Equity Loans were originated or purchased by the Sellers. The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of June 1, 1997, among the Depositor, ContiMortgage Corporation, as a Seller and the Servicer, ContiWest Corporation, as a Seller and Manufacturers and Traders Trust Company, as the Trustee (the "Trustee").

         The Class M-1 Certificates are subordinate in right of distribution to the Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate in right of distribution to the Class A Certificates and the Class M-1 Certificates to the extent described herein. The Class B Certificates are subordinate in right of distribution to the Class A Certificates and the Mezzanine Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Fixed Rate Group will equal 12% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates and the initial aggregate Certificate Principal Balance of the Subordinate Certificates related to the Adjustable Rate Group will equal 19% of the initial aggregate Certificate Principal Balance of the Adjustable Rate Group Certificates.

         Distributions of interest will be made to the Owners of the Certificates on the 15th day of each month (or, if such day is not a business day, the next business day) beginning July 15, 1997. To the extent available, interest will be passed through on each Payment Date to the Owners of the Offered Certificates based on the related Certificate Principal Balance (as defined herein) and at the rate applicable to each Class of the Offered Certificates (each, a "Pass-Through Rate"). The Pass-Through Rate for each Class of the Adjustable Rate Group Certificates adjusts monthly based on one-month LIBOR (as defined herein) or as otherwise described herein. The Pass- Through Rate for the Class A-11IO Certificates is described under "Summary of Terms-Certificates Offered" herein. Distributions of principal in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein.

         Except as described further herein, the Mezzanine Certificates and Class B Certificates may not be acquired by Plans (as defined herein). See "ERISA Considerations" herein.

         The Class A-11IO Certificates are interest-only Certificates. The yield to investors on the Class A-11IO Certificates will, and the yield to investors on the Offered Certificates (other than the Class A-11IO Certificates) sold at prices other than par, may be more sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the related Home Equity Loans, which may vary over time. See "Summary of Terms -- Nature of Class A-11IO Certificates," "Prepayment and Yield Considerations" herein and "Risk Factors" in the Prospectus.

         The Trust Estate will make one or more elections to treat certain assets thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein, all Classes of the Offered Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates (other than the Class A-11IO Certificates) and Morgan Stanley & Co. Incorporated intends, but is not obligated to make a market in the Class A-11IO Certificates.
                              --------------------
         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated February 19, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http:\\www.sec.gov).

                                REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Offered Certificates. So long as any Offered Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Offered Certificates in accordance with its procedures. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

                                TABLE OF CONTENTS
                              Prospectus Supplement

                                                                           Page

SUMMARY OF TERMS............................................................S-1
RISK FACTORS...............................................................S-22
THE SELLERS AND THE SERVICER...............................................S-25
     General  .............................................................S-25
     Credit and Underwriting Guidelines....................................S-26
     Indemnification by the Depositor......................................S-28
     Delinquency, Loan Loss and Foreclosure Information....................S-28
USE OF PROCEEDS............................................................S-30
THE DEPOSITOR..............................................................S-30
THE HOME EQUITY LOAN POOL..................................................S-31
     General  .............................................................S-31
     Home Equity Loans - Fixed Rate Group..................................S-32
     Home Equity Loans -- Adjustable Rate Group............................S-38
     Interest Payments on the Home Equity Loans............................S-44
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-45
     General  .............................................................S-45
     Projected Prepayment and Yield for Offered Certificates...............S-46
     Payment Lag Feature of Fixed Rate Group Certificates..................S-54
     Yield Sensitivity of the Class A-11IO Certificates....................S-54
FORMATION OF THE TRUST AND TRUST PROPERTY..................................S-54
ADDITIONAL INFORMATION.....................................................S-55
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-55
     General  .............................................................S-55
     Payment Dates.........................................................S-55
     Distributions.........................................................S-55
     Calculation of LIBOR..................................................S-57
     Book-Entry Registration of the Offered Certificates...................S-58
     Assignment of Rights..................................................S-61
CREDIT ENHANCEMENT.........................................................S-61
     Subordination of Subordinate Certificates.............................S-61
     Application of Realized Losses........................................S-61
     Application of Monthly Excess Cashflow Amounts........................S-62
THE POOLING AND SERVICING AGREEMENT........................................S-65
     Covenant of the Sellers to Take Certain Actions with
              Respect to the Home Equity Loans in
              Certain Situations...........................................S-65
     Assignment of Home Equity Loans.......................................S-66
     Servicing and Sub-Servicing...........................................S-67
     Removal and Resignation of Servicer...................................S-70
     The Trustee...........................................................S-70
     Reporting Requirements................................................S-70
     Removal of Trustee for Cause..........................................S-72
     Governing Law.........................................................S-72
     Amendments............................................................S-72
     Termination of the Trust..............................................S-72
     Optional Termination..................................................S-72
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-73
     REMIC Elections.......................................................S-73
ERISA CONSIDERATIONS.......................................................S-74
RATINGS....................................................................S-76
LEGAL INVESTMENT CONSIDERATIONS............................................S-77
UNDERWRITING...............................................................S-78
CERTAIN LEGAL MATTERS......................................................S-83

                                   Prospectus

                                                                           Page


SUMMARY OF PROSPECTUS.......................................................  1
RISK FACTORS................................................................  6
DESCRIPTION OF THE CERTIFICATES.............................................  9
     General................................................................. 9
     Classes of Certificates................................................ 10
     Distributions of Principal and Interest................................ 11
     Book Entry Registration................................................ 13
     List Owners of Certificates............................................ 13
THE TRUSTS.................................................................. 13
     Mortgage Loans......................................................... 14
     Contracts.............................................................. 15
     Mortgage-Backed Securities............................................. 16
     Other Mortgage Securities.............................................. 17
CREDIT ENHANCEMENT.......................................................... 17
SERVICING OF MORTGAGE LOANS AND CONTRACTS................................... 22
     Payments on Mortgage Loans............................................. 22
     Advances............................................................... 23
     Collection and Other Servicing Procedures.............................. 23
     Primary Mortgage Insurance............................................. 25
     Standard Hazard Insurance.............................................. 25
     Title Insurance Policies............................................... 26
     Claims Under Primary Mortgage Insurance Policies and Standard
         Hazard Insurance Policies; Other Realization Upon Defaulted
         Loan............................................................... 26
     Servicing Compensation and Payment of Expenses......................... 27
     Master Servicer........................................................ 27
ADMINISTRATION.............................................................. 28
     Assignment of Mortgage Assets.......................................... 28
     Evidence as to Compliance.............................................. 30
     The Trustee............................................................ 30
     Administration of the Certificate Account.............................. 31
     Reports................................................................ 32
     Forward Commitments; Pre-Funding....................................... 32
     Servicer Events of Default............................................. 32
     Rights Upon Servicer Event of Default.................................. 33
     Amendment.............................................................. 33
     Termination............................................................ 33
USE OF PROCEEDS............................................................. 34
THE DEPOSITOR................................................................34
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS................................ 34
     General................................................................ 34
     Foreclosure............................................................ 35
     Soldiers' and Sailors' Civil Relief Act................................ 40
     The Contracts.......................................................... 40
     The Title I Program.................................................... 43
LEGAL INVESTMENT MATTERS.................................................... 47
ERISA CONSIDERATIONS........................................................ 48
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................... 50
     Federal Income Tax Consequences For REMIC Certificates................. 50
     Taxation of Regular Certificates....................................... 51
     Taxation of Residual Certificates...................................... 57
     Treatment of Certain Items of REMIC Income and Expense................. 59
     Tax-Related Restrictions on Transfer of Residual Certificates.......... 61
     Sale or Exchange of a Residual Certificate............................. 63
     Taxes That May Be Imposed on the REMIC Pool............................ 63
     Liquidation of the REMIC Pool.......................................... 64
     Administrative Matters................................................. 64
     Limitations on Deduction of Certain Expenses........................... 64
     Taxation of Certain Foreign Investors.................................. 65
     Backup Withholding..................................................... 66
     Reporting Requirements................................................. 66
     Federal Income Tax Consequences for Certificates as to Which No
         REMIC Election Is Made............................................. 67
     Standard Certificates ................................................. 67
     Premium and Discount................................................... 68
     Stripped Certificates.................................................. 70
     Reporting Requirements and Backup Withholding.......................... 72
     Taxation of Certain Foreign Investors.................................. 72
     Taxation of Securities Classified as Partnership Interests............. 73
PLAN OF DISTRIBUTION........................................................ 73
LEGAL MATTERS............................................................... 73
FINANCIAL INFORMATION....................................................... 73
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS............................... A-1

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined Terms for the location of certain capitalized terms.

Issuer:                             ContiMortgage Home Equity Loan Trust 1997-3 (the "Trust").

Certificates Offered:               $1,265,000,000 Home Equity Loan Pass-Through Certificates, Series 1997-3, to
                                    be issued in the following Classes (each, a "Class") and original Certificate
                                    Principal Balances (each, a "Certificate Principal Balance"), set forth below:

                                       Initial Certificate      Pass-Through
                                        Principal Balance           Rate                       Class

                                         $130,000,000               6.42%                Class A-1 Certificates
                                         $135,000,000               6.51%                Class A-2 Certificates
                                         $215,000,000               6.68%                Class A-3 Certificates
                                         $ 73,000,000               6.82%                Class A-4 Certificates
                                         $ 71,000,000               7.01%                Class A-5 Certificates
                                         $ 36,000,000               7.13% (1)            Class A-6 Certificates
                                         $ 65,000,000               7.28% (1)            Class A-7 Certificates
                                         $ 38,600,000               7.58% (1)            Class A-8 Certificates
                                         $ 68,000,000               7.12% (1)            Class A-9 Certificates
                                         $259,200,000                   (2)              Class A-10 Certificates
                                               $0 (3)               8.50%                Class A-11IO Certificates
                                         $ 54,337,000               7.31% (1)            Class M-1F Certificates
                                         $ 25,600,000                   (4)              Class M-1A Certificates
                                         $ 49,613,000               7.55% (1)            Class M-2F Certificates
                                         $ 20,000,000                   (5)              Class M-2A Certificates
                                         $  9,450,000               7.89% (1)            Class B-1F Certificates
                                         $ 15,200,000                   (6)              Class B-1A Certificates

                                    (1) The Pass-Through Rate with respect to the Class A-6, Class A-7, Class A-8,
                                    Class A-9, Class M-1F, Class M-2F and Class B-1F Certificates will on any
                                    Payment Date equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the weighted average Coupon Rate of the Home Equity Loans in the Fixed Rate Group less the sum of approximately (a) 0.51% per annum and (b)
                                    for the first 30 Payment Dates, the product of (x) 8.50% per annum and (y) the
                                    Class A-11IO Notional Principal Amount divided by the Loan Balance of the Home
                                    Equity Loans in the Fixed Rate Group, or thereafter, zero.

                                    (2) On each Payment Date, the Class A-10 Pass-Through Rate will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the
                                    Clean-Up Call Date (as defined herein), LIBOR plus 0.21% per annum and for any
                                    Payment Date thereafter, LIBOR plus 0.42% per annum, and (y) the weighted average of the Coupon Rates on the Home Equity Loans in the Adjustable Rate
                                    Group, less approximately 1.01% per annum (the rate described in this clause
                                    (y) the "Adjustable Rate Group Available Funds Cap").

                                    (3) Interest will be calculated on the Class A-11IO Certificates on each
                                    Payment Date on the basis of a "Notional Principal Amount" equal to, for the first 30 Payment Dates the outstanding Certificate Principal Balance of the
                                    Class A-9 Certificate, as of the first day of the related Remittance Period and, thereafter, zero. Reference to the Notional Principal Amount of the Class
                                    A-11IO Certificates is solely for convenience on certain calculations and does not represent the right to receive any distribution allocable to principal.

                                    (4) On each Payment Date, the Class M-1A Pass-Through Rate will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the
                                    Clean-Up Call Date, LIBOR plus 0.34% per annum and for any Payment Date thereafter, LIBOR plus 0.51% per annum and (y) the Adjustable Rate Group
                                    Available Funds Cap.

                                    (5) On each Payment Date, the Class M-2A Pass-Through Rate will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the
                                    Clean-Up Call Date, LIBOR plus 0.58% per annum and for any Payment Date thereafter, LIBOR plus 0.87% per annum and (y) the Adjustable Rate Group
                                    Available Funds Cap.


                                    S-1


                                    (6) On each Payment Date, the Class B-1A Pass-Through Rate will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the
                                    Clean-Up Call Date, LIBOR plus 1.00% per annum and for any Payment Date thereafter, LIBOR plus 1.50% per annum and (y) the Adjustable Rate Group
                                    Available Funds Cap.

                                    The "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3
                                    Certificates," the "Class A-4 Certificates," the "Class A-5 Certificates," the
                                    "Class A-6 Certificates," the "Class A-7 Certificates," the "Class A-8
                                    Certificates," the "Class A-9 Certificates," the "Class A-10 Certificates" and
                                    the "Class A-11IO Certificates" are collectively referred to herein as the "Class
                                    A Certificates." The Class M-1F Certificates and the Class M-1A Certificates are
                                    collectively referred to as the "Class M-1 Certificates". The Class M-2F
                                    Certificates and the Class M-2A Certificates are collectively referred to as the
                                    "Class M-2 Certificates". The Class M-1 Certificates and the Class M-2
                                    Certificates are collectively referred to as the "Mezzanine Certificates". The
                                    Class B-1F Certificates and the Class B-1A Certificates are collectively referred to as the "Class B Certificates". The Mezzanine Certificates and the Class B
                                    Certificates are collectively referred to as the "Subordinate Certificates". The
                                    Class A Certificates and the Subordinate Certificates are collectively referred to as the "Offered Certificates".

                                    In addition, the Class A Certificates (other than the Class A-10 Certificates), the Class M-1F Certificates, the Class M-2F Certificates and the Class B-1F
                                    Certificates are collectively referred to as the "Fixed Rate Group
                                    Certificates" and the Class A-10 Certificates, the Class M-1A Certificates, the
                                    Class M-2A Certificates and the Class B-1A Certificates are collectively referred to herein as the "Adjustable Rate Group Certificates".

                                    The initial aggregate Certificate Principal Balance of the Subordinate
                                    Certificates related to the Fixed Rate Group will equal 12% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates
                                    and the initial aggregate Certificate Principal Balance of the Subordinate
                                    Certificates related to the Adjustable Rate Group will equal 19% of the initial aggregate Certificate Principal Balance of the Adjustable Rate Group
                                    Certificates.

                                    The Subordinate Certificates are subordinate in right of distribution to the related Class A Certificates to the extent described herein. The Class M-1
                                    Certificates are subordinate to the related Class A Certificates to the extent described herein. The Class M-2 Certificates are subordinate to the related
                                    Class A Certificates and the related Class M-1 Certificates to the extent described herein. The Class B Certificates are subordinate to the related Class
                                    A Certificates and the related Mezzanine Certificates to the extent described herein.

                                    On any date after the Closing Date, the "Aggregate Certificate Principal
                                    Balance" is the sum of the Certificate Principal Balance of all Classes of the
                                    Offered Certificates. The Aggregate Certificate Principal Balance for a
                                    particular Home Equity Loan Group is the sum of the Certificate Principal
                                    Balances of all Classes of the Offered Certificates (other than the Class
                                    A-11IO Certificates) relating to such Group.

Depositor:                          ContiSecurities Asset Funding Corp. (the "Depositor"), a Delaware corporation.

Servicer:                           ContiMortgage Corporation (the "Servicer"), a Delaware corporation.

Sellers:                            ContiMortgage Corporation, a Delaware corporation and ContiWest Corporation, a Nevada corporation (each a "Seller" and collectively, the "Sellers").

Originator:                         ContiMortgage Corporation (the "Originator"), a Delaware corporation.


                                    S-2


Trustee:                            Manufacturers and Traders Trust Company (the "Trustee"), a New York banking corporation.

Cut-Off Date:                       As of the close of business on May 31, 1997.

Statistical Calculation Date:       As of the close of business on May 9, 1997.

Closing Date:                       On or about June 12, 1997.

Description of
the Certificates:                   The Home Equity Loan Pass-Through Certificates (the "Certificates") will consist of the Offered Certificates, the Class C Certificates and a residual class for each REMIC held by the Trust (the "Class R Certificates"; and
                                    collectively with the Class C Certificates, the "Retained Certificates"). The
                                    Certificates will be issued pursuant to a Pooling and Servicing Agreement (the
                                    "Pooling and Servicing Agreement") to be dated as of June 1, 1997, among the
                                    Depositor, the Sellers, the Servicer and the Trustee. Only the Offered
                                    Certificates will be offered hereby.

Denominations:                      The Offered Certificates are issuable in book entry form in minimum original principal amounts of $1,000 and integral multiples thereof.

The Home Equity Loans:              Unless otherwise noted, all statistical percentages in this Prospectus
                                    Supplement are approximate and measured by the aggregate principal balance (the
                                    "Loan Balance") of the home equity loans in the Trust (the "Home Equity
                                    Loans"), in relation to the Home Equity Loans in the applicable Home Equity
                                    Loan Group or of all of the Home Equity Loans in the Trust (the "Original
                                    Aggregate Loan Balance"), in each case as of the Statistical Calculation Date.
                                    See "Additional Information" in this Prospectus Supplement. The Home Equity
                                    Loans will consist of fixed and adjustable rate conventional home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages (the "Mortgages"). The properties securing the Home Equity Loans (the "Properties") are located in 47 states and the District of Columbia and consist primarily of single-family residences
                                    (which may be attached, detached, part of a two-to-four family dwelling, a condominium unit or a unit in a planned unit development) and also include mixed use properties and manufactured housing. The Properties may be owner-occupied or non-owner occupied investment properties. No Combined
                                    Loan-to-Value Ratio (based upon appraisals made at the time of origination)
                                    exceeded 100% as of the Statistical Calculation Date. The Home Equity Loans are
                                    not insured by either primary or pool mortgage insurance policies. The Home
                                    Equity Loans are not guaranteed by the Sellers or any affiliate thereof. The
                                    Home Equity Loans will be serviced by the Servicer generally in accordance with the standards and procedures required by FannieMae for FannieMae mortgage-backed securities.

                                    Fixed Rate Group. As of the Statistical Calculation Date, the average Loan
                                    Balance of the Home Equity Loans in the Fixed Rate Group was $60,303.92; the
                                    interest rates (the "Coupon Rates") of such Home Equity Loans ranged from 7.63%
                                    to 18.99%; the weighted average Loan-to-Value Ratio of such Home Equity Loans was 72.55%; the weighted average Combined Loan-to-Value Ratio of such Home
                                    Equity Loans was 75.77%; the weighted average Coupon Rate of such Home Equity
                                    Loans was 11.54%; and the weighted average remaining term to maturity of such
                                    Home Equity Loans was 220.08 months. The remaining terms to maturity as of the
                                    Statistical Calculation Date of the Home Equity Loans in the Fixed Rate Group
                                    ranged from 54 months to 360 months. The maximum Loan Balance of the Home
                                    Equity Loans in the Fixed Rate Group as of the

                                    S-3


                                    Statistical Calculation Date was $406,250.00. Home Equity Loans in the Fixed
                                    Rate Group containing "balloon" payments represented not more than 52.03% of the Loan Balance of the Fixed Rate Group. No Home Equity Loan in the Fixed Rate
                                    Group will mature later than June 1, 2027. 9,699 of the Home Equity Loans in the Fixed Rate Group are secured by first mortgages representing 92.98% of the
                                    Loan Balance of the Fixed Rate Group and 1,396 of the Home Equity Loans in the
                                    Fixed Rate Group are secured by second lien mortgages representing in the aggregate 7.02% of the Loan Balance of the Fixed Rate Group. As a percentage of the Loan Balance of the Fixed Rate Group, 85.82% were secured by mortgages on single-family detached dwellings, 2.89% by mortgages on single-family attached dwellings, 7.37% by mortgages on two-to-four family dwellings, 0.56% by condominiums, 1.75% by manufactured housing and 1.61% by other types of dwellings. See "The Home Equity Loan Pool -- Home Equity Loans -- Fixed Rate
                                    Group" herein.

                                    Adjustable Rate Group. As of the Statistical Calculation Date, the average Loan
                                    Balance of the Home Equity Loans in the Adjustable Rate Group was $80,398.61;
                                    the Coupon Rates of such Home Equity Loans ranged from 5.99% to 15.10%; the weighted average Loan-to-Value Ratio of such Home Equity Loans was 75.11%; the weighted average Coupon Rate of such Home Equity Loans was 10.19%; and the weighted average remaining term to maturity of such Home Equity Loans was
                                    357.75 months. The remaining terms to maturity as of the Statistical
                                    Calculation Date of the Home Equity Loans in the Adjustable Rate Group ranged from 117 months to 360 months. The maximum Loan Balance of the Home Equity
                                    Loans in the Adjustable Rate Group as of the Statistical Calculation Date was
                                    $431,053.02. No Home Equity Loan in the Adjustable Rate Group will mature later than June 15, 2027. All of the Home Equity Loans in the Adjustable Rate Group
                                    are secured by first mortgages. As a percentage of the Loan Balance of the
                                    Adjustable Rate Group, 88.63% were secured by mortgages on single-family detached dwellings, 0.67% by mortgages on single-family attached dwellings,
                                    4.09% by mortgages on two-to-four family dwellings, 1.36% by condominiums,
                                    2.42% by manufactured housing and 2.83% by other types of dwellings. See "The
                                    Home Equity Loan Pool -- Home Equity Loans -- Adjustable Rate Group" herein.

                                    All of the Home Equity Loans in the Adjustable Rate Group have maximum Coupon
                                    Rates. The weighted average maximum Coupon Rate of the Home Equity Loans in the
                                    Adjustable Rate Group is 16.45%, with maximum Coupon Rates that range from approximately 11.99% to 22.10%. The Home Equity Loans in the Adjustable Rate
                                    Group have a weighted average gross margin as of the Statistical Calculation
                                    Date of 6.51%. The gross margin for the Home Equity Loans in the Adjustable
                                    Rate Group ranges from 0% to 10.75%.

                                    Approximately $127,829,808.91 or 52.65% of the Home Equity Loans in the
                                    Adjustable Rate Group by aggregate Loan Balance as of the Statistical
                                    Calculation Date bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR (the "Six-Month LIBOR
                                    Loans"). The Six-Month LIBOR Loans have periodic reset caps ranging from 1% to
                                    2%.

                                    Approximately $98,756,977.02 or 40.67% of the Home Equity Loans in the
                                    Adjustable Rate Group by aggregate Loan Balance as of the Statistical
                                    Calculation Date bear interest at a fixed rate for two years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month LIBOR Loans (as described above) (the "2/28 Loans"). After the first adjustment, the 2/28 Loans have periodic reset caps ranging from 1% to
                                    3%.

                                    S-4


                                    Approximately $16,217,031.17 or 6.68% of the Home Equity Loans in the
                                    Adjustable Rate Group by aggregate Loan Balance as of the Statistical
                                    Calculation Date bear interest at a fixed rate for three years after origination and thereafter have periodic adjustments at frequencies in the same manner as the Six-Month LIBOR Loans (as described above) (the "3/27 Loans").
                                    After the first adjustment, the 3/27 Loans have periodic reset caps ranging from 1% to 1.5%.

Final Scheduled
Payment Dates:                      The Final Scheduled Payment Dates for each of the respective Classes of
                                    Offered Certificates are as follows, although it is anticipated that the actual final Payment Date for each Class (other than the Class A-11IO Certificates)
                                    will occur earlier than the Final Scheduled Payment Date. See "Prepayment and
                                    Yield Considerations" herein.

                                                                                   Final Scheduled
                                        Class                                       Payment Date
                                        -----                                       ------------
                                    Class A-1 Certificates:                        April 15, 2007
                                    Class A-2 Certificates:                        May 15, 2012
                                    Class A-3 Certificates:                        May 15, 2012
                                    Class A-4 Certificates:                        May 15, 2012
                                    Class A-5 Certificates:                        August 15, 2013
                                    Class A-6 Certificates:                        March 15, 2015
                                    Class A-7 Certificates:                        May 15, 2024
                                    Class A-8 Certificates:                        August 15, 2028
                                    Class A-9 Certificates:                        August 15, 2028
                                    Class A-10 Certificates:                       August 15, 2028
                                    Class A-11IO Certificates:                     December 15, 1999
                                    Class M-1F Certificates:                       August 15, 2028
                                    Class M-1A Certificates:                       August 15, 2028
                                    Class M-2F Certificates:                       August 15, 2028
                                    Class M-2A Certificates:                       August 15, 2028
                                    Class B-1F Certificates:                       August 15, 2028
                                    Class B-1A Certificates:                       August 15, 2028

Distributions--General:             On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day, commencing July 15, 1997 (each such day being a "Payment Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cashflow priorities hereinafter described, to distribute to the Owners of the Fixed Rate Group Certificates of record as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and to the Owner of the Adjustable Rate Group
                                    Certificates of record as of the day immediately preceding such Payment Date
                                    (each such date, the "Record Date") the applicable "Class Distribution Amount"
                                    which shall be the sum of (x) the related Current Interest, (y) the related Interest
                                    Carry Forward Amount and (z) the related Principal Distribution Amount (each as defined below).

                                    For each Payment Date, interest due with respect to the Fixed Rate Group
                                    Certificates will be interest which has accrued on the related Certificate
                                    Principal Balance during the calendar month immediately preceding the month in which such Payment Date occurs. The interest due with respect to the Adjustable
                                    Rate Group Certificates will be the interest which has accrued thereon at the applicable Pass-Through Rate from the preceding Payment Date (or from the
                                    Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. Each period referred to above relating to the

                                    S-5


                                    accrual of interest is the "Accrual Period" for the related Class of Offered
                                    Certificates. All calculations of interest on the Fixed Rate Group Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Adjustable Rate Group Certificates will be made on the basis of the actual number of days elapsed in the related
                                    Accrual Period and a year of 360 days.

                                    A "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

Interest:                           On each Payment Date the Interest Remittance Amount with respect to each
                                    Home Equity Loan Group will be distributed in the following order of priority:

                                    First, to the Trustee, the Trustee Fee;

                                    Second, to the Owners of the Class A Certificates (including the Class A-11IO
                                    Certificates) related to such Home Equity Loan Group, the related Current
                                    Interest plus the Interest Carry Forward Amount with respect to each Class of
                                    Class A Certificates without any priority among such Class A Certificates;
                                    provided, that if the Interest Remittance Amount less the amount paid to the
                                    Trustee as the Trustee Fee (such amount, the "Interest Amount Available") is not sufficient to make a full distribution of interest with respect to all
                                    Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

                                    Third, to the extent of the Interest Amount Available with respect to such Home
                                    Equity Loan Group then remaining, to the Owners of the Class M-1 Certificates related to such Home Equity Loan Group, the related Current Interest;

                                    Fourth, to the extent of the Interest Amount Available with respect to such
                                    Home Equity Loan Group then remaining, to the Owners of the Class M-2
                                    Certificates related to such Home Equity Loan Group, the related Current
                                    Interest;

                                    Fifth, to the extent of the Interest Amount Available with respect to such Home
                                    Equity Loan Group then remaining, to the Owners of the Class B Certificates related to such Home Equity Loan Group, the related Current Interest; and

                                    Sixth, the amount, if any, of the Interest Amount Available remaining in the
                                    Certificate Account with respect to such Home Equity Loan Group after application with respect to the priorities set forth above is defined for such
                                    Home Equity Loan Group as the "Monthly Excess Interest Amount" for such Payment
                                    Date and shall be applied as described below under "Credit Enhancement-
                                    Application of Monthly Excess Cashflow Amounts" in this Summary of Terms.

                                    "Current Interest" with respect to each Class of Offered Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the preceding Accrual Period on the Certificate Principal Balance (or
                                    the Notional Principal Amount with respect to the Class A-11IO Certificates) of the related Class of Offered Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of the Offered Certificates prior to such Payment Date.


                                     S-6


                                    "Interest Remittance Amount" means, with respect to each Home Equity Loan
                                    Group, as of any Monthly Remittance Date, the sum, without duplication, of (i)
                                    all interest due during the related Remittance Period on the Home Equity Loans in such Home Equity Loan Group (less the Servicing Fee), (ii) all Compensating
                                    Interest paid by the Servicer on such Monthly Remittance Date with respect to such Home Equity Loan Group and (iii) the portion of any Substitution Amount,
                                    Loan Purchase Price or Net Liquidation Proceeds relating to interest with respect to such Home Equity Loan Group.

                                    The "Interest Carry Forward Amount" with respect to any Class of the Offered
                                    Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and all prior unpaid Interest Carry
                                    Forward Amounts for such Class as of the immediately preceding Payment Date exceeded (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Offered Certificates on such immediately preceding Payment Date plus (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class of Offered Certificates.

Principal:                          With respect to each Home Equity Loan Group and on each Payment Date (a)
                                    before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect with respect to such Home Equity Loan Group, Owners of the Class
                                    A Certificates (other than the Class A-11IO Certificates) will be entitled to receive payment of 100% of the Principal Distribution Amount with respect to such Home Equity Loan Group for such Payment Date as follows:  in the case of the Fixed Rate Group only, first, to the Owners of the Class A-9 Certificates, the Class A-9 Lockout Distribution Amount and then sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group (other than the Class A-11IO Certificates), in the order of their numerical Class designation until the Certificate Principal Balance of each such Class of Class A
                                    Certificates has been reduced to zero and in the case of the Adjustable Rate
                                    Group Certificates, to the Owners of the Class A-10 Certificates until the Class
                                    A-10 Certificate Principal Balance has been reduced to zero.

                                    Notwithstanding the foregoing, in the event that on any Payment Date on or after the Stepdown Date in which a Trigger Event is in effect with respect to a
                                    Home Equity Loan Group the Owners of the related Class(es) of Class A
                                    Certificates will be entitled to receive 100% of the Principal Distribution
                                    Amount until the Stepped Up Enhancement Level is met. Once the Certificate
                                    Principal Balance of all of the Class A Certificates related to such Home
                                    Equity Loan Group has been reduced to zero, the Owners of the related Class of
                                    Class M-1 Certificates will be entitled to receive 100% of the Principal
                                    Distribution Amount with respect to such Home Equity Loan Group for such
                                    Payment Date until the Stepped Up Enhancement Level is met. Similarly if the
                                    Certificate Principal Balance of the related Class M-1 Certificates has been reduced to zero, the Owners of the related Class of Class M-2 Certificates will be entitled to receive 100% of the related Principal Distribution Amount until the Stepped Up Enhancement Level is met. Finally, if the Certificate Principal
                                    Balance of the related Class of Class M-2 Certificates has been reduced to zero, the Owners of the related Class of Class B-1 Certificates will be entitled to receive 100% of the related Principal Distribution Amount until the
                                    Stepped Up Enhancement Level is met.

                                    With respect to each Home Equity Loan Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Trigger Event is not in effect with respect to such Home Equity Loan Group, the Owners of all Classes of the Offered Certificates (other than the Class A-11IO Certificates) will

                                    S-7


                                    be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to such Home Equity Loan Group as follows:

                                    First, in the case of the Fixed Rate Group, the lesser of (x) the Principal
                                    Distribution Amount and (y) the Class A Principal Distribution Amount with respect to such Home Equity Loan Group shall be distributed to the Owners of the Class A-9 Certificates, in an amount equal to the Class A-9 Lockout
                                    Distribution Amount, with the remainder paid sequentially to the Owners of each
                                    Class of the Class A Certificates related to the Fixed Rate Group (other than the Class A-11IO Certificates), in the order of their numerical Class designation until the Certificate Principal Balance of each such Class of Class
                                    A Certificates has been reduced to zero; and in the case of the Adjustable Rate
                                    Group, the lesser of (x) the Principal Distribution Amount with respect to such
                                    Home Equity Loan Group and (y) the Class A Principal Distribution Amount with respect to such Home Equity Loan Group shall be distributed to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero;

                                    Second, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Home Equity Loan Group over (ii) the amount distributed to the Owners of the related Class A Certificates in clause First above and (y)
                                    the Class M-1 Principal Distribution Amount with respect to such Home Equity
                                    Loan Group shall be distributed to the Owners of the related Class M-1
                                    Certificates, until the related Class M-1 Certificate Principal Balance has been reduced to zero;

                                    Third, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Home Equity Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates in clause First above and the amount distributed to the Owners of the related Class M-1
                                    Certificates in clause Second above and (y) the Class M-2 Principal
                                    Distribution Amount with respect to such Home Equity Loan Group shall be distributed to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Principal Balance has been reduced to zero;

                                    Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Home Equity Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the related Class
                                    M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the related Class M-2 Certificates pursuant to clause Third above and (y) the Class B Principal Distribution Amount with respect to such Home
                                    Equity Loan Group shall be distributed to the Owners of the related Class B
                                    Certificates, until the related Class B Certificate Principal Balance has been reduced to zero; and,

                                    Fifth, any amount of the Principal Remittance Amount with respect to such Home
                                    Equity Loan Group remaining after making all of the distributions in clauses
                                    First, Second, Third and Fourth above shall be included as part of the Monthly
                                    Excess Cashflow Amount with respect to such Home Equity Loan Group and shall be applied as described below under "Credit Enhancement-Application of Monthly
                                    Excess Cashflow Amounts" in this Summary of Terms.

                                    The Class A Certificates in the Fixed Rate Group (other than the Class A-9
                                    Certificates and the Class A-11IO Certificates) are "sequential pay" classes such

                                    S-8


                                    that the Owners of the Class A-8 Certificates will receive no payments of principal until the Class A-7 Certificate Principal Balance is reduced to zero, the Owners of the Class A-7 Certificates will receive no payments of principal until the Class A-6 Certificate Principal Balance is reduced to zero, the
                                    Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance is reduced to zero, the
                                    Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the
                                    Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the
                                    Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero;
                                    provided, however, that on any Payment Date on which the sum of the Certificate
                                    Principal Balance of the Subordinate Certificates related to the Fixed Rate
                                    Group and the Overcollateralization Amount related to the Fixed Rate Group is zero, any amounts of principal payable to the Owners of the Class A
                                    Certificates in the Fixed Rate Group on such Payment Date shall be distributed pro rata and not sequentially.

                                    The Class A-11IO Certificates are interest-only Certificates and are not entitled to receive distributions of principal.

                                    The Owners of the Class A-9 Certificates are entitled to receive payments of the Class A-9 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-8 Certificate Principal Balance is zero, the
                                    Owners of the Class A-9 Certificates will be entitled to receive the entire
                                    Class A Principal Distribution Amount for such Payment Date.

                                    In addition to the following definitions, the above discussion makes use of a number of defined terms which are defined under "Description of the Offered
                                    Certificates -- Distributions" herein.

                                    "Principal Distribution Amount" means, with respect to either Home Equity Loan
                                    Group and as of any Payment Date, the sum of (i) the Principal Remittance
                                    Amount with respect to such Home Equity Loan Group (minus, for Payment Dates occurring on and after the related Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount with respect to such
                                    Home Equity Loan Group, if any) and (ii) the Extra Principal Distribution
                                    Amount with respect to such Home Equity Loan Group, if any.

                                    The "Class A-9 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-9 Lockout Percentage for such Payment
                                    Date and (ii) the Class A-9 Lockout Pro Rata Distribution Amount for such
                                    Payment Date.

                                    S-9


                                    The "Class A-9 Lockout Percentage" for each Payment Date shall be as follows:

                                         Payment Dates                                  Lockout Percentage
                                         -------------                                  ------------------
                                    July 1997 - June 2000                                         0%
                                    July 2000 - June 2002                                        45%
                                    July 2002 - June 2003                                        80%
                                    July 2003 - June 2004                                        100%
                                    July 2004 and thereafter                                     300%

                                    The "Class A-9 Lockout Pro Rata Distribution Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-9 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate
                                    Certificate Principal Balance of all Classes of the Class A Certificates
                                    relating to the Fixed Rate Group immediately prior to such Payment Date and (y)
                                    the Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date.

                                    The "Remittance Period" with respect to any Monthly Remittance Date is the calendar month immediately preceding the calendar month in which the Monthly
                                    Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the
                                    Certificate Account, which is the 10th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in the month following the month in which the Closing Date occurs.

                                    A "Liquidated Home Equity Loan" is, in general, a defaulted Home Equity Loan as to which the Servicer has determined that all amounts that it expects to recover on such Home Equity Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                    "Principal Remittance Amount" means for a Home Equity Loan Group and as of any
                                    Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer on the Home Equity Loans in such Home Equity
                                    Loan Group during the related Remittance Period, (ii) the Loan Balance of each
                                    Home Equity Loan in such Home Equity Loan Group that was repurchased from the
                                    Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in such Home Equity Loan Group during the related
                                    Remittance Period, and (iv) all Net Liquidation Proceeds actually collected by the Servicer during the related Remittance Period with respect to Home Equity
                                    Loans in such Home Equity Loan Group (to the extent such Net Liquidation
                                    Proceeds related to principal).

                                    A "Trigger Event" has occurred with respect to a Home Equity Loan Group on a
                                    Payment Date if the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds one-half of the related Senior Enhancement Percentage;
                                    provided, that if the Certificate Principal Balance of the Class A Certificates
                                    with respect to a Home Equity Loan Group has been reduced to zero, a Trigger
                                    Event will have occurred if the three-month rolling average of 60+ Day
                                    Delinquent Loans equals or exceeds 13.0% with respect to the Fixed Rate Group or 25.0% with respect to the Adjustable Rate Group. Notwithstanding the foregoing, a Trigger Event will not be in effect if the Stepped Up Enhancement
                                    Level on the related Class(es) of Certificates has been met.

                                    S-10


                                    "Stepdown Date" means with respect to a Home Equity Loan Group the earlier to occur of (i) the later to occur of (x) the Payment Date in July 2000 and (y)
                                    the first Payment Date on which the related Senior Enhancement Percentage
                                    (after taking into account distributions of principal on such Payment Date) is greater than or equal to the related Senior Specified Enhancement Percentage and (ii) the Payment Date on which the Certificate Principal Balance of the
                                    Class A Certificates related to such Home Equity Loan Group has been reduced to zero.

                                    "Class A Principal Distribution Amount" means with respect to a Home Equity
                                    Loan Group as of any Payment Date (a) prior to the related Stepdown Date or with respect to which a Trigger Event is in effect for such Home Equity Loan
                                    Group, the lesser of (i) 100% of the Principal Distribution Amount for such
                                    Home Equity Loan Group and (ii) the aggregate Certificate Principal Balance of the related Class A Certificates and (b) on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Home Equity Loan
                                    Group, the positive difference, if any, of the excess of (x) the aggregate
                                    Certificate Principal Balance of the Class A Certificates related to such Home
                                    Equity Loan Group immediately prior to such Payment Date over (y) the lesser of
                                    (A) the product of (i) 74% in the case of the Fixed Rate Group and 50% in the case of the Adjustable Rate Group and (ii) the outstanding Loan Balance of the
                                    Home Equity Loans in such Home Equity Loan Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the
                                    Home Equity Loans in such Home Equity Loan Group as of the last day of the related Remittance Period minus $4,725,000 for the Fixed Rate Group and
                                    $1,600,000 for the Adjustable Rate Group.

                                    "Class M-1 Principal Distribution Amount" means with respect to a Home Equity
                                    Loan Group and as of any Payment Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect for such Home Equity Loan Group, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to such Home Equity Loan Group (after taking into account the payment of the related Class A Principal Distribution Amount on such Payment Date) and (ii)
                                    the related Class M-1 Certificate Principal Balance immediately prior to such
                                    Payment Date over (y) the lesser of (A) the product of (i) 85.5% in the case of the Fixed Rate Group and 70% in the case of the Adjustable Rate Group and (ii)
                                    the outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan
                                    Group as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan
                                    Group as of the last day of the related Remittance Period minus $4,725,000 for the Fixed Rate Group and $1,600,000 for the Adjustable Rate Group.

                                    "Class M-2 Principal Distribution Amount" means with respect to a Home Equity
                                    Loan Group and as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect for such Home Equity Loan Group, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of the Class A Certificates related to such Home
                                    Equity Loan Group (after taking into account the payment of the related Class A
                                    Principal Distribution Amount on such Payment Date), (ii) the related Class M-1
                                    Certificate Principal Balance (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Payment Date) and (iii)
                                    the related Class M-2 Certificate Principal Balance immediately prior to such
                                    Payment Date over (y) the lesser of (A) the product of (i) 96% in the case of the Fixed Rate Group and 85.625% in the case of the Adjustable Rate Group and
                                    (ii) the outstanding aggregate Loan Balance of the Home Equity Loans in such
                                    Home

                                    S-11


                                    Equity Loan Group as of the last day of the related Remittance Period and (B)
                                    the aggregate outstanding Loan Balance of the Home Equity Loans in such Home
                                    Equity Loan Group as of the last day of the related Remittance Period minus
                                    $4,725,000 for the Fixed Rate Group and $1,600,000 for the Adjustable Rate
                                    Group.

                                    "Class B Principal Distribution Amount" means with respect to a Home Equity
                                    Loan Group and as of any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect for such Home Equity Loan Group, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate
                                    Certificate Principal Balance of the Class A Certificates related to such Home
                                    Equity Loan Group (after taking into account the payment of the related Class A
                                    Principal Distribution Amount on such Payment Date), (ii) the related Class M-1
                                    Certificate Principal Balance (after taking into account the payment of the related Class M-1 Principal Distribution Amount on such Payment Date), (iii)
                                    the related Class M-2 Certificate Principal Balance (after taking into account the payment of the related Class M-2 Principal Distribution Amount on such date) and (iv) the related Class B Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 98% in the case of the Fixed Rate Group and 97.5% in the case of the Adjustable Rate
                                    Group and (ii) the outstanding aggregate Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the last day of the related Remittance
                                    Period and (B) the aggregate outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the last day of the related Remittance
                                    Period minus $4,725,000 for the Fixed Rate Group and $1,600,000 for the
                                    Adjustable Rate Group.

                                    "Overcollateralization Amount" means with respect to a Home Equity Loan Group and as of any Payment Date the positive difference, if any, between (x) the
                                    Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the last day of the immediately preceding Remittance Period and (y) the Certificate
                                    Principal Balance of all Classes of Offered Certificates related to such Home
                                    Equity Loan Group (after taking into account all distributions of principal on such Payment Date).

                                    "Senior Enhancement Percentage" with respect to a Home Equity Loan Group for any Payment Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates related to such Home Equity Loan Group and (ii) the Overcollateralization Amount, in
                                    each case after taking into account the distribution of the related Principal
                                    Distribution Amount on such Payment Date by (y) the aggregate Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the last day of the related Remittance Period.

                                    "Senior Specified Enhancement Percentage" on any date of determination thereof means 26% with respect to the Fixed Rate Group and 50% with respect to the
                                    Adjustable Rate Group.

                                    "Extra Principal Distribution Amount" means, for a Home Equity Loan Group and as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount for such Home Equity Loan Group and Payment Date and (y) the
                                    Overcollateralization Deficiency for such Home Equity Loan Group and Payment
                                    Date.

                                    "Overcollateralization Deficiency" means, for a Home Equity Loan Group and as of any Payment Date, the excess, if any, of (x) the Targeted
                                    Overcollateralization Amount for such Home Equity Loan Group and Payment

                                    S-12


                                    Date over (y) the Overcollateralization Amount for such Home Equity Loan Group and Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Certificate Principal Balance of all
                                    Classes of the Offered Certificates related to such Home Equity Loan Group resulting from the distribution of the related Principal Remittance Amount (but not the related Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any related Applied Realized Loss Amount on such
                                    Payment Date.

                                    "Overcollateralization Release Amount" means, for a Home Equity Loan Group and as of any Payment Date, the lesser of (x) the related Principal Remittance
                                    Amount for such Payment Date and (y) the excess of (i) the related
                                    Overcollateralization Amount for such Payment Date, assuming that 100% of the related Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Offered Certificates related to such Home Equity
                                    Loan Group and (ii) the Targeted Overcollateralization Amount for such Home
                                    Equity Loan Group and Payment Date.

                                    "Targeted Overcollateralization Amount" means, for a Home Equity Loan Group and as of any Payment Date, (x) prior to the related Stepdown Date, 1% of the initial Certificate Principal Balance of the Offered Certificates related to such Home Equity Loan Group and (y) on and after the related Stepdown Date and assuming a Trigger Event for such Home Equity Loan Group is not in effect, the greater of (i) in the case of the Fixed Rate Group, 2% of the aggregate outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan
                                    Group or in the case of the Adjustable Rate Group, 2.5% of the aggregate outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan
                                    Group in each case, as of the last day of the related Remittance Period and
                                    (ii) $4,725,000 in the case of the Fixed Rate Group and $1,600,000 in the case of the Adjustable Rate Group. If a Trigger Event is in effect for such Home
                                    Equity Loan Group on and after the related Stepdown Date, the related Targeted
                                    Overcollateralization Amount shall be equal to the Targeted
                                    Overcollateralization Amount for the immediately preceding Payment Date.
                                    Notwithstanding the foregoing, upon the occurrence and during the continuance of a "Cumulative Realized Loss Trigger Event" (as defined in the Pooling and
                                    Servicing Agreement), the Targeted Overcollateralization Amount for the Fixed
                                    Rate Group shall be $22,680,000 and for the Adjustable Rate Group shall be
                                    $8,480,000.

                                    "Stepped Up Enhancement Level" means, for any Home Equity Loan Group and any
                                    Class or Classes of Certificates as of any Payment Date two times the amount of the rolling three-month average of 60+ Day Delinquent Loans with respect to such Home Equity Loan Group.

                                    "Preference Amount" means any amount previously distributed to an Owner on an
                                    Offered Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States
                                    Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Monthly Servicing Fee:              The Servicer is entitled to a fee (the "Servicing Fee") equal to
                                    0.50% per annum (subject to certain limitations described in the Pooling and
                                    Servicing Agreement), payable monthly at one-twelfth the annual rate, of the then outstanding principal amount of each Home Equity Loan as of the first day of each calendar month.


Credit Enhancement:                 The Credit Enhancement provided for the benefit of the Owners of the Offered
                                    Certificates consists of the subordination of the related Subordinate Certificates

                                    S-13


                                    to the related Class A Certificates, the further subordination within the
                                    Subordinate Certificates, the priority of application of Realized Losses, the application of Monthly Excess Cashflow Amounts and the crosscollateralization feature of the Trust.

                                    Subordination of Subordinate Certificates. The rights of the Owners of the
                                    Subordinate Certificates and the Retained Certificates to receive distributions with respect to the Home Equity Loans in a particular Home Equity Loan Group will be subordinated, to the extent described herein, to such rights of the
                                    Owners of the Class A Certificates related to such Home Equity Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the
                                    Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against such Home Equity Loan Group.

                                    The protection afforded to the Owners of the Class A Certificates by means of the subordination of the related Subordinate Certificates and the Retained
                                    Certificates will be accomplished by the preferential right of the Owners of the Class A Certificates to receive, prior to any distribution being made on a
                                    Payment Date in respect of such Subordinate Certificates and such Retained
                                    Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the
                                    Owners of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and such Retained Certificates.

                                    In addition, the rights of the Owners of the Class M-2, Class B and Retained
                                    Certificates issued with respect to a Home Equity Loan Group to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A and Class M-1 Certificates. This
                                    subordination is intended to enhance the likelihood of regular receipt by the
                                    Owners of the related Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such
                                    Owners with protection against Realized Losses.

                                    The rights of the Owners of the Class B and Retained Certificates issued with respect to a Home Equity Loan Group to receive distributions will be subordinated in the same manner to such rights of the Owners of the related
                                    Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the related Retained Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

                                    Application of Realized Losses. The Pooling and Servicing Agreement provides that if a Home Equity Loan becomes a Liquidated Loan during a Remittance
                                    Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses which occur in a Home Equity Loan Group will, in effect, be absorbed first, by the related
                                    Retained Certificates (both through the application of the Monthly Excess
                                    Interest Amount to fund such deficiency and through a potential reduction in the related Overcollateralization Amount), second, by the Owners of the related
                                    Class B Certificates, third, by the Owners of the related Class M-2
                                    Certificates, and, fourth, by the Owners of the related Class M-1 Certificates.

                                    To the extent that a Home Equity Loan Group experiences Realized Losses, such
                                    Realized Losses will reduce the aggregate outstanding Loan Balance of the Home
                                    Equity Loans in such Home Equity Loan Group (i.e, a reduction in the collateral

                                    S-14


                                    balance will occur). Since the Overcollateralization Amount with respect to a
                                    Home Equity Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to
                                    the extent experienced and not accounted for by application of the Monthly
                                    Excess Interest Amount, will in the first instance reduce the related
                                    Overcollateralization Amount.

                                    The Pooling and Servicing Agreement requires that the Overcollateralization
                                    Amount with respect to a Home Equity Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount.
                                    This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution
                                    Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the related Overcollateralization Amount.

                                    If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution
                                    Amount) with respect to the related Offered Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to a Home Equity Loan
                                    Group exceeds the aggregate Loan Balance of the Home Equity Loans in such Home
                                    Equity Loan Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal
                                    Balance of the related Subordinate Certificates will be reduced (in effect,
                                    "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an "Applied
                                    Realized Loss Amount", which will be applied as a reduction in the Certificate
                                    Principal Balance of the related Subordinate Certificates in reverse order of seniority (i.e., first against the Class B Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Principal Balance until it is reduced to zero and then against the Class M-1 Certificate
                                    Principal Balance until it is reduced to zero). The Pooling and Servicing
                                    Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

                                    Once the Certificate Principal Balance of a Class of Subordinate Certificates
                                    has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up,"
                                    although the amount of such write down may, on future Payment Dates be paid to
                                    Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the
                                    Class M-2 Certificates and, third, the Class B Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess
                                    Cashflow Amount remaining on such future Payment Dates after the funding of the
                                    Extra Principal Distribution Amount and after the payment of Interest Carry
                                    Forward Amounts with respect to any more senior Subordinate Certificates on such Payment Date.

                                    Application of Monthly Excess Cashflow Amounts. The weighted average net Coupon
                                    Rate for the Home Equity Loans in each Home Equity Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates related to such Home Equity Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered
                                    Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or
                                    Classes then entitled to receive

                                    S-15


                                    distributions of principal; such application will cause the Aggregate
                                    Certificate Principal Balance with respect to a Home Equity Loan Group to amortize more rapidly than the Home Equity Loans in such Home Equity Loan
                                    Group, resulting in overcollateralization.

                                    The required level of overcollateralization for any Home Equity Loan Group and
                                    Payment Date is the Targeted Overcollateralization Amount for such Home Equity
                                    Loan Group and Payment Date. The Targeted Overcollateralization Amount is
                                    initially (i.e., prior to the related Stepdown Date) $9,450,000 with respect to the Fixed Rate Group and $3,200,000 with respect to the Adjustable Rate Group.
                                    Since the actual level of the Overcollateralization Amount with respect to each
                                    Home Equity Loan Group is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess
                                    Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Home Equity
                                    Loan Group will increase to the level of the related Targeted
                                    Overcollateralization Amount.

                                    If, once the Targeted Overcollateralization Amount with respect to each Home
                                    Equity Loan Group has been reached, Realized Losses not accounted for by the application of the Monthly Excess Interest Amount occur in such Home Equity
                                    Loan Group, such Realized Losses will result in an Overcollateralization
                                    Deficiency (since it will reduce the Loan Balance of the related Home Equity
                                    Loans without giving rise to a corresponding reduction of the related Aggregate
                                    Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid
                                    (subject to the availability of any Monthly Excess Interest Amount in subsequent months) for the purpose of re-establishing the Overcollateralization
                                    Amount at the then-required Targeted Overcollateralization Amount.

                                    On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount with respect to the Fixed
                                    Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below the $9,450,000 and $3,200,000 levels to levels equal to 2% and 2.5% of the then current aggregate outstanding Loan Balance of the related Home Equity Loan Group (subject to a floor of $4,725,000 and
                                    $1,600,000). If the Targeted Overcollateralization Amount with respect to each
                                    Home Equity Loan Group is permitted to "step-down" on a Payment Date, the
                                    Pooling and Servicing Agreement permits a portion of the related Principal
                                    Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each
                                    Home Equity Loan Group relative to the aggregate outstanding Loan Balance of the Home Equity Loans, thereby reducing the actual level of the related
                                    Overcollateralization Amount to the new, lower Targeted Overcollateralization
                                    Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Home Equity Loan Group. The amount of such releases are the Overcollateralization Release Amounts.

                                    On any Payment Date, the sum of the Monthly Excess Interest Amount (plus any interest on the Overcollateralization Amount) and the Overcollateralization
                                    Release Amount with respect to a Home Equity Loan Group is the "Monthly Excess
                                    Cashflow Amount", which is required to be applied in the following order of priority on such Payment Date.

                                    S-16


                                    (1)     to fund the Class A Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

                                    (2)     to fund the Extra Principal Distribution Amount for such Payment Date with respect to the related Home Equity Loan Group;

                                    (3)     to fund the Class M-1 Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

                                    (4)     to fund the Class M-1 Realized Loss Amortization Amount for such Payment
                                            Date, with respect to the related Home Equity Loan Group;

                                    (5)     to fund the Class M-2 Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

                                    (6)     to fund the Class M-2 Realized Loss Amortization Amount for such Payment
                                            Date, with respect to the related Home Equity Loan Group;

                                    (7)     to fund the Class B Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

                                    (8)     to fund the Class B Realized Loss Amortization Amount for such Payment
                                            Date, with respect to the related Home Equity Loan Group;

                                    (9)     to fund any amounts listed in clauses (1) through (8) above for such Payment Date with respect to the other Home Equity Loan Group to the extent that such amounts have not been funded in full through the application of such Home Equity Loan Group's Monthly Excess Cashflow
                                            Amount on such Payment Date;

                                    (10)    to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

                                    (11)    to fund a distribution to Owners of the Class C Certificates; and

                                    (12)    to fund a distribution to Owners of the Class R Certificates.

Nature of Class A-11IO
Certificates:                       General Character as an Interest-Only Security.  As the owners of interest-only strip securities, the Owners of the Class A-11IO Certificates will be entitled to receive monthly distributions only of interest, as described herein.  Because they will not receive any distributions of principal, the Owners of the Class A-11IO
                                    Certificates will be affected by prepayments, liquidations and other dispositions
                                    (including optional redemptions described herein) of the Home Equity Loans in the Fixed Rate Group to a greater degree than will the Owners of the other
                                    Classes of Offered Certificates.  In addition, the Notional Principal Amount applicable to interest calculations on the Class A-11IO Certificates is (x) through the 30th Payment Date, the Class A-9 Certificate Principal Balance and (y)
                                    thereafter, zero.  Since the Class A-9 Certificates will amortize in accordance with the distribution of the Class A-9 Lockout Distribution Amount, the
                                    performance of the Class A-11IO Certificates is likely to be more stable than if such Notional Principal Amount were calculated using the underlying Home
                                    Equity Loans in the Fixed Rate Group directly, and consequently, the yield sensitivity of such Certificates will only be impacted at extremely high rates of prepayment.  Because the Fixed Rate Group contains 11,095 Home Equity Loans as of the Statistical Calculation Date, the prepayment experience of any one
                                    Home Equity Loan will not be material to an investor's overall return.

                                    S-17


                                    In general, losses due to liquidations, repurchases by the Servicer and other dispositions of Home Equity Loans from the Trust will have the same effect on the Owners of the Class A-11IO Certificates as do prepayments of principal and are collectively referred to as "Prepayments."

                                    Because the yield to the Owners of the Class A-11IO Certificates is more sensitive to rates of prepayment, it is advisable for potential investors in the Class A-11IO Certificates to consider carefully, and to make their own evaluation of, the effect of any particular assumption regarding the rates and the timing of prepayments. In general, when interest rates decline, prepayments in a pool of receivables such as the Home Equity Loans will increase as borrowers seek to refinance at lower rates. This will have the effect of reducing the future stream of payments available to an owner of an interest-only security based on such receivables pool, thus adversely affecting such investor's yield. Conversely, when interest rates increase, prepayments will tend to decrease (because attractive refinancing opportunities are not available) and the future stream of payments available to such an owner of an interest-only security may not decline as rapidly as originally anticipated, thus positively affecting such investor's yield. See "Prepayment and Yield
                                    Considerations -- Yield Sensitivity of the Class A-11IO Certificates" herein for other factors which may also influence prepayment rates.

                                    Applicability of Credit Enhancement to the Class A-11IO Certificates. As
                                    described above under "Credit Enhancement," the Trust includes provisions which subordinate the distributions on the Subordinate Certificates and the Retained
                                    Certificates for each Payment Date for the purpose, inter alia, of funding the full amounts due on each Class of the Class A Certificates, including the Class
                                    A-11IO Certificates, on each Payment Date.

                                    In general, the protection afforded by such subordination and overcollateralization features is for credit risk and not for prepayment risk.
                                    These features do not guarantee or insure that any particular rate of prepayment is experienced by the Trust. If the entire pool of Home Equity Loans were to prepay in the initial month, with the result that the Owners of the
                                    Class A-11IO Certificates receive only a single month's interest and thus suffer a nearly complete loss on their investments, no amounts would be available from the overcollateralization feature to mitigate such loss.

                                    Accrual of "Original Issue Discount." The Class A-11IO Certificates will be issued with "original issue discount" within the meaning of the Code. As a result, in certain rapid prepayment environments the effect of the rules governing the accrual of original issue discount may require Owners of the
                                    Class A-11IO Certificates to accrue original issue discount at a rate in excess of the rate at which distributions are received by such Owners. See "Certain
                                    Federal Income Tax Consequences" herein and in the Prospectus.

Optional Termination:               The Owners of Class R Certificates will have the right to purchase all the Home
                                    Equity Loans on any Monthly Remittance Date in or after the month in which the aggregate Loan Balances of the Home Equity Loans in the Trust has declined to less than 10% of the Original Aggregate Loan Balances of the Home Equity
                                    Loans as of the Closing Date (the "Clean-Up Call Date").  See "The Pooling and
                                    Servicing Agreement--Optional Termination" herein.


                                    S-18





Book-Entry Registration of
the Offered Certificates:           The Offered Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in such Offered Certificates
                                    ("Beneficial Owners") may elect to hold their interests through The Depository
                                    Trust Company ("DTC"), in the United States, or Cedel Bank, S.A. ("Cedel") or
                                    the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or
                                    Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered
                                    Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede &
                                    Co. ("Cede"), as the nominee of DTC or one of the European Depositaries. Cross-
                                    market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A.
                                    ("Citibank") or The Chase Manhattan Bank ("Chase" and together with Citibank, the "European Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The Offered Certificates will initially be registered in the name of Cede. The interests of the Owners of such Certificates will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                                    Supplement to any Offered Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Offered Certificates are held by DTC. See
                                    "Description of the Offered Certificates--Book-Entry Registration of the
                                    Offered Certificates" herein, and Annex I hereto, and "Description of the
                                    Certificates--Book-Entry Registration" in the Prospectus.

Ratings:                            It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive at least the ratings set out below from
                                    Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings
                                    Services, a division of the McGraw-Hill Companies ("Standard & Poor's") and
                                    Fitch Investors Service, L.P. ("Fitch"):

                                    Class                 Moody's        Standard & Poor's          Fitch
                                    -----                 -------        -----------------          ------
                                    A-1 through A-10      Aaa            AAA                        AAA
                                    A-11IO                Aaa            AAAr                       AAA
                                    M-1F                  Aa2            AA                         AA
                                    M-1A                  Aa2            AA                         AA
                                    M-2F                  A3             A-                         A
                                    M-2A                  A2             A-                         A
                                    B-1F                  Baa3           BBB-                       BBB
                                    B-1A                  Baa3           BBB-                       BBB

                                    Moody's, Standard & Poor's and Fitch are referred to herein collectively as the
                                    "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings"
                                    herein.

                                    Ratings of the Class A-11IO Certificates. Ratings which are assigned to securities such as the Class A-11IO Certificates generally evaluate the ability of the issuer (i.e., the Trust) to make payments, as required by such securities. The

                                    S-19


                                    amounts distributable on the Class A-11IO Certificates consist only of interest. In general, the ratings of such Certificates address only credit risk and not repayment risk. See "Ratings" and "Summary of Terms - Nature of Class
                                    A-11IO Certificates" herein.

                                    The "r" symbol is appended to the rating by Standard & Poor's of the Class A-
                                    11IO Certificates because they are interest-only Certificates that Standard &
                                    Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks created by the term of such Certificates. The absence of an "r" symbol in the ratings of the other Classes of Offered
                                    Certificates should not be taken as an indication that such Certificates will experience no volatility or variability in total return. See "Ratings" and
                                    "Summary of Terms-Nature of Class A-11IO Certificates" herein.

Risk Factors:                       Credit Considerations.  For information with regard to the Home Equity Loans and their related risks, see "The Home Equity Loan Pool" herein.

                                    Prepayment Considerations.  For information regarding the consequences of prepayments of the Home Equity Loans, see "Prepayment and Yield
                                    Considerations" and "Risk Factors--Sensitivity to Prepayments" herein.

                                    Other Considerations. For a discussion of other risk factors that should be considered by prospective investors in the Offered Certificates, see "Risk
                                    Factors" herein and in the Prospectus.

Federal Tax Aspects:                For federal income tax purposes, the Trust Estate created by the Pooling and
                                    Servicing Agreement will consist of two segregated asset pools (the "Upper-Tier
                                    REMIC" and the "Lower-Tier REMIC") with respect to which elections will be made to treat each as a separate "real estate mortgage investment conduit"
                                    ("REMIC").  The Offered Certificates will constitute "regular interests" in a
                                    REMIC.  See "Certain Federal Income Tax Consequences" herein.

                                    Owners of the Offered Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Offered Certificates in income in accordance with the accrual method of accounting. In addition, the Class A-11IO Certificates will, and each other
                                    Class of the Offered Certificates may, be considered to have been issued with original issue discount. Any such original issue discount will be includible in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the Prepayment Assumption. See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein.
                                    In addition, certain Classes of the Offered Certificates may be issued at a premium. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Home Equity
                                    Loans will prepay in accordance with the Prepayment Assumption, or any other rate. In general, as a result of the qualification of the Offered Certificates as regular interests in a REMIC, the Offered Certificates will be treated as
                                    "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the
                                    Internal Revenue Code of 1986, as amended (the "Code") and "real estate assets"
                                    under Section 856(c) of the Code in the same proportion that the assets in the
                                    Upper-Tier REMIC consist of qualifying assets under such sections. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the
                                    Code to the extent that such Certificates are treated as "real estate assets"
                                    under Section 856(c) of the Code.


                                     S-20


ERISA Considerations:               As described under "ERISA Considerations" herein, the Class A
                                    Certificates may be purchased by employee benefit plans that are subject to
                                    ERISA. The Subordinate Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein. See "ERISA
                                    Considerations" herein and in the Prospectus.

Legal Investment
  Considerations:                   The Offered Certificates (other than the Class A-10 Certificates and the Class
                                    M-1A Certificates) will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").
                                    The appropriate characterization of the Offered Certificates (other than the
                                    Class A-10 Certificates and the Class M-1A Certificates) under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates), may be subject to significant interpretive uncertainties. The Class A-10 Certificates and the Class M-1A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-10
                                    Certificates and the Class M-1A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the
                                    Certificates will constitute legal investments for them.

                                    S-21

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

         Sensitivity to Prepayments. A majority of the Home Equity Loans may be prepaid in whole or in part at any time without penalty. In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed-rate mortgage loans, such as the Home Equity Loans in the Fixed Rate Group, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates and, if purchased at other than par, the yields realized by Owners of the Offered Certificates will be sensitive to levels of payment (including prepayments relating to the Home Equity Loans (the "Prepayments")) on the Home Equity Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of Prepayments of the Home Equity Loans. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level. The yields realized by Owners of the Class A-11IO Certificates will be more sensitive to the rate of prepayment on the Home Equity Loans. See "Prepayment and Yield Considerations" herein.

         Trust Assets are the Only Source of Credit Enhancement. The subordination of the Subordinate Certificates to the Class A Certificates, the further subordination within the Subordinate Certificates, and the overcollateralization provisions of the Trust are the sole sources of protection against losses on the Home Equity Loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanism, Owners of the Offered Certificates will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Depositor, the Seller, the Servicer, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

         Subordination--Limited Protection Afforded to Class A Certificates. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the holders of the Class A Certificates to receive such distributions, the rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A and the Class M-1 Certificates to receive such distributions and the rights of the Owners of the Class B Certificates to receive distributions with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A, Class M-1 and Class M-2 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinate Certificates to the less higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

         Subordination--Allocation of Losses to Subordinate Certificates. The rights of the Owners of each Class of Subordinate Certificates to receive distributions of principal with respect to the Home Equity Loans will be subordinate to the rights of the Owners of the Class A Certificates to receive such distributions and to the rights of the Owners of each higher-ranking Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement--Subordination of Subordinate Certificates" herein.

         The yields to maturity on the Mezzanine Certificates and Class B Certificates will be sensitive, in varying degrees, to defaults on the Home Equity Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or Class B Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Home Equity Loans. See "Credit Enhancement--Application of Realized Losses" and "Prepayment and Yield Considerations--Projected Payment and Yield for Offered Certificates" herein.

         The Subordinate Certificates will not be entitled to any principal distributions until at least the related Stepdown Date and during the continuation of a Trigger Event (unless the aggregate Certificate Principal Balance of the related Class A Certificates has been reduced to zero). In addition, the Subordinate Certificates are also subject to the Cumulative Realized Loss Trigger Event (as defined in the Pooling and Servicing Agreement), which will, if triggered, affect distributions of principal on such Certificates. As a result, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Class A and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Owners of such Certificates have a greater risk of suffering a loss on their investments.

         Nature of Collateral. Because 7.02% of the Home Equity Loans in the Fixed Rate Group by Loan Balance as of the Statistical Calculation Date are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the value of the Property such that the outstanding balance of the Home Equity Loans, together with any senior liens on the Property, equal or exceed the value of the Property. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

         Risk of Home Equity Loan Rates Reducing the Pass-Through Rate on the Adjustable Rate Group Certificates. The calculation of the Pass-Through Rate on the Adjustable Rate Group Certificates is based upon (i) the value of an index (LIBOR) which is different from the value of the index applicable to the Home Equity Loans in the Adjustable Rate Group as described under "The Home Equity Loan Pool -- Home Equity Loans -- Adjustable Rate Group" (either as a result of the use of a different index, rate determination date or rate adjustment date) and (ii) the weighted average of the Coupon Rates of the Home Equity Loans in the Adjustable Rate Group which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. 52.65% of the Home Equity Loans in the Adjustable Rate Group by aggregate Loan Balance as of the Statistical Calculation Date adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"), whereas the Pass-Through Rate on the Adjustable Rate Group Certificates adjusts monthly based upon

LIBOR as described under "Description of the Offered Certificates -- Calculation of LIBOR" herein, subject to the Adjustable Rate Group Available Funds Cap. Consequently, the interest which becomes due on the Home Equity Loans in the Adjustable Rate Group (net of the Servicing Fee, the Trustee Fee, and certain required reductions) during any Remittance Period may not equal the amount of interest that would accrue at LIBOR plus the margin on the Adjustable Rate Group Certificates during the related Accrual Period. 40.67% of the Home Equity Loans in the Adjustable Rate Group by aggregate Loan Balance as of the Statistical Calculation Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. 6.68% of the Home Equity Loans in the Adjustable Rate Group by aggregate Loan Balance as of the Statistical Calculation Date are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. Thereafter, such Home Equity Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. In particular, the Pass-Through Rate on the Adjustable Rate Group Certificates adjusts monthly, while the interest rates of the Home Equity Loans in the Adjustable Rate Group adjust less frequently with the result that the Adjustable Rate Group Available Funds Cap may limit increases in the Pass-Through Rate on the Adjustable Rate Group Certificates for extended periods in a rising interest rate environment. In addition, LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both LIBOR and Six-Month LIBOR rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, if the Adjustable Rate Group Available Funds Cap determines the Pass-Through Rate on the Adjustable Rate Group Certificates for a Payment Date, the value of the Adjustable Rate Group Certificates will be temporarily or permanently reduced.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Sellers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The related Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Sellers to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         The Home Equity Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Home Equity Loans and in addition could subject the Sellers to damages and administrative enforcement. The related Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Servicer to collect full amounts of interest on certain Home Equity Loans and could interfere with the ability of the Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         Up to 10% of the Original Aggregate Loan Balance may represent Home Equity Loans that are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Risk of Higher Default Rates for Home Equity Loans with Balloon Payments. 52.03% of the Home Equity Loans in the Fixed Rate Group by Loan Balance as of the Statistical Calculation Date represent Home Equity Loans which are "balloon loans" that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). None of the Home Equity Loans in the Adjustable Rate Group is a Balloon Loan. Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Risk of Seller Insolvency. Each Seller believes that the transfer of the Home Equity Loans to the Depositor and by the Depositor to the Trust constitutes a sale by such Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Home Equity Loans will not be part of the assets of either Seller in the event of the insolvency of such Seller and will not be available to the creditors of such Seller. However, in the event of an insolvency of a Seller, it is possible that a bankruptcy trustee or a creditor of such Seller may argue that the transaction between such Seller and the Depositor was a pledge of such Home Equity Loans in connection with a borrowing by such Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee and the Sellers will have received an opinion of Arter & Hadden, counsel to the Sellers, with respect to the true sale of the Home Equity Loans from each of the Sellers to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee and the Rating Agencies.

                          THE SELLERS AND THE SERVICER

General

         ContiMortgage Corporation, a Delaware corporation, will act as the Servicer and the Originator as well as one of the two Sellers and has been engaged in the mortgage banking business since 1987. It is engaged in originating or purchasing and servicing home equity loans secured by first and second mortgages and deeds of trust in at least 49 states and the District of Columbia. It is a subsidiary of ContiFinancial Corporation, a subsidiary of Continental Grain Company and an affiliate of ContiFinancial Services Corporation, one of the Underwriters and ContiWest Corporation, the other Seller. ContiFinancial Corporation's common stock is publicly traded on the New York Stock Exchange.

         ContiWest Corporation, a Nevada corporation, will act as the other Seller and has been engaged in the mortgage banking business since September 1996. It is engaged in the purchase of home equity loans secured by first and second mortgages and deeds of trust. It is a wholly-owned subsidiary of ContiFinancial Corporation, a subsidiary of Continental Grain Company and an affiliate of ContiFinancial Services Corporation, one of the Underwriters and ContiMortgage Corporation.

         The Originator has originated or purchased each of the Home Equity Loans. A portion of the Home Equity Loans were purchased by ContiWest Corporation from the Originator. ContiWest Corporation and the Originator (in its capacity as a Seller) are selling the Home Equity Loans to the Depositor. The Sellers will sell and assign their respective Home Equity Loans to the Depositor in consideration of the net proceeds from the sale of the Offered Certificates and the Retained Certificates which are being issued to affiliates of the Sellers. The Servicer will service each Home Equity Loan.

         The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement.

         The Servicer may enter into sub-servicing agreements (the "Sub-Servicing Agreements") with qualified sub-servicers (the "Sub-Servicers") with respect to the servicing of the Home Equity Loans. Under the Pooling and Servicing Agreement, such sub-servicing arrangements will not discharge the Servicer from its servicing obligations. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         The Trustee may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith.

         Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee may solicit bids for a successor Servicer and, pending the appointment of a successor Servicer as a result of soliciting such bids, will be required to serve as Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FannieMae or FHLMC for second mortgage loans, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles and which shall assume all of the responsibilities, duties or liabilities of the Servicer.

         The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Sellers or any of their affiliates.

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily employed by the Originator with respect to home equity loans which it purchases or originates. Each Home Equity Loan was underwritten according to these guidelines. The Originator believes its standards are consistent with those utilized by home equity lenders generally. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. In certain cases, loans may be made outside of those guidelines with the prior approval of an underwriting manager of the Originator.

         The Originator generally originates or purchases loans which either fully amortize over a period not to exceed 360 months or provide for amortization over a 360 month schedule with a "balloon" payment required at the maturity date, which will not be less than five years after origination. The loan amounts generally range from a minimum of $10,000 to a maximum of $350,000 unless a higher amount is specifically approved by a senior official of the Originator. The Originator primarily originates or purchases non-purchase money first or second mortgage loans although the Originator has programs for origination of certain purchase money first mortgages.

         The homes used for collateral to secure the loans may be either primary residential (which includes second and vacation homes) or investor owned one- to four- family homes, condominiums or townhouses and may include manufactured housing. Generally, each home must have a minimum Appraised Value (as defined below) of $35,000. Mobile housing or agricultural land are not accepted as collateral. In addition, mixed-use loans secured by owner-occupied properties, including one-to-four family and small multifamily residences, are made where the proceeds may be used for business purposes. In some cases, the loan may be secured by the owner-occupied residence plus additional collateral such as rental units and small multifamily properties which may have a storefront.

         Each property proposed as security for a loan must be appraised not more than 6 months prior to the date of such loan. The combined loan-to-value ratio of the first and second mortgages generally may not exceed 85%. If a prior mortgage exists, the Originator first reviews the first mortgage history. If it contains open end, advance or negative amortization provisions, the maximum potential first mortgage balance is used in calculating the combined loan-to-value ratio which determines the maximum loan amount. The Originator does not originate or purchase loans where the first mortgage contains a shared appreciation clause.

         For the Originator's full documentation process, each mortgage applicant must provide, and the Originator must verify, personal financial information. The applicant's total monthly obligations (which includes principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally cannot exceed 50% of the applicant's gross monthly income. Applicants who are salaried employees must provide current employment information in addition to two recent years of employment history and the Originator verifies this information. Verifications are based on written confirmation from employers or a combination of the two most recent pay stubs, the two most recent years' W-2 tax forms and telephone confirmation from the employer. Self-employed applicants must be self-employed in the same field for a minimum of two years. The self-employed applicant must provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

         For the Originator's non-income verifier program, proof of two year's history of self employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable. The maximum loan-to-value ratio may not exceed 75% for the non-income verifier program. Non-income verifier loans are also available to borrowers other than self-employed borrowers on one-to-four family, owner-occupied properties up to a loan-to-value ratio not to exceed 65%.

         The Originator has a "pay for performance" program, permitting the lower-credit borrower to which the program applies to receive pre-determined reductions of the Coupon Rate (0.5% per year) at the end of each of the first three years of the loan, which reductions are dependent upon the borrower's making monthly payments on the loan on time and in accordance with its terms.

         A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit practices that can be discovered by a search of public records. If the report is obtained more than 60 days prior to the loan closing, the lender must determine that the reported information has not changed. Written verification is obtained of any first mortgage balance, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment must be verified as current.

         Generally, the applicant should have an acceptable credit history given the amount of equity available, the strength of the applicant's employment history and the level of the applicant's income to debt obligations. The rescission period must have expired prior to funding a loan. The rescission period may not be waived by the applicant except as permitted by law. Either an ALTA title insurance policy or an attorney's opinion of title is required for all loans.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the home equity loan exceeds replacement value, insurance equal to replacement value may be accepted. The Originator must ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

         The Originator's credit underwriting guidelines require that any major deferred maintenance on any property must be cured from the proceeds of the loan.

Indemnification by the Depositor

         Under the Pooling and Servicing Agreement, the Depositor agrees to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee or any Owner may sustain in any way related to the failure of the Depositor to perform its duties in compliance with the terms of the Pooling and Servicing Agreement. The Depositor will immediately notify the Trustee and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Depositor will assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Sellers, the Trustee and/or the Owner in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Retained Certificates for all amounts advanced by the Depositor pursuant to the immediately preceding sentence, except when the claim relates directly to the failure of the Servicer, if it is an affiliate of the Depositor to perform its duties in compliance with the terms of the Pooling and Servicing Agreement or the failure of the Depositor to perform its duties in compliance with the terms of the Pooling and Servicing Agreement.

Delinquency, Loan Loss and Foreclosure Information

         The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its servicing portfolio of home equity loans for the past three years.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Servicer's home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of Home Equity Loans serviced for each period would be higher than those shown if a group of Home Equity Loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

                  Delinquency and Foreclosure Experience of the
               Servicer's Servicing Portfolio of Home Equity Loans
                             (Dollars in Thousands)

                          Three Months Ending
                               March 31,                                      Year Ending December 31,
                        ---------------------      -------------------------------------------------------------------------------
                                 1997                       1996                       1995                         1994
                        ---------------------      -----------------------    -----------------------     ------------------------
                         Number       Dollar        Number       Dollar        Number        Dollar       Number of       Dollar
                        of Loans      Amounts      of Loans      Amount       of Loans       Amount         Loans         Amount

Portfolio At            104,568     $6,423,376      93,372     $5,699,145      58,459      $3,427,190      33,270       $1,879,920

Delinquency
Percentage (1)
30-59 days                2.33%          2.18%       3.31%          3.09%       2.32%           2.02%       0.82%            0.67%
60-89 days                0.73%          0.68%       0.74%          0.72%       0.69%           0.70%       0.19%            0.20%
90 days and over          0.36%          0.38%       0.33%          0.36%       0.95%           1.01%       0.55%            0.57%
Total Delinquency         3.42%          3.24%       4.38%          4.17%       3.96%           3.73%       1.56%            1.44%

Total Delinquency         3,578        208,084       4,088       $237,642       2,316        $128,063         518          $26,993
Amount

Default
Percentage (2)
Foreclosure               2.67%          2.90%       2.51%          2.62%       1.17%           1.15%       0.33%            0.34%
Bankruptcy                1.18%          1.15%       1.12%          1.12%       0.68%           0.69%       0.34%            0.33%
Real Estate Owned         0.48%          0.52%       0.43%          0.49%       0.07%           0.08%       0.11%            0.11%
Forbearance               0.13%          0.13%       0.14%          0.15%       0.10%           0.12%         N/A              N/A
Total Default             4.46%          4.70%       4.20%          4.38%       2.02%           2.04%       0.78%            0.78%

Total Default             4,666       $302,164       3,926       $249,714       1,182         $69,962         260          $14,717
Amount

---------------
(1) The delinquency percentage represents the number and dollar value of payments contractually past due, exclusive of home equity loans in foreclosure, bankruptcy, real estate owned or forbearance.
(2) The default percentage represents the number and dollar value of delinquent payments on home equity loans in foreclosure, bankruptcy, real estate owned or forbearance.

                           Loan Loss Experience on the
                         Servicer's Servicing Portfolio
                              of Home Equity Loans
                             (Dollars in Thousands)

                                          Three
                                          Months
                                          Ending
                                         March 31,                           Year Ending December 31,
                                       ------------      --------------------------------------------------------------
                                           1997              1996             1995             1994            1993
                                           ----              ----             ----             ----            ----

Average Amount Outstanding (1)          $5,963,019        $4,261,983       $2,641,686       $1,400,163       $606,272
Gross Losses (2)                             4,556             9,487            2,754            1,203          1,469
Recoveries (3)                                   7                77               65                0              0
Net Losses (4)                               4,549             9,410            2,689            1,203          1,469
Net Losses as a Percentage of
Average Amount Outstanding (5)                0.31%             0.22%            0.10%            0.09%          0.24%

-----------------
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the home equity loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and all accrued interest.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)      "Net Losses" means "Gross Losses" minus "Recoveries."
(5) For the 3 months ending March 31, 1997, "Net Losses as a Percentage of Average Amount Outstanding" was annualized by multiplying "Net Losses" by 4 before calculating the percentage of "Average Annual Outstanding".

                                 USE OF PROCEEDS

         The Depositor will sell the Home Equity Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Home Equity Loans from the Sellers. Such net proceeds will (together with the Retained Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Home Equity Loans.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on January 31, 1991 and is a wholly-owned subsidiary of ContiFinancial Corporation and an affiliate of ContiFinancial Services Corporation, one of the Underwriters. The Depositor maintains its principal offices at 277 Park Avenue, New York, New York 10172. Neither the Depositor, the Sellers nor the Servicer nor any of their affiliates will insure or guarantee distributions on the Certificates. ContiFinancial Corporation's common stock is publicly traded on the New York Stock Exchange.

                            THE HOME EQUITY LOAN POOL

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Home Equity Loans as of the Statistical Calculation Date. Additional Home Equity Loans will be purchased by the Trust for inclusion in both the Fixed Rate Group and the Adjustable Rate Group from the Depositor on the Closing Date. The pools aggregated $699,071,981.76 with respect to the Fixed Rate Group and $242,803,817.10 with respect to the Adjustable Rate Group as of the Statistical Calculation Date. The Depositor expects that the actual pools as of the Closing Date will represent approximately $945,000,000 in Home Equity Loans in the Fixed Rate Group and approximately $320,000,000 in Home Equity Loans in the Adjustable Rate Group. The additional Home Equity Loans will represent Home Equity Loans acquired or to be acquired by the Depositor on or prior to the Closing Date. In addition, with respect to the Pools as of the Statistical Calculation Date as to which statistical information is presented herein, some amortizations of the pools will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistical Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools, and may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Home Equity Loan pools will vary from the statistical distribution of such characteristics as of the Statistical Calculation Date as presented in this Prospectus Supplement. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Group as of the Statistical Calculation Date.

         The Home Equity Loan pool consists of fixed-rate and adjustable-rate Home Equity Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Home Equity Loans and Balloon Loans). The Home Equity Loans have the characteristics set forth below as of the Statistical Calculation Date. Percentages expressed herein based on Loan Balances and number of Home Equity Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups comprised of Home Equity Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Home Equity Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Fixed Rate Group Certificates represent undivided ownership interests in all Home Equity Loans contained in the Fixed Rate Group, and distributions on the Fixed Rate Group Certificates will be based primarily on amounts available for distribution in respect of Home Equity Loans in the Fixed Rate Group. The Adjustable Rate Group Certificates represent undivided ownership interests in all Home Equity Loans contained in the Adjustable Rate Group, and distributions on the Adjustable Rate Group Certificates will be based primarily on amounts available for distribution in respect of Home Equity Loans in the Adjustable Rate Group.

         The Loan-to-Value Ratios and Combined Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Properties at the time of origination (the "Appraised Values"). In a limited number of circumstances, and within the Originator's underwriting guidelines, the Originator has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within FannieMae guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Home Equity Loan, together with the outstanding balance of any first mortgage, become equal to or greater than the value of the Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Home Equity Loans - Fixed Rate Group

         As of the Statistical Calculation Date, the average Loan Balance of the Home Equity Loans in the Fixed Rate Group was $60,303.92; the Coupon Rates of the Home Equity Loans ranged from 7.63% to 18.99%; the weighted average Loan-to-Value Ratio of the Home Equity Loans in the Fixed Rate Group was 72.55%; the weighted average Combined Loan-to-Value Ratio of the Home Equity Loans in the Fixed Rate Group was 75.77%; the weighted average Coupon Rate of the Home Equity Loans in the Fixed Rate Group was 11.54%; the weighted average remaining term to maturity of the Home Equity Loans in the Fixed Rate Group was 220.08 months; and the weighted average original term to maturity of the Home Equity Loans was 221.45 months. The remaining terms to maturity as of the Statistical Calculation Date of the Home Equity Loans in the Fixed Rate ranged from 54 months to 360 months. The minimum and maximum Loan Balances of the Home Equity Loans in the Fixed Rate Group as of the Statistical Calculation Date were $5,900.00 and $406,250.00, respectively. Home Equity Loans in the Fixed Rate Group containing "balloon" payments represented not more than 52.03% of the Loan Balance of Home Equity Loans. No Home Equity Loan in the Fixed Rate Group will mature later than June 1, 2027.

       Geographic Distribution of Mortgaged Properties - Fixed Rate Group

         The geographic distribution of Home Equity Loans in the Fixed Rate Group by state, as of the Statistical Calculation Date, was as follows:

                                             Number of Home                Aggregate               % of Aggregate
State                                       Home Equity Loans            Loan Balance               Loan Balance
-----                                       -----------------            ------------               ------------
Arizona                                                   87             $  6,178,256.21                   0.92%
Arkansas                                                  28                1,130,466.23                   0.17
California                                               183               18,076,753.69                   2.70
Colorado                                                 138                9,863,358.95                   1.47
Connecticut                                               73                5,829,525.14                   0.87
Delaware                                                  35                2,650,041.23                   0.40
District of Columbia                                      39                2,530,205.64                   0.38
Florida                                                  744               42,713,914.89                   6.38
Georgia                                                  359               22,646,232.39                   3.38
Hawaii                                                     7                1,243,317.30                   0.19
Idaho                                                     32                1,372,889.29                   0.21
Illinois                                                 738               44,955,215.01                   6.72
Indiana                                                  809               40,083,075.59                   5.99
Iowa                                                      85                3,436,937.90                   0.51
Kansas                                                    69                3,451,575.19                   0.52
Kentucky                                                 221               11,585,887.21                   1.73
Louisiana                                                 63                2,756,380.96                   0.41
Maine                                                      9                  553,777.37                   0.08
Maryland                                                 365               25,538,205.93                   3.82
Massachusetts                                            240               19,346,021.02                   2.89
Michigan                                               1,465               67,792,715.10                  10.13
Minnesota                                                110                7,162,190.40                   1.07
Mississippi                                               36                1,580,121.10                   0.24
Missouri                                                 295               14,757,576.89                   2.21
Montana                                                   13                  898,502.18                   0.13
Nebraska                                                  32                1,522,828.82                   0.23
Nevada                                                    22                2,081,340.96                   0.31
New Hampshire                                             25                1,709,586.22                   0.26
New Jersey                                               377               30,995,902.32                   4.63
New Mexico                                               124                7,955,659.18                   1.19
New York                                                 707               55,691,515.74                   8.32
North Carolina                                           571               31,707,850.85                   4.74
North Dakota                                               1                   34,284.22                   0.01
Ohio                                                   1,031               57,485,788.31                   8.59
Oklahoma                                                  45                2,032,305.66                   0.30
Oregon                                                    63                5,427,112.25                   0.81
Pennsylvania                                             649               40,074,359.26                   5.99
Rhode Island                                              86                6,427,681.82                   0.96
South Carolina                                           333               16,628,527.98                   2.49
South Dakota                                               3                  128,764.87                   0.02
Tennessee                                                179               11,002,684.03                   1.64
Texas                                                     99                6,281,752.50                   0.94
Utah                                                     141               11,557,647.40                   1.73
Virginia                                                 146                9,070,798.66                   1.36
Washington                                                76                6,062,512.59                   0.91
West Virginia                                             11                  424,759.40                   0.06
Wisconsin                                                122                6,124,235.11                   0.92
Wyoming                                                    9                  510,940.80                   0.08

         Total                                        11,095             $669,071,981.76                 100.00%

                Original Loan-to-Value Ratios - Fixed Rate Group

         The original loan-to-value ratios as of the date of origination of the Home Equity Loans in the Fixed Rate Group (based upon appraisals made at the time of origination thereof) (the "Loan-to-Value Ratios") as of the Statistical Calculation Date were distributed as follows:

Range of                                 Number of                      Aggregate                   % of Aggregate
Original LTV's                       Home Equity Loans                Loan Balance                   Loan Balance
--------------                       -----------------                ------------                   ------------
  5.01    to    10.00%                              47                $      842,659.38                     0.13%
 10.01    to    15.00                              256                     5,912,208.50                     0.88
 15.01    to    20.00                              358                     9,087,933.27                     1.36
 20.01    to    25.00                              300                     8,997,068.81                     1.34
 25.01    to    30.00                              290                     9,768,655.70                     1.46
 30.01    to    35.00                              224                     7,673,279.80                     1.15
 35.01    to    40.00                              253                     9,858,327.06                     1.47
 40.01    to    45.00                              215                     8,946,027.42                     1.34
 45.01    to    50.00                              437                    16,990,336.67                     2.54
 50.01    to    55.00                              297                    14,014,587.98                     2.09
 55.01    to    60.00                              515                    22,855,426.84                     3.42
 60.01    to    65.00                              674                    37,847,230.64                     5.66
 65.01    to    70.00                              973                    56,486,817.09                     8.44
 70.01    to    75.00                            1,300                    82,887,084.45                    12.39
 75.01    to    80.00                            2,499                   168,244,615.24                    25.15
 80.01    to    85.00                            1,485                   119,152,503.00                    17.81
 85.01    to    90.00                              947                    86,478,965.15                    12.93
 90.01    to    95.00                               21                     2,414,593.24                     0.36
 95.01    to   100.00                                4                       613,661.52                     0.09

          Total                                 11,095                  $669,071,981.76                   100.00%

                Combined Loan-to-Value Ratios - Fixed Rate Group

         The original combined loan-to-value ratios as of the dates of origination of the Home Equity Loans in the Fixed Rate Group (based upon appraisals made at the time of origination hereunder) (the "Combined Loan-to-Value Ratios") as of the Statistical Calculation Date were distributed as follows:

Range of                                 Number of                      Aggregate                   % of Aggregate
Original CLTV's                      Home Equity Loans                Loan Balance                   Loan Balance
---------------                      -----------------                ------------                   ------------
  5.01    to    10.00%                               3                  $     32,938.44                      0.00%
 10.01    to    15.00                               14                       278,733.41                      0.04
 15.01    to    20.00                               34                       721,890.59                      0.11
 20.01    to    25.00                               64                     1,774,176.87                      0.27
 25.01    to    30.00                               99                     2,673,330.71                      0.40
 30.01    to    35.00                              125                     3,450,532.05                      0.52
 35.01    to    40.00                              172                     5,672,027.76                      0.85
 40.01    to    45.00                              182                     6,808,145.67                      1.02
 45.01    to    50.00                              430                    16,189,842.76                      2.42
 50.01    to    55.00                              307                    13,995,139.92                      2.09
 55.01    to    60.00                              547                    23,323,025.06                      3.49
 60.01    to    65.00                              739                    40,153,339.72                      6.00
 65.01    to    70.00                            1,069                    59,410,064.23                      8.88
 70.01    to    75.00                            1,494                    89,774,522.21                     13.42
 75.01    to    80.00                            2,888                   180,580,717.85                     26.99
 80.01    to    85.00                            1,900                   133,256,373.54                     19.92
 85.01    to    90.00                              994                    87,841,985.02                     13.13
 90.01    to    95.00                               25                     2,472,318.24                      0.37
 95.01    to   100.00                                9                       662,877.71                      0.10

          Total                                 11,095                  $669,071,981.76                    100.00%

          Statistical Calculation Date Coupon Rates - Fixed Rate Group

         The Coupon Rates borne by the Notes relating to the Home Equity Loans in the Fixed Rate Group were distributed as follows as of the Statistical Calculation Date:

Range of                                 Number of                      Aggregate                   % of Aggregate
Coupon Rates                         Home Equity Loans                Loan Balance                   Loan Balance
------------                         -----------------                ------------                   ------------
  7.01    to     8.00%                             5                  $    416,919.09                           0.06%
  8.01    to     9.00                            216                    17,798,712.60                           2.66
  9.01    to    10.00                          1,331                   101,284,126.13                          15.14
 10.01    to    11.00                          2,540                   177,639,225.21                          26.55
 11.01    to    12.00                          2,598                   163,449,855.94                          24.43
 12.01    to    13.00                          2,101                   110,682,242.10                          16.54
 13.01    to    14.00                          1,221                    58,424,779.43                           8.73
 14.01    to    15.00                            635                    24,317,579.43                           3.63
 15.01    to    16.00                            249                     9,474,574.34                           1.42
 16.01    to    17.00                            132                     3,621,103.62                           0.54
 17.01    to    18.00                             55                     1,563,775.04                           0.23
 18.01    to    19.00                             12                       399,088.83                           0.06

          Total                               11,095                  $669,071,981.76                         100.00%


          Statistical Calculation Date Loan Balances - Fixed Rate Group

         The distribution of the outstanding principal amounts of the Home Equity Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:

                                                   Number of                    Aggregate                % of Aggregate
Range of Loan Balances                         Home Equity Loans               Loan Balance               Loan Balance
----------------------                         -----------------               ------------               ------------
   $        0.00    to       $ 25,000.00                 1,678                   $ 31,967,075.16                    4.78%
       25,000.01    to         50,000.00                 3,911                    146,609,403.52                   21.91
       50,000.01    to         75,000.00                 2,788                    171,847,449.61                   25.68
       75,000.01    to        100,000.00                 1,268                    109,573,097.51                   16.38
      100,000.01    to        125,000.00                   681                     76,009,905.82                   11.36
      125,000.01    to        150,000.00                   344                     46,910,975.03                    7.01
      150,000.01    to        175,000.00                   163                     26,284,092.43                    3.93
      175,000.01    to        200,000.00                   108                     20,129,262.95                    3.01
      200,000.01    to        225,000.00                    51                     10,832,250.66                    1.62
      225,000.01    to        250,000.00                    38                      9,088,775.12                    1.36
      250,000.01    to        275,000.00                    21                      5,487,753.67                    0.82
      275,000.01    to        300,000.00                    13                      3,760,558.45                    0.56
      300,000.01    to        325,000.00                    13                      4,118,829.13                    0.62
      325,000.01    to        350,000.00                     9                      3,047,372.72                    0.46
      350,000.01    to        400,000.00                     8                      2,998,929.98                    0.45
      400,000.01    to        450,000.00                     1                        406,250.00                    0.06

          Total                                         11,095                   $669,071,981.76                  100.00%

                Types of Mortgaged Properties - Fixed Rate Group

         The Properties securing the Home Equity Loans in the Fixed Rate Group as of the Statistical Calculation Date were of the property types as follows:

                                              Number of                     Aggregate                 % of Aggregate
Property Types                            Home Equity Loans               Loan Balance                 Loan Balance
--------------                            -----------------               ------------                 ------------
Condominium                                            76                $   3,718,152.01                        0.56%
Manufactured Housing                                  237                   11,714,999.76                        1.75
Mixed Use                                              33                    4,468,132.43                        0.67
Planned Unit Development                               65                    6,303,530.95                        0.94
Single Family Attached                                392                   19,334,948.93                        2.89
Single Family Detached                              9,626                  574,205,997.58                       85.82
Two-to-Four Family                                    666                   49,326,220.10                        7.37

          Total                                    11,095                 $669,071,981.76                      100.00%


             Distribution of Months of Seasoning - Fixed Rate Group

         The distribution of the number of months of seasoning of the Home Equity Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:

                                          Number of                     Aggregate                   % of Aggregate
Months of Seasoning                   Home Equity Loans               Loan Balance                   Loan Balance
-------------------                   -----------------               ------------                   ------------
 0  to     1                                     6,653                  $404,765,174.52                        60.50%
 2  to    12                                     4,437                   264,173,171.86                        39.48
13  to    24                                         5                       133,635.38                         0.02

          Total                                 11,095                  $669,071,981.76                       100.00%


         Distribution of Remaining Terms to Maturity - Fixed Rate Group

         The distribution of the number of months remaining to maturity of the Home Equity Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:


Months Remaining                          Number of                     Aggregate                   % of Aggregate
to Maturity                           Home Equity Loans               Loan Balance                   Loan Balance
-----------                           -----------------               ------------                   ------------
  0       to   120                                529                $   14,431,765.70                           2.16%
121       to   180                              7,212                   432,368,266.05                          64.62
181       to   240                              1,669                    91,899,006.01                          13.74
241       to   360                              1,685                   130,372,944.00                          19.49

          Total                                11,095                  $669,071,981.76                         100.00%

                       Occupancy Status - Fixed Rate Group

         The occupancy status of the Properties securing the Home Equity Loans in the Fixed Rate Group as of the Statistical Calculation Date was as follows:

                                          Number of                     Aggregate                   % of Aggregate
Occupancy Status                      Home Equity Loans               Loan Balance                   Loan Balance
----------------                      -----------------               ------------                   ------------
Investor Owned                                    622                 $  28,353,889.03                           4.24%
Owner Occupied                                 10,473                   640,718,092.73                          95.76

          Total                                11,095                  $669,071,981.76                         100.00%


Home Equity Loans -- Adjustable Rate Group

         As of the Statistical Calculation Date, the average Loan Balance of the Home Equity Loans in the Adjustable Rate Group was $80,398.61; the Coupon Rates of the Home Equity Loans in the Adjustable Rate Group ranged from 5.99% to 15.10%; the weighted average Loan-to-Value Ratio of the Home Equity Loans in the Adjustable Rate Group was 75.11%; the weighted average Coupon Rate of the Home Equity Loans in the Adjustable Rate Group was 10.19%; the weighted average remaining term to maturity of the Home Equity Loans in the Adjustable Rate Group was 357.75 months; and the weighted average original term to maturity of the Home Equity Loans in the Adjustable Rate Group was 359.09 months. The remaining terms to maturity as of the Statistical Calculation Date of the Home Equity Loans in the Adjustable Rate Group ranged from 117 months to 360 months. The minimum and maximum Loan Balances of the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date were $9,996.34 and $431,053.02, respectively. None of the Home Equity Loans in the Adjustable Rate Group contain "balloon" payments. No Home Equity Loan in the Adjustable Rate Group will mature later than June 15, 2027.

         All of the Home Equity Loans in the Adjustable Rate Group have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Home Equity Loans in the Adjustable Rate Group was 16.45%, with maximum Coupon Rates that range from 11.99% to 22.10%. The Home Equity Loans in the Adjustable Rate Group have a weighted average gross margin as of the Statistical Calculation Date of 6.51%. The gross margin for the Home Equity Loans in the Adjustable Rate Group ranges from 0% to 10.75%.

         Approximately $127,829,808.91 or 52.65% of the Home Equity Loans in the Adjustable Rate Group by aggregate Loan Balance as of the Statistical Calculation Date are Six-Month LIBOR Loans. The Six-Month LIBOR Loans have periodic reset caps ranging from 1% to 2%.

         Approximately $98,756,977.02 or 40.67% of the Home Equity Loans in the Adjustable Rate Group by aggregate Loan Balance as of the Statistical Calculation Date are 2/28 Loans. After the first adjustment, the 2/28 Loans have periodic reset caps ranging from 1% to 3%.

         Approximately $16,217,031.17 or 6.68% of the Home Equity Loans in the Adjustable Rate Group by aggregate Loan Balance as of the Statistical Calculation Date are 3/27 Loans. After the first adjustment, the 3/27 Loans have periodic reset caps ranging from 1% to 1.5%.

    Geographic Distribution of Mortgaged Properties -- Adjustable Rate Group

         The geographic distribution of Home Equity Loans in the Adjustable Rate Group by state, as of the Statistical Calculation Date, was as follows:

                                                    Number of                  Aggregate               % of Aggregate
State                                           Home Equity Loans             Loan Balance              Loan Balance
-----                                           -----------------             ------------              ------------
Arizona                                                      84              $   7,248,456.73                   2.99%
Arkansas                                                      6                    330,335.08                   0.14
California                                                  204                 26,498,047.33                  10.91
Colorado                                                    127                 12,141,063.43                   5.00
Connecticut                                                  39                  3,914,512.00                   1.61
Delaware                                                      1                     71,969.80                   0.03
District of Columbia                                          2                    154,477.35                   0.06
Florida                                                      58                  5,370,819.87                   2.21
Georgia                                                      25                  2,823,803.48                   1.16
Hawaii                                                       10                  1,797,612.92                   0.74
Idaho                                                        28                  2,110,608.77                   0.87
Illinois                                                    106                  9,036,827.21                   3.72
Indiana                                                      86                  5,507,438.51                   2.27
Iowa                                                         97                  4,927,714.27                   2.03
Kansas                                                       41                  2,392,621.74                   0.99
Kentucky                                                     42                  2,975,407.72                   1.23
Louisiana                                                     1                    112,500.00                   0.05
Maine                                                         1                    155,905.49                   0.06
Maryland                                                     40                  4,152,214.27                   1.71
Massachusetts                                                21                  2,271,568.48                   0.94
Michigan                                                    948                 59,044,777.72                  24.32
Minnesota                                                    21                  1,434,255.43                   0.59
Missouri                                                     76                  4,836,704.56                   1.99
Montana                                                      10                  1,220,098.26                   0.50
Nebraska                                                     19                  1,029,848.27                   0.42
Nevada                                                       22                  2,502,630.46                   1.03
New Hampshire                                                 3                    237,224.02                   0.10
New Jersey                                                   15                  1,525,613.40                   0.63
New Mexico                                                   71                  6,942,843.56                   2.86
New York                                                     23                  2,584,022.30                   1.06
North Carolina                                               40                  2,766,928.89                   1.14
Ohio                                                        221                 15,498,662.00                   6.38
Oklahoma                                                     11                    879,951.14                   0.36
Oregon                                                       44                  3,972,267.64                   1.64
Pennsylvania                                                 28                  2,535,309.95                   1.04
Rhode Island                                                  7                    747,256.49                   0.31
South Carolina                                               10                    620,954.56                   0.26
South Dakota                                                  1                     25,988.62                   0.01
Tennessee                                                    23                  2,512,125.37                   1.03
Texas                                                       104                  9,967,861.20                   4.11
Utah                                                        112                 11,482,302.62                   4.73
Virginia                                                     11                  1,018,140.18                   0.42
Washington                                                  104                 10,797,424.13                   4.45
West Virginia                                                 9                    463,103.82                   0.19
Wisconsin                                                    63                  3,820,818.30                   1.57
Wyoming                                                       5                    342,799.76                   0.14

          Total                                           3,020               $242,803,817.10                 100.00%

             Original Loan-to-Value Ratios -- Adjustable Rate Group

         The original Loan-to-Value Ratios of the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date were distributed as follows:

Range of                                 Number of                       Aggregate                   % of Aggregate
Original LTV's                       Home Equity Loans                 Loan Balance                   Loan Balance
--------------                       -----------------                 ------------                   ------------
  5.01    to    10.00%                             1                   $       10,990.94                       0.00%
 10.01    to    15.00                              2                           41,980.44                       0.02
 15.01    to    20.00                              2                           51,969.35                       0.02
 20.01    to    25.00                              8                          374,718.72                       0.15
 25.01    to    30.00                             21                          992,999.08                       0.41
 30.01    to    35.00                             16                          648,024.86                       0.27
 35.01    to    40.00                             27                        1,096,997.71                       0.45
 40.01    to    45.00                             42                        1,656,987.25                       0.68
 45.01    to    50.00                             88                        4,033,490.54                       1.66
 50.01    to    55.00                             60                        3,271,187.87                       1.35
 55.01    to    60.00                            143                        7,975,664.82                       3.28
 60.01    to    65.00                            233                       15,404,673.98                       6.34
 65.01    to    70.00                            348                       27,437,543.46                      11.30
 70.01    to    75.00                            578                       45,485,915.40                      18.73
 75.01    to    80.00                            953                       82,899,266.66                      34.14
 80.01    to    85.00                            414                       41,263,883.28                      16.99
 85.01    to    90.00                             81                        9,540,409.41                       3.93
 90.01    to    95.00                              1                          229,863.33                       0.09
 95.01    to   100.00                              2                          387,250.00                       0.16

          Total                                3,020                     $242,803,817.10                     100.00%


   Statistical Calculation Date Current Coupon Rates -- Adjustable Rate Group

         The Coupon Rates borne by the Notes relating to the Home Equity Loans in the Adjustable Rate Group were distributed as follows as of the Statistical Calculation Date:

Range of Current                         Number of                      Aggregate                   % of Aggregate
Coupon Rates                         Home Equity Loans                Loan Balance                   Loan Balance
------------                         -----------------                ------------                   ------------
  5.01    to     6.00%                             2                  $     151,349.00                         0.06%
  6.01    to     7.00                             10                      1,564,256.24                         0.64
  7.01    to     8.00                             45                      5,259,432.57                         2.17
  8.01    to     9.00                            333                     34,767,586.07                        14.32
  9.01    to    10.00                            797                     72,764,429.14                        29.97
 10.01    to    11.00                          1,014                     78,025,502.93                        32.14
 11.01    to    12.00                            586                     37,982,962.03                        15.64
 12.01    to    13.00                            152                      8,392,594.80                         3.46
 13.01    to    14.00                             42                      2,169,173.54                         0.89
 14.01    to    15.00                             38                      1,679,737.39                         0.69
 15.01    to    16.00                              1                         46,793.39                         0.02

          Total                                3,020                   $242,803,817.10                       100.00%

       Statistical Calculation Date Loan Balances -- Adjustable Rate Group

         The distribution of the outstanding principal amounts of the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:


Range of Loan Balances                             Home Equity Loans            Loan Balance             Loan Balance
----------------------                             -----------------            ------------             ------------
  $        0.00       to        $  25,000.00                  115             $    2,356,064.74                  0.97%
      25,000.01       to           50,000.00                  811                 31,352,128.53                 12.91
      50,000.01       to           75,000.00                  817                 50,562,365.09                 20.82
      75,000.01       to          100,000.00                  546                 47,507,669.52                 19.57
     100,000.01       to          125,000.00                  301                 33,617,305.11                 13.85
     125,000.01       to          150,000.00                  172                 23,640,005.57                  9.74
     150,000.01       to          175,000.00                   83                 13,503,002.81                  5.56
     175,000.01       to          200,000.00                   66                 12,309,379.60                  5.07
     200,000.01       to          225,000.00                   43                  9,106,204.67                  3.75
     225,000.01       to          250,000.00                   19                  4,503,522.41                  1.85
     250,000.01       to          275,000.00                   15                  3,892,912.47                  1.60
     275,000.01       to          300,000.00                   12                  3,486,570.20                  1.44
     300,000.01       to          325,000.00                    8                  2,484,274.70                  1.02
     325,000.01       to          350,000.00                    5                  1,697,147.27                  0.70
     350,000.01       to          375,000.00                    1                    359,781.46                  0.15
     375,000.01       to          400,000.00                    3                  1,168,681.00                  0.48
     400,000.01       to     425,000.00                         2                    825,748.93                  0.34
     425,000.01       to     450,000.00                         1                    431,053.02                  0.18

             Total                                          3,020               $242,803,817.10                100.00%


             Types of Mortgaged Properties -- Adjustable Rate Group

         The Properties securing the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date were of the property types as follows:

                                          Number of                     Aggregate                   % of Aggregate
Property Types                        Home Equity Loans               Loan Balance                   Loan Balance
--------------                        -----------------               ------------                   ------------
Condominium                                         39                 $   3,291,977.92                       1.36%
Manufactured Housing                                96                     5,881,752.10                       2.42
Planned Unit Development                            50                     6,761,855.75                       2.78
Mixed Use                                            1                       110,000.00                       0.05
Single Family Attached                              25                     1,625,066.69                       0.67
Single Family Detached                           2,693                   215,195,077.47                      88.63
Two-to-Four Family                                 116                     9,938,087.17                       4.09

          Total                                  3,020                  $242,803,817.10                     100.00%


          Distribution of Months of Seasoning -- Adjustable Rate Group

         The distribution of the number of months of seasoning of the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:

Months of                                 Number of                     Aggregate                   % of Aggregate
Seasoning                             Home Equity Loans               Loan Balance                   Loan Balance
---------                             -----------------               ------------                   ------------
  0       to     1                               1,813                  $146,025,742.31                      60.14%
  2       to    12                               1,207                    96,778,074.79                      39.86

          Total                                  3,020                  $242,803,817.10                     100.00%


      Distribution of Remaining Terms to Maturity -- Adjustable Rate Group

         The distribution of the number of months remaining to maturity of the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:

Months Remaining                          Number of                     Aggregate                   % of Aggregate
to Maturity                           Home Equity Loans               Loan Balance                   Loan Balance
-----------                           -----------------               ------------                   ------------
 60       to   120                                   2              $         49,572.93                       0.02%
121       to   180                                  15                       766,196.77                       0.32
181       to   240                                  11                       592,404.22                       0.24
300       to   360                               2,992                   241,395,643.18                      99.42

          Total                                  3,020                  $242,803,817.10                     100.00%


                    Occupancy Status -- Adjustable Rate Group

         The occupancy status of the Properties securing the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:

                                          Number of                     Aggregate                   % of Aggregate
Occupancy Status                      Home Equity Loans               Loan Balance                   Loan Balance
----------------                      -----------------               ------------                   ------------
Investor Owned                                     155               $     9,010,880.39                       3.71%
Owner Occupied                                   2,865                   233,792,936.71                      96.29

          Total                                  3,020                  $242,803,817.10                     100.00%


                Distribution of Margins -- Adjustable Rate Group

         The margins borne by the Notes relating to the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:

          Range of                                                     Outstanding
           Margins                         Count                    Principal Balance                 % of Total
           -------                         -----                    -----------------                 ----------
 0.00      to    3.99%                             10                $    1,473,802.59                       0.61%
 4.00      to    4.99                              86                     9,626,117.65                       3.96
 5.00      to    5.99                             700                    71,159,741.41                      29.31
 6.00      to    6.99                           1,045                    85,097,755.46                      35.05
 7.00      to    7.99                             798                    54,367,025.07                      22.39
 8.00      to    8.99                             319                    17,713,584.82                       7.30
 9.00      to    9.99                              59                     3,290,676.97                       1.36
10.00      to   10.99                               3                        75,113.13                       0.03

            Total                               3,020                  $242,803,817.10                     100.00%


          Distribution of Maximum Coupon Rates -- Adjustable Rate Group

         The maximum Coupon Rates borne by the Notes relating to the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:

                                                                       Outstanding
        Maximum Rate                       Count                    Principal Balance                 % of Total
        ------------                       -----                    -----------------                 ----------
 11.01      to     12.00%                           1                    $     76,000.00                       0.03%
 12.01      to     13.00                            6                         907,890.24                       0.37
 13.01      to     14.00                           33                       4,206,198.18                       1.73
 14.01      to     15.00                          204                      21,514,455.36                       8.86
 15.01      to     16.00                          728                      66,982,659.77                      27.59
 16.01      to     17.00                        1,054                      83,802,214.33                      34.51
 17.01      to     18.00                          678                      46,608,172.32                      19.20
 18.01      to     19.00                          210                      13,407,117.17                       5.52
 19.01      to     20.00                           56                       3,114,355.96                       1.28
 20.01      to     21.00                           40                       1,758,120.67                       0.72
 21.01      to     22.00                            9                         379,839.71                       0.16
 22.01      to     23.00                            1                          46,793.39                       0.02

            Total                               3,020                    $242,803,817.10                     100.00%

          Distribution of Coupon Rates Change -- Adjustable Rate Group

         The number of months until the next Coupon Rate change for each of the Notes relating to the Home Equity Loans in the Adjustable Rate Group as of the Statistical Calculation Date was as follows:

     Month of Next Coupon                 Number of                     Aggregate                   % of Aggregate
         Rate Change                  Home Equity Loans               Loan Balance                   Loan Balance
         -----------                  -----------------               ------------                   ------------
May, 1997.....................                        6                      $666,319.56                       0.27%
June, 1997....................                       45                     3,680,976.26                       1.52
July, 1997....................                       72                     5,683,836.40                       2.34
August, 1997..................                      392                    31,878,314.32                      13.13
September, 1997...............                      419                    30,189,928.25                      12.43
October, 1997.................                      495                    38,590,987.28                      15.89
November, 1997................                      199                    16,443,796.84                       6.77
December, 1997................                        8                       695,650.00                       0.29
September, 1998...............                        1                       126,375.42                       0.05
November, 1998................                        4                       199,206.32                       0.08
December, 1998................                        7                       343,041.33                       0.14
January, 1999.................                       24                     1,830,770.10                       0.75
February, 1999................                      110                    10,084,825.92                       4.15
March, 1999...................                      219                    18,018,894.73                       7.42
April, 1999...................                      429                    35,286,858.69                      14.53
May, 1999.....................                      392                    30,845,204.51                      12.70
June, 1999....................                       37                     2,021,800.00                       0.83
September, 1999...............                        1                       123,918.97                       0.05
December, 1999................                        3                       389,364.30                       0.16
January, 2000.................                        5                       430,133.94                       0.18
February, 2000................                       15                     1,118,679.59                       0.46
March, 2000...................                       44                     4,642,456.33                       1.91
April, 2000...................                       51                     4,780,653.04                       1.97
May, 2000.....................                       42                     4,731,825.00                       1.95
  Total.......................                    3,020                  $242,803,817.10                     100.00%

Interest Payments on the Home Equity Loans

         There are a number of Home Equity Loans on which interest is charged to the obligor (the "Mortgagor") at the Coupon Rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Home Equity Loans, "Date-of-Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. If it were assumed that all the Mortgagors on the Date-of-Payment Loans were to pay on the latest date possible without the Date-of-Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the aggregate Loan Balance of the Home Equity Loans. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Owners of the Offered Certificates (other than the Class A-11IO Certificates) and the timing of the reduction of the Notional Principal Amount on the Class A-11IO Certificates may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor.

         The Home Equity Loans which are not Date-of-Payment Loans (the "Actuarial Loans") provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Fixed Rate Group Certificates"), the yield to maturity on the Offered Certificates will relate to the rate of payment of principal of the Home Equity Loans in the related Home Equity Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Sellers of Home Equity Loans and any accelerated payment of principal. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates such as the Home Equity Loans in the Fixed Rate Group is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         All of the Home Equity Loans in the Adjustable Rate Group are adjustable-rate home equity loans. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate home equity loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

         The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Home Equity Loans in the Adjustable Rate Group. As a 2/28 Loan or 3/27 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Home Equity Loans in the Adjustable Rate Group may differ from that on the Home Equity Loans in the Fixed Rate Group because the amount of the monthly payments on the Home Equity Loans in the Adjustable Rate Group are subject to adjustment on each adjustment date.

         The prepayment experience on non-conventional mortgage loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many non-conventional borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional mortgage loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. Prepayments may also affect the yield to the Owners of the Adjustable Rate Group Certificates, if the weighted average margins are reduced.

         In addition to the foregoing factors affecting the weighted average life of each Class of the Offered Certificates, the overcollateralization provisions of the Trust may result in an additional reduction of the Class A Certificates relative to the amortization of the Home Equity Loans in early months of the transaction. The accelerated amortization is achieved by the application of the Monthly Excess Interest Amount to the payment of the Certificate Principal Balance of the related Classes of Offered Certificates. This creates overcollateralization which results from the excess of the aggregate Loan Balances of the Home Equity Loans over the Aggregate Certificate Principal Balance. Once the Targeted Overcollateralization Amount is reached, the application of the Monthly Excess Interest Amount to pay down principal will cease, unless necessary to maintain the Overcollateralization Amount at the Targeted Overcollateralization Amount.

Projected Prepayment and Yield for Offered Certificates

         As indicated above, if purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the related Home Equity Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the related Home Equity Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The "Final Scheduled Payment Date" for each Class of the Offered Certificates is as set forth in the Summary of Terms hereof. Such dates are the dates on which the "Initial Certificate Principal Balance" set forth in the Summary of Terms hereof for the related Class as of the Closing Date less all amounts previously distributed to the Owners on account of principal would be reduced to zero assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received and that no Monthly Excess Interest Amount will be used to make accelerated payments of principal to the Owners of the Class A Certificates. The Final Scheduled Payment Date for the Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates and each Class of the Subordinate Certificates is the thirteenth Payment Date following the calendar month in which the Loan Balances of all Home Equity Loans in the related Home Equity Loan Group have been reduced to zero assuming that such Home Equity Loans pay in accordance with their terms. The weighted average life of each Class of the Offered Certificates is likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the final Payment Date with respect to the Offered Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur and (ii) the owners of the Class R Certificates may cause a termination of the Trust on or after the Clean-Up Call Date.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).

         It is very unlikely that the Home Equity Loans will prepay at rates consistent with the Prepayment Assumption until maturity or that all of the Home Equity Loans in the related Home Equity Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Home Equity Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Offered Certificates (other than the Class A-11IO Certificates).

         The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes conditional prepayment rates of 4% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of the mortgage loans and an additional 1.455% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates (other than the Class A-11IO Certificates) set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates (other than the Class A-11IO Certificates) may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans of each Home Equity Loan Group which consist of pools of loans with level-pay and balloon amortization methodologies, Statistical Calculation Date Loan Balances, mortgage rates, net mortgage rates, original and remaining terms to maturity, and original amortization terms as applicable, are as set forth in the "Representative Loan Pools" table below, (ii) the Closing Date for the Certificates occurs on June 12, 1997, (iii) distributions on the Certificates are made on the 15th day of each month regardless of the day on which the Payment Date actually occurs, commencing July 15, 1997, in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Trustee Fee, (v) the Home Equity Loans' prepayment rates with respect to the Fixed Rate Group are a multiple of the applicable Prepayment Assumption and with respect to the Adjustable Rate Group are constant percentages of conditional prepayment rates (CPR) each as stated in the "Prepayment Scenarios" table below; (vi) prepayments include 30 days' interest thereon, (vii) no optional termination or mandatory termination is exercised,
(viii) the Targeted Overcollateralization Amount is set initially as specified in this Prospectus Supplement and the Pooling and Servicing Agreement and thereafter decreases in accordance with its provisions, (ix) the Coupon Rate for each Home Equity Loan in the Adjustable Rate Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) the assumed level of the applicable index is 5.96484% and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap and maximum interest rate) and (x) the Pass-Through Rate for each Class of the Adjustable Rate Group Certificates remains constant at its respective initial rates up to and including the Clean-Up Call Date and, thereafter, at its respective initial rates plus the step-up required after the Clean-Up Call Date.

                              PREPAYMENT SCENARIOS

                               Scenario I      Scenario II      Scenario III      Scenario IV      Scenario V       Scenario VI
                               ----------      -----------      ------------      -----------      ----------       -----------
Fixed Rate Group (1)               0%              50%              100%             125%             150%             200%
Adjustable Rate Group (2)          0%              15%               25%              30%              40%              50%

------------
(1) As a percentage of the Prepayment Assumption.
(2) As a conditional prepayment rate (CPR) percentage.

                            REPRESENTATIVE LOAN POOLS

                                FIXED RATE GROUP



     Pool       Principal         Gross Coupon        Net Coupon
    Number       Balance              Rate               Rate
-------------------------------------------------------------------
      1       $491,709,321.80       11.872%            11.372%
      2         20,041,893.42       11.516             11.016
      3        249,109,506.14       11.293             10.793
      4        184,139,278.64       10.975             10.475


                 Original      Remaining     Original
                  Term to       Term to    Amortization
     Pool        Maturity      Maturity        Term        Amortization
    Number      (in months)   (in months)   (in months)       Method
------------------------------------------------------------------------
      1              180           179            360       Balloon
      2              112           111            112       Level Pay
      3              211           210            211       Level Pay
      4              358           357            358       Level Pay



                              ADJUSTABLE RATE GROUP

                                                                                        Current       Next
                                    Gross          Net        Months                   Periodic     Periodic      Life        Life
   Pool          Principal         Coupon        Coupon       to Rate      Gross         Rate         Rate        Rate        Rate
  Number          Balance           Rate          Rate        Change      Margin          Cap         Cap         Floor        Cap
------------------------------------------------------------------------------------------------------------------------------------
     1        $ 9,768,962.22        9.996%         9.496%        1          6.448%      1.004%       1.004%      9.418%      16.264%
     2         19,510,111.98       10.055          9.555         2          6.434        1.009       1.000       9.877       16.241
     3         56,026,014.60       10.246          9.746         3          6.980        1.002       1.002      10.182       16.411
     4         51,095,992.84        9.808          9.308         4          6.640        1.011       1.005       9.775       16.071
     5         31,153,660.04        9.784          9.284         5          6.596        1.001       1.001       9.783       16.112
     6            916,822.49       10.059          9.559         6          7.099        1.000       1.000      10.059       16.059
     7        130,155,419.40       10.382          9.882        22          6.267        2.978       1.084      10.342       16.698
     8         21,373,016.45       10.610         10.110        34          6.386        3.279       1.014      10.559       16.682

                    Original       Remaining
                    Term to         Term to
   Pool             Maturity       Maturity       Amortization
  Number          (in months)     (in months)        Method
-----------------------------------------------------------------
     1                358             354          Level Pay
     2                359             356          Level Pay
     3                359             357          Level Pay
     4                359             358          Level Pay
     5                356             356          Level Pay
     6                360             360          Level Pay
     7                360             359          Level Pay
     8                360             359          Level Pay

         The following tables set forth the percentages of the initial principal amount of the Offered Certificates (other than the Class A-11I0 Certificates) that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                            Class A-1
                                             Scenario
                 ---------------------------------------------------------------
Payment Date      I          II        III        IV         V         VI
Initial Percent        100        100       100        100        100       100
6/15/98                 86         38         0          0          0         0
6/15/99                 78          0         0          0          0         0
6/15/00                 70          0         0          0          0         0
6/15/01                 61          0         0          0          0         0
6/15/02                 50          0         0          0          0         0
6/15/03                 39          0         0          0          0         0
6/15/04                 27          0         0          0          0         0
6/15/05                 16          0         0          0          0         0
6/15/06                  3          0         0          0          0         0
6/15/07                  0          0         0          0          0         0
6/15/08                  0          0         0          0          0         0
6/15/09                  0          0         0          0          0         0
6/15/10                  0          0         0          0          0         0
6/15/11                  0          0         0          0          0         0
6/15/12                  0          0         0          0          0         0
6/15/13                  0          0         0          0          0         0
6/15/14                  0          0         0          0          0         0
6/15/15                  0          0         0          0          0         0
6/15/16                  0          0         0          0          0         0
6/15/17                  0          0         0          0          0         0
6/15/18                  0          0         0          0          0         0
6/15/19                  0          0         0          0          0         0
6/15/20                  0          0         0          0          0         0
6/15/21                  0          0         0          0          0         0
6/15/22                  0          0         0          0          0         0
6/15/23                  0          0         0          0          0         0
6/15/24                  0          0         0          0          0         0
6/15/25                  0          0         0          0          0         0
6/15/26                  0          0         0          0          0         0
6/15/27                  0          0         0          0          0         0

Weighted Average Life    4.82       0.86      0.57       0.50       0.45      0.38
to Maturity (Years)(1)
Weighted Average Life    4.82       0.86      0.57       0.50       0.45      0.38
to Call (Years)(1)

                                               Class A-2
                                                Scenario
                    ------------------------------------------------------------
Payment Date        I          II         III        IV         V          VI
Initial Percent        100        100        100        100        100       100
6/15/98                100        100         89         66         42         0
6/15/99                100         65          0          0          0         0
6/15/00                100          2          0          0          0         0
6/15/01                100          0          0          0          0         0
6/15/02                100          0          0          0          0         0
6/15/03                100          0          0          0          0         0
6/15/04                100          0          0          0          0         0
6/15/05                100          0          0          0          0         0
6/15/06                100          0          0          0          0         0
6/15/07                 91          0          0          0          0         0
6/15/08                 77          0          0          0          0         0
6/15/09                 61          0          0          0          0         0
6/15/10                 43          0          0          0          0         0
6/15/11                 23          0          0          0          0         0
6/15/12                  0          0          0          0          0         0
6/15/13                  0          0          0          0          0         0
6/15/14                  0          0          0          0          0         0
6/15/15                  0          0          0          0          0         0
6/15/16                  0          0          0          0          0         0
6/15/17                  0          0          0          0          0         0
6/15/18                  0          0          0          0          0         0
6/15/19                  0          0          0          0          0         0
6/15/20                  0          0          0          0          0         0
6/15/21                  0          0          0          0          0         0
6/15/22                  0          0          0          0          0         0
6/15/23                  0          0          0          0          0         0
6/15/24                  0          0          0          0          0         0
6/15/25                  0          0          0          0          0         0
6/15/26                  0          0          0          0          0         0
6/15/27                  0          0          0          0          0         0

Weighted Average Life   12.52       2.29       1.35       1.15       1.01      0.84
to Maturity (Years)(1)
Weighted Average Life   12.52       2.29       1.35       1.15       1.01      0.84
to Call (Years)(1)

                                                    Class A-3
                                                     Scenario
                        ------------------------------------------------------------------

Payment Date              I          II        III        IV         V          VI
Initial Percent                100        100        100        100        100       100
6/15/98                        100        100        100        100        100        96
6/15/99                        100        100         78         48         20         0
6/15/00                        100        100         15          0          0         0
6/15/01                        100         67          0          0          0         0
6/15/02                        100         36          0          0          0         0
6/15/03                        100         10          0          0          0         0
6/15/04                        100          0          0          0          0         0
6/15/05                        100          0          0          0          0         0
6/15/06                        100          0          0          0          0         0
6/15/07                        100          0          0          0          0         0
6/15/08                        100          0          0          0          0         0
6/15/09                        100          0          0          0          0         0
6/15/10                        100          0          0          0          0         0
6/15/11                        100          0          0          0          0         0
6/15/12                          0          0          0          0          0         0
6/15/13                          0          0          0          0          0         0
6/15/14                          0          0          0          0          0         0
6/15/15                          0          0          0          0          0         0
6/15/16                          0          0          0          0          0         0
6/15/17                          0          0          0          0          0         0
6/15/18                          0          0          0          0          0         0
6/15/19                          0          0          0          0          0         0
6/15/20                          0          0          0          0          0         0
6/15/21                          0          0          0          0          0         0
6/15/22                          0          0          0          0          0         0
6/15/23                          0          0          0          0          0         0
6/15/24                          0          0          0          0          0         0
6/15/25                          0          0          0          0          0         0
6/15/26                          0          0          0          0          0         0
6/15/27                          0          0          0          0          0         0

Weighted Average Life to         14.93      4.66      2.49       2.04       1.74       1.36
Maturity (Years)(1)
Weighted Average Life to         14.93      4.66      2.49       2.04       1.74       1.36
Call (Years)(1)




                                                         Class A-4
                                                         Scenario
                            -----------------------------------------------------------------
Payment Date                  I          II         III       IV         V          VI
Initial Percent                   100        100        100        100        100       100
6/15/98                           100        100        100        100        100       100
6/15/99                           100        100        100        100        100         4
6/15/00                           100        100        100         36          0         0
6/15/01                           100        100         34          0          0         0
6/15/02                           100        100          0          0          0         0
6/15/03                           100        100          0          0          0         0
6/15/04                           100         79          0          0          0         0
6/15/05                           100         47          0          0          0         0
6/15/06                           100         15          0          0          0         0
6/15/07                           100          0          0          0          0         0
6/15/08                           100          0          0          0          0         0
6/15/09                           100          0          0          0          0         0
6/15/10                           100          0          0          0          0         0
6/15/11                           100          0          0          0          0         0
6/15/12                             0          0          0          0          0         0
6/15/13                             0          0          0          0          0         0
6/15/14                             0          0          0          0          0         0
6/15/15                             0          0          0          0          0         0
6/15/16                             0          0          0          0          0         0
6/15/17                             0          0          0          0          0         0
6/15/18                             0          0          0          0          0         0
6/15/19                             0          0          0          0          0         0
6/15/20                             0          0          0          0          0         0
6/15/21                             0          0          0          0          0         0
6/15/22                             0          0          0          0          0         0
6/15/23                             0          0          0          0          0         0
6/15/24                             0          0          0          0          0         0
6/15/25                             0          0          0          0          0         0
6/15/26                             0          0          0          0          0         0
6/15/27                             0          0          0          0          0         0

Weighted Average Life to            14.93      7.98       3.88       3.04       2.50      1.90
Maturity (Years)(1)
Weighted Average Life to            14.93      7.98       3.88       3.04       2.50      1.90
Call (Years) (1)
------------------------------
(1)      The weighted average life of the Offered Certificates (other than the
         Class A-11IO) is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                                     Class A-5
                                                     Scenario
                        -------------------------------------------------------------------
Payment Date                I          II         III       IV         V          VI
Initial Percent                100        100        100        100        100        100
6/15/98                        100        100        100        100        100        100
6/15/99                        100        100        100        100        100        100
6/15/00                        100        100        100        100         38          0
6/15/01                        100        100        100         48          0          0
6/15/02                        100        100         55          0          0          0
6/15/03                        100        100          0          0          0          0
6/15/04                        100        100          0          0          0          0
6/15/05                        100        100          0          0          0          0
6/15/06                        100        100          0          0          0          0
6/15/07                        100         82          0          0          0          0
6/15/08                        100         51          0          0          0          0
6/15/09                        100         22          0          0          0          0
6/15/10                        100          0          0          0          0          0
6/15/11                        100          0          0          0          0          0
6/15/12                         37          0          0          0          0          0
6/15/13                          5          0          0          0          0          0
6/15/14                          0          0          0          0          0          0
6/15/15                          0          0          0          0          0          0
6/15/16                          0          0          0          0          0          0
6/15/17                          0          0          0          0          0          0
6/15/18                          0          0          0          0          0          0
6/15/19                          0          0          0          0          0          0
6/15/20                          0          0          0          0          0          0
6/15/21                          0          0          0          0          0          0
6/15/22                          0          0          0          0          0          0
6/15/23                          0          0          0          0          0          0
6/15/24                          0          0          0          0          0          0
6/15/25                          0          0          0          0          0          0
6/15/26                          0          0          0          0          0          0
6/15/27                          0          0          0          0          0          0

Weighted Average Life to        15.19       11.12      5.17       4.05       3.14       2.24
Maturity (Years)(1)
Weighted Average Life to        15.19       11.12      5.17       4.05       3.14       2.24
Call (Years)(1)



                                                         Class A-6
                                                          Scenario
                              ------------------------------------------------------------------
Payment Date                       I          II         III        IV        V          VI
Initial Percent                     100        100        100        100        100       100
6/15/98                             100        100        100        100        100       100
6/15/99                             100        100        100        100        100       100
6/15/00                             100        100        100        100        100         0
6/15/01                             100        100        100        100         50         0
6/15/02                             100        100        100         46          0         0
6/15/03                             100        100         97          0          0         0
6/15/04                             100        100         14          0          0         0
6/15/05                             100        100          0          0          0         0
6/15/06                             100        100          0          0          0         0
6/15/07                             100        100          0          0          0         0
6/15/08                             100        100          0          0          0         0
6/15/09                             100        100          0          0          0         0
6/15/10                             100         88          0          0          0         0
6/15/11                             100         37          0          0          0         0
6/15/12                             100          0          0          0          0         0
6/15/13                             100          0          0          0          0         0
6/15/14                              41          0          0          0          0         0
6/15/15                               0          0          0          0          0         0
6/15/16                               0          0          0          0          0         0
6/15/17                               0          0          0          0          0         0
6/15/18                               0          0          0          0          0         0
6/15/19                               0          0          0          0          0         0
6/15/20                               0          0          0          0          0         0
6/15/21                               0          0          0          0          0         0
6/15/22                               0          0          0          0          0         0
6/15/23                               0          0          0          0          0         0
6/15/24                               0          0          0          0          0         0
6/15/25                               0          0          0          0          0         0
6/15/26                               0          0          0          0          0         0
6/15/27                               0          0          0          0          0         0

Weighted Average Life to              16.92      13.81      6.62       5.04      4.06       2.54
Maturity (Years)(1)
Weighted Average Life to              16.92      13.81      6.62       5.04      4.06       2.54
Call (Years)(1)


                                                     Class A-7
                                                     Scenario
                        -------------------------------------------------------------------
Payment Date                 I          II         III       IV         V          VI
Initial Percent                100        100        100        100        100        100
6/15/98                        100        100        100        100        100        100
6/15/99                        100        100        100        100        100        100
6/15/00                        100        100        100        100        100         15
6/15/01                        100        100        100        100        100          2
6/15/02                        100        100        100        100         55          0
6/15/03                        100        100        100         73         15          0
6/15/04                        100        100        100         38          0          0
6/15/05                        100        100         88         28          0          0
6/15/06                        100        100         63         11          0          0
6/15/07                        100        100         40          0          0          0
6/15/08                        100        100         19          0          0          0
6/15/09                        100        100          2          0          0          0
6/15/10                        100        100          0          0          0          0
6/15/11                        100        100          0          0          0          0
6/15/12                        100          0          0          0          0          0
6/15/13                        100          0          0          0          0          0
6/15/14                        100          0          0          0          0          0
6/15/15                         98          0          0          0          0          0
6/15/16                         91          0          0          0          0          0
6/15/17                         84          0          0          0          0          0
6/15/18                         75          0          0          0          0          0
6/15/19                         65          0          0          0          0          0
6/15/20                         54          0          0          0          0          0
6/15/21                         42          0          0          0          0          0
6/15/22                         29          0          0          0          0          0
6/15/23                         14          0          0          0          0          0
6/15/24                          0          0          0          0          0          0
6/15/25                          0          0          0          0          0          0
6/15/26                          0          0          0          0          0          0
6/15/27                          0          0          0          0          0          0

Weighted Average Life to         23.08      14.92      9.69       7.10       5.27       3.02
Maturity (Years)(1)
Weighted Average Life to         23.08      14.92      9.04       6.72       5.25       3.02
Call (Years)(1)


                                                         Class A-8
                                                          Scenario
                                 --------------------------------------------------------------
Payment Date                      I          II         III        IV        V          VI
Initial Percent                     100        100        100        100        100       100
6/15/98                             100        100        100        100        100       100
6/15/99                             100        100        100        100        100       100
6/15/00                             100        100        100        100        100       100
6/15/01                             100        100        100        100        100       100
6/15/02                             100        100        100        100        100        28
6/15/03                             100        100        100        100        100         7
6/15/04                             100        100        100        100         86         4
6/15/05                             100        100        100        100         82         4
6/15/06                             100        100        100        100         65         4
6/15/07                             100        100        100         90         47         3
6/15/08                             100        100        100         67         32         0
6/15/09                             100        100        100         49         18         0
6/15/10                             100        100         80         36          8         0
6/15/11                             100        100         62         23          1         0
6/15/12                             100         92         10          0          0         0
6/15/13                             100         71          3          0          0         0
6/15/14                             100         53          0          0          0         0
6/15/15                             100         41          0          0          0         0
6/15/16                             100         36          0          0          0         0
6/15/17                             100         29          0          0          0         0
6/15/18                             100         22          0          0          0         0
6/15/19                             100         17          0          0          0         0
6/15/20                             100         12          0          0          0         0
6/15/21                             100          7          0          0          0         0
6/15/22                             100          3          0          0          0         0
6/15/23                             100          0          0          0          0         0
6/15/24                              95          0          0          0          0         0
6/15/25                              64          0          0          0          0         0
6/15/26                              27          0          0          0          0         0
6/15/27                               0          0          0          0          0         0

Weighted Average Life to              28.38      18.38      14.24      12.27      9.98      5.02
Maturity (Years)(1)
Weighted Average Life to              27.45      14.93       9.51       7.59      6.18      4.43
Call (Years)(1)

-----------------------------

(1) The weighted average life of the Offered Certificates (other than the Class A-11IO) is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.


               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                                     Class A-9
                                                     Scenario
                        -------------------------------------------------------------------
Payment Date                I          II         III       IV         V          VI
Initial Percent                100        100        100        100        100        100
6/15/98                        100        100        100        100        100        100
6/15/99                        100        100        100        100        100        100
6/15/00                        100        100        100        100        100        100
6/15/01                         99         94         89         89         89         95
6/15/02                         98         87         80         78         76         75
6/15/03                         97         77         66         61         56         50
6/15/04                         95         67         52         45         39         29
6/15/05                         87         46         24         17         13         16
6/15/06                         79         31         11          7          4          5
6/15/07                         72         20          5          2          1          0
6/15/08                         65         14          2          1          0          0
6/15/09                         57          9          1          0          0          0
6/15/10                         49          6          0          0          0          0
6/15/11                         42          4          0          0          0          0
6/15/12                          0          0          0          0          0          0
6/15/13                          0          0          0          0          0          0
6/15/14                          0          0          0          0          0          0
6/15/15                          0          0          0          0          0          0
6/15/16                          0          0          0          0          0          0
6/15/17                          0          0          0          0          0          0
6/15/18                          0          0          0          0          0          0
6/15/19                          0          0          0          0          0          0
6/15/20                          0          0          0          0          0          0
6/15/21                          0          0          0          0          0          0
6/15/22                          0          0          0          0          0          0
6/15/23                          0          0          0          0          0          0
6/15/24                          0          0          0          0          0          0
6/15/25                          0          0          0          0          0          0
6/15/26                          0          0          0          0          0          0
6/15/27                          0          0          0          0          0          0

Weighted Average Life to         12.09      8.07       6.83       6.51       6.31       6.24
Maturity (Years)(1)
Weighted Average Life to         12.09      8.07       6.73       6.23       5.56       4.46
Call (Years)(1)


                                                       Class A-10
                                                        Scenario
                           ------------------------------------------------------------------
Payment Date                   I          II         III        IV        V          VI
Initial Percent                   100        100        100        100        100       100
6/15/98                            98         80         67         61         49        37
6/15/99                            98         64         44         35         19         6
6/15/00                            97         50         27         17          2         0
6/15/01                            96         39         19         15          2         0
6/15/02                            96         29         14         10          2         0
6/15/03                            95         23         11          7          2         0
6/15/04                            94         19          8          5          2         0
6/15/05                            93         16          6          3          1         0
6/15/06                            92         14          4          2          1         0
6/15/07                            91         11          3          2          0         0
6/15/08                            89         10          2          1          0         0
6/15/09                            88          8          2          1          0         0
6/15/10                            86          7          1          0          0         0
6/15/11                            84          6          1          0          0         0
6/15/12                            82          5          1          0          0         0
6/15/13                            79          4          0          0          0         0
6/15/14                            76          3          0          0          0         0
6/15/15                            72          3          0          0          0         0
6/15/16                            69          2          0          0          0         0
6/15/17                            64          2          0          0          0         0
6/15/18                            59          1          0          0          0         0
6/15/19                            54          1          0          0          0         0
6/15/20                            47          1          0          0          0         0
6/15/21                            40          1          0          0          0         0
6/15/22                            32          0          0          0          0         0
6/15/23                            24          0          0          0          0         0
6/15/24                            19          0          0          0          0         0
6/15/25                            13          0          0          0          0         0
6/15/26                             6          0          0          0          0         0
6/15/27                             0          0          0          0          0         0

Weighted Average Life to            20.87      4.48       2.63       2.12       1.28      0.90
Maturity (Years)(1)
Weighted Average Life to            20.68      4.28       2.52       2.03       1.25      0.90
Call (Years)(1)


                                                    Class M-1F
                                                     Scenario
                        -------------------------------------------------------------------
Payment Date              I          II         III       IV         V          VI
Initial Percent                100        100        100        100        100        100
6/15/98                        100        100        100        100        100        100
6/15/99                        100        100        100        100        100        100
6/15/00                        100        100        100        100        100        100
6/15/01                        100        100         85         67         52         30
6/15/02                        100        100         67         49         36         18
6/15/03                        100        100         52         36         25         10
6/15/04                        100         90         41         27         17          5
6/15/05                        100         79         32         20         12          0
6/15/06                        100         69         25         14          8          0
6/15/07                        100         61         19         10          3          0
6/15/08                        100         53         15          8          0          0
6/15/09                        100         46         12          4          0          0
6/15/10                        100         40          9          0          0          0
6/15/11                        100         34          7          0          0          0
6/15/12                         47         10          0          0          0          0
6/15/13                         41          8          0          0          0          0
6/15/14                         34          5          0          0          0          0
6/15/15                         29          2          0          0          0          0
6/15/16                         28          0          0          0          0          0
6/15/17                         27          0          0          0          0          0
6/15/18                         25          0          0          0          0          0
6/15/19                         23          0          0          0          0          0
6/15/20                         21          0          0          0          0          0
6/15/21                         19          0          0          0          0          0
6/15/22                         16          0          0          0          0          0
6/15/23                         14          0          0          0          0          0
6/15/24                         11          0          0          0          0          0
6/15/25                          7          0          0          0          0          0
6/15/26                          0          0          0          0          0          0
6/15/27                          0          0          0          0          0          0

Weighted Average Life to         18.16      11.58      7.21       5.85       5.00       4.23
Maturity (Years)(1)
Weighted Average Life to         18.08      11.38      6.56       5.29       4.51       3.88
Call (Years)(1)



                                                         Class M-1A
                                                          Scenario
                                ---------------------------------------------------------------
Payment Date                  I          II         III        IV        V          VI
Initial Percent                 100        100        100        100        100       100
6/15/98                         100        100        100        100        100       100
6/15/99                         100        100        100        100        100       100
6/15/00                         100        100        100        100        100       100
6/15/01                         100        100         78         59         95        54
6/15/02                         100        100         58         41         50        27
6/15/03                         100         91         43         29         23        13
6/15/04                         100         77         32         20          7         3
6/15/05                         100         65         24         14          4         0
6/15/06                         100         55         18         10          0         0
6/15/07                         100         46         13          7          0         0
6/15/08                         100         39         10          5          0         0
6/15/09                         100         32          7          2          0         0
6/15/10                         100         27          5          0          0         0
6/15/11                         100         23          4          0          0         0
6/15/12                         100         19          1          0          0         0
6/15/13                         100         16          0          0          0         0
6/15/14                         100         13          0          0          0         0
6/15/15                         100         11          0          0          0         0
6/15/16                         100          9          0          0          0         0
6/15/17                         100          7          0          0          0         0
6/15/18                         100          6          0          0          0         0
6/15/19                         100          4          0          0          0         0
6/15/20                         100          2          0          0          0         0
6/15/21                         100          0          0          0          0         0
6/15/22                         100          0          0          0          0         0
6/15/23                          97          0          0          0          0         0
6/15/24                          76          0          0          0          0         0
6/15/25                          52          0          0          0          0         0
6/15/26                          25          0          0          0          0         0
6/15/27                           0          0          0          0          0         0

Weighted Average Life to          28.04      10.97      6.46       5.37       5.33      4.48
Maturity (Years)(1)
Weighted Average Life to          27.23      10.18      6.06       5.01       5.14      4.03
Call (Years)(1)


-----------------------------
(1) The weighted average life of the Offered Certificates (other than the Class A-11IO) is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.


               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                                    Class M-2F
                                                     Scenario
                        -------------------------------------------------------------------
Payment Date                I          II         III       IV         V          VI
Initial Percent                100        100        100        100        100        100
6/15/98                        100        100        100        100        100        100
6/15/99                        100        100        100        100        100        100
6/15/00                        100        100        100        100        100        100
6/15/01                        100        100         85         67         52         30
6/15/02                        100        100         67         49         36         15
6/15/03                        100        100         52         36         25          5
6/15/04                        100         90         41         27         14          0
6/15/05                        100         79         32         18          7          0
6/15/06                        100         69         25         10          1          0
6/15/07                        100         61         17          5          0          0
6/15/08                        100         53         11          1          0          0
6/15/09                        100         46          7          0          0          0
6/15/10                        100         40          3          0          0          0
6/15/11                        100         34          0          0          0          0
6/15/12                         47          4          0          0          0          0
6/15/13                         41          1          0          0          0          0
6/15/14                         34          0          0          0          0          0
6/15/15                         29          0          0          0          0          0
6/15/16                         28          0          0          0          0          0
6/15/17                         27          0          0          0          0          0
6/15/18                         25          0          0          0          0          0
6/15/19                         22          0          0          0          0          0
6/15/20                         20          0          0          0          0          0
6/15/21                         17          0          0          0          0          0
6/15/22                         13          0          0          0          0          0
6/15/23                          9          0          0          0          0          0
6/15/24                          5          0          0          0          0          0
6/15/25                          0          0          0          0          0          0
6/15/26                          0          0          0          0          0          0
6/15/27                          0          0          0          0          0          0

Weighted Average Life to         17.92      11.41      6.96       5.62       4.77       3.89
Maturity (Years)(1)
Weighted Average Life to         17.91      11.38      6.56       5.29       4.47       3.67
Call (Years)(1)


                                                            Class M-2A
                                                             Scenario
                                 ------------------------------------------------------------------
Payment Date                       I          II         III        IV        V          VI
Initial Percent                       100        100        100        100        100       100
6/15/98                               100        100        100        100        100       100
6/15/99                               100        100        100        100        100       100
6/15/00                               100        100        100        100        100        41
6/15/01                               100        100         78         59         32        15
6/15/02                               100        100         58         41         19         7
6/15/03                               100         91         43         29         11         0
6/15/04                               100         77         32         20          5         0
6/15/05                               100         65         24         14          0         0
6/15/06                               100         55         18         10          0         0
6/15/07                               100         46         13          5          0         0
6/15/08                               100         39         10          1          0         0
6/15/09                               100         32          6          0          0         0
6/15/10                               100         27          2          0          0         0
6/15/11                               100         23          0          0          0         0
6/15/12                               100         19          0          0          0         0
6/15/13                               100         16          0          0          0         0
6/15/14                               100         13          0          0          0         0
6/15/15                               100         11          0          0          0         0
6/15/16                               100          9          0          0          0         0
6/15/17                               100          5          0          0          0         0
6/15/18                               100          3          0          0          0         0
6/15/19                               100          1          0          0          0         0
6/15/20                               100          0          0          0          0         0
6/15/21                               100          0          0          0          0         0
6/15/22                               100          0          0          0          0         0
6/15/23                                97          0          0          0          0         0
6/15/24                                76          0          0          0          0         0
6/15/25                                52          0          0          0          0         0
6/15/26                                25          0          0          0          0         0
6/15/27                                 0          0          0          0          0         0

Weighted Average Life to                28.03      10.86      6.38       5.24       4.28      3.28
Maturity (Years)(1)
Weighted Average Life to                27.23      10.18      6.06       4.96       4.19      3.20
Call (Years)(1)

                                                    Class B-1F
                                                     Scenario
                        -------------------------------------------------------------------
Payment Date                 I          II         III       IV         V          VI
Initial Percent                100        100        100        100        100        100
6/15/98                        100        100        100        100        100        100
6/15/99                        100        100        100        100        100        100
6/15/00                        100        100        100        100        100        100
6/15/01                        100        100         85         67         52         10
6/15/02                        100        100         67         49         22          0
6/15/03                        100        100         52         23          0          0
6/15/04                        100         90         32          4          0          0
6/15/05                        100         79         14          0          0          0
6/15/06                        100         69          0          0          0          0
6/15/07                        100         61          0          0          0          0
6/15/08                        100         53          0          0          0          0
6/15/09                        100         42          0          0          0          0
6/15/10                        100         30          0          0          0          0
6/15/11                        100         18          0          0          0          0
6/15/12                         45          0          0          0          0          0
6/15/13                         32          0          0          0          0          0
6/15/14                         18          0          0          0          0          0
6/15/15                          9          0          0          0          0          0
6/15/16                          6          0          0          0          0          0
6/15/17                          3          0          0          0          0          0
6/15/18                          0          0          0          0          0          0
6/15/19                          0          0          0          0          0          0
6/15/20                          0          0          0          0          0          0
6/15/21                          0          0          0          0          0          0
6/15/22                          0          0          0          0          0          0
6/15/23                          0          0          0          0          0          0
6/15/24                          0          0          0          0          0          0
6/15/25                          0          0          0          0          0          0
6/15/26                          0          0          0          0          0          0
6/15/27                          0          0          0          0          0          0

Weighted Average Life to         15.87      11.00      6.07      4.90        4.16       3.38
Maturity (Years)(1)
Weighted Average Life to         15.87      11.00      6.07      4.90        4.16       3.38
Call (Years)(1)


                                                          Class B-1A
                                                           Scenario
                              ------------------------------------------------------------------
Payment Date                      I          II         III        IV        V          VI
Initial Percent                     100        100        100        100        100       100
6/15/98                             100        100        100        100        100       100
6/15/99                             100        100        100        100        100       100
6/15/00                             100        100        100        100        100        27
6/15/01                             100        100         78         59         28         8
6/15/02                             100        100         58         39         12         0
6/15/03                             100         91         42         24          3         0
6/15/04                             100         77         28         13          0         0
6/15/05                             100         65         18          6          0         0
6/15/06                             100         55         11          1          0         0
6/15/07                             100         45          5          0          0         0
6/15/08                             100         36          1          0          0         0
6/15/09                             100         29          0          0          0         0
6/15/10                             100         22          0          0          0         0
6/15/11                             100         17          0          0          0         0
6/15/12                             100         12          0          0          0         0
6/15/13                             100          8          0          0          0         0
6/15/14                             100          5          0          0          0         0
6/15/15                             100          2          0          0          0         0
6/15/16                             100          0          0          0          0         0
6/15/17                             100          0          0          0          0         0
6/15/18                             100          0          0          0          0         0
6/15/19                             100          0          0          0          0         0
6/15/20                             100          0          0          0          0         0
6/15/21                             100          0          0          0          0         0
6/15/22                             100          0          0          0          0         0
6/15/23                              97          0          0          0          0         0
6/15/24                              76          0          0          0          0         0
6/15/25                              52          0          0          0          0         0
6/15/26                              19          0          0          0          0         0
6/15/27                               0          0          0          0          0         0

Weighted Average Life to          27.96      10.21       5.96       4.88       3.81      2.88
Maturity (Years)(1)
Weighted Average Life to          27.23       9.98       5.89       4.81       3.80      2.88
Call (Years)(1)

-----------------------------
(1) The weighted average life of the Offered Certificates (other than the Class A-11IO) is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Offered Certificates.

Payment Lag Feature of Fixed Rate Group Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Home Equity Loan (net of the Servicing
Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners generally reflect Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until July 15, 1997. Thus, the effective yield to the Owners of the Fixed Rate Group Certificates will be below that otherwise produced by the related Pass-Through Rate because distributions to Owners of the Fixed Rate Group Certificates in respect of any given month will not be made until on or after the 15th day of the following month.

Yield Sensitivity of the Class A-11IO Certificates

         Because amounts distributable to the Owners of the Class A-11IO Certificates consist entirely of interest, the yield to maturity of the Class A-11IO Certificates will be sensitive to the repurchase, prepayment and default experience of the Home Equity Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In addition, the Notional Principal Amount applicable to interest calculations on the Class A-11IO Certificates is
(x) through the 30th Payment Date, the Class A-9 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-9 Certificates will amortize in accordance with the distribution of the Class A-9 Lockout Distribution Amount, the performance of the Class A-11IO Certificates is likely to be more stable than if such Notional Principal Amount were calculated using the underlying Home Equity Loans in the Fixed Rate Group directly, and consequently, the yield sensitivity of such Certificates will only be impacted at extremely high rates of prepayment.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

         ContiMortgage Home Equity Trust 1997-3 (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Offered Certificates and the Retained Certificates.

         The property of the Trust will include (a) the Home Equity Loans (other than payments received on the Home Equity Loans on or prior to the Cut-Off Date) together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Upper-Tier Distribution Accounts (as defined in the Pooling and Servicing Agreement), and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policies relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the "Trust Estate").

         The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Sellers, the Servicer or any of their affiliates.

         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Home Equity Loans and the Properties is based upon the pool as constituted at the close of business on the Statistical Calculation Date. Prior to the issuance of the Offered Certificates, Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Home Equity Loans may be included in the pool prior to the issuance of the Certificates.

         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Home Equity Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K. A description of the pool of Home Equity Loans as of the Closing Date will be filed in a current report on Form 8-K within fifteen days after the initial issuance of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         Each Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

Payment Dates

         On each Payment Date, the Owners of each Class of the Offered Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of the Offered Certificates as described below. Distributions will be made in immediately available funds to Owners of Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus and "Description of the Offered Certificates--Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee.

         Each Owner of record of the related Class of the Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account with respect to each Home Equity Loan Group (i) the total of the principal and interest collections on the Home Equity Loans, including any Net Liquidation Proceeds, remitted by the Servicer, together with any Substitution Amount and any Loan Purchase Price amount and (ii) the proceeds of any liquidation of the Trust Estate.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Offered Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement with respect to interest and principal:

         Interest: On each Payment Date the Interest Remittance Amount with respect to each Home Equity Loan Group will be distributed in the following order of priority:

         First, to the Trustee, the Trustee Fee;

         Second, to the Owners of the Class A Certificates (including the Class A-11IO Certificates) related to such Home Equity Loan Group, the related Current Interest plus the related Class A Interest Carry Forward Amount with respect to each Class of Class A Certificates without any priority among such Class A Certificates ; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

         Third, to the extent of the Interest Amount Available with respect to such Home Equity Loan Group then remaining, to the Owners of the Class M-1 Certificates related to such Home Equity Loan Group, the related Current Interest;

         Fourth, to the extent of the Interest Amount Available with respect to such Home Equity Loan Group then remaining, to the Owners of the Class M-2 Certificates related to such Home Equity Loan Group, the related Current Interest;

         Fifth, to the extent of the Interest Amount Available with respect to such Home Equity Loan Group then remaining, to the Owners of the Class B Certificates related to such Home Equity Loan Group, the related Current Interest; and

         Sixth, the Monthly Excess Interest Amount with respect to such Home Equity Loan Group shall be applied as described under "Credit Enhancement-Application of Monthly Excess Cashflow Amount."

         Principal: With respect to each Home Equity Loan Group on each Payment Date (a) before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect with respect to the related Home Equity Loan Group, Owners of the Class A Certificates (other than the Class A-11IO Certificates) will be entitled to receive payment of the lesser of (i) 100% of the Principal Distribution Amount with respect to such Home Equity Loan Group and (ii) the Certificate Principal Balance of the related Class A Certificate as follows: in the case of the Fixed Rate Group, first, to the Owners of the Class A-9 Certificates, the Class A-9 Lockout Distribution Amount and then sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group (other than the Class A-11IO Certificates), in the order of their numerical Class designation until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero and in the case of the Adjustable Rate Group, to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero.

         With respect to each Home Equity Loan Group on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Trigger Event is not in effect with respect to the related Home Equity Loan Group the Owners of all Classes of the Offered Certificates (other than the Class A-11IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to such Home Equity Loan Group as follows:

         First, in the case of the Fixed Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Home Equity Loan Group and (y) the Class A Principal Distribution Amount with respect to such Home Equity Loan Group shall be distributed to the Owners of the Class A-9 Certificates, in an amount equal to the Class A-9 Lockout Distribution Amount, with the remainder paid sequentially to the Owners of each Class of the Class A Certificates related to the Fixed Rate Group (other than the Class A-11IO Certificates), in the order of their numerical Class designation until the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero and in the case of the Adjustable Rate Group, the lesser of (x) the Principal Distribution Amount with respect to such Home Equity Loan Group and (y) the Class A Principal Distribution Amount with respect to such Home Equity Loan Group shall be distributed to the Owners of the Class A-10 Certificates until the Class A-10 Certificate Principal Balance has been reduced to zero;

         Second, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Home Equity Loan Group over (ii) the amount distributed to the Owners of the related Class A Certificates in clause First above and (y) the related Class M-1 Principal Distribution Amount shall be distributed to the Owners of the related Class M-1 Certificates, until the related Class M-1 Certificate Principal Balance has been reduced to zero;

         Third, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Home Equity Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates in clause First above and the amount distributed to the Owners of the related Class M-1 Certificates in clause Second above and
         (y) the related Class M-2 Principal Distribution Amount shall be distributed to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Principal Balance has been reduced to zero;

         Fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount with respect to such Home Equity Loan Group over (ii) the sum of the amount distributed to the Owners of the related Class A Certificates pursuant to clause First above, the amount distributed to the Owners of the related Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the related Class M-2 Certificates pursuant to clause Third above and (y) the related Class B Principal Distribution Amount with respect to such Home Equity Loan Group shall be distributed to the Owners of the related Class B Certificates, until the related Class B Certificate Principal Balance has been reduced to zero; and,

         Fifth, any amount of the Principal Remittance Amount with respect to such Home Equity Loan Group remaining after making all of the distributions in clauses First, Second, Third and Fourth above shall be included as part of the Monthly Excess Cashflow Amount with respect to such Home Equity Loan Group as described under "Credit Enhancement--Application of Monthly Excess Cashflow Amounts" in the Summary of Terms.

         The Class A Certificates in the Fixed Rate Group (other than the Class A-9 Certificates and the Class A- 11IO Certificates) are "sequential pay" classes such that the Owners of the Class A-8 Certificates will receive no payments of principal until the Class A-7 Certificate Principal Balance is reduced to zero, the Owners of the Class A-7 Certificates will receive no payments of principal until the Class A-6 Certificate Principal Balance is reduced to zero, the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance is reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates in the Fixed Rate Group and the Overcollateralization Amount relating to the Fixed Rate Group is zero, any amounts of principal payable to the Owners of the Class A Certificates in the Fixed Rate Group on such Payment Date shall be distributed pro rata and not sequentially.

         Each Owner of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Calculation of LIBOR

         On each LIBOR Determination Date (as defined below), the Trustee will determine LIBOR for the next Accrual Period for each Class of the Adjustable Rate Certificates.

         "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "LIBOR Determination Date" means, with respect to any Accrual Period, the second London business day preceding the commencement of such Accrual Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

         The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems ("Participants") or indirectly through organizations which are Participants. The Book- Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above.

                               CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the Owners of the Class A Certificates consists of the subordination of the related Subordinate Certificates, the priority of application of Realized Losses, the application of Monthly Excess Cashflow Amounts and the crosscollateralization feature of the Trust.

Subordination of Subordinate Certificates

         The rights of the Owners of the Subordinate Certificates and the Retained Certificates to receive distributions with respect to the Home Equity Loans in a particular Home Equity Loan Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Certificates related to such Home Equity Loan Group. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against such Home Equity Loan Group.

         In addition, the rights of the Owners of the Class M-2, Class B and Retained Certificates issued with respect to a Home Equity Loan Group to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the related Class A and Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

         The rights of the Owners of the Class B and Retained Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the related Class A, Class M-1 and Class M-2 Certificates and the rights of Owners of the related Retained Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Offered Certificates.

Application of Realized Losses

         The Pooling and Servicing Agreement provides that if a Home Equity Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a Realized Loss. Realized Losses which occur in a Home Equity Loan Group will, in effect, be absorbed first, by the related Retained Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a potential reduction in the related Overcollateralization Amount), second, by the Owners of the related Class B Certificates, third, by the Owners of the related Class M-2 Certificates, and, fourth, by the Owners of the related Class M-1 Certificates.

         To the extent that a Home Equity Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan Group (i.e, a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Home Equity Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced and not accounted for through application of the Monthly Excess Interest Amount, will in the first instance reduce the related Overcollateralization Amount.

         The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Home Equity Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the related Overcollateralization Amount.

         If, on any Payment Date after taking into account all Realized Losses experienced during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Offered Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to a Home Equity Loan Group exceeds the aggregate Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), then the Certificate Principal Balance of the related Subordinate Certificates will be reduced (in effect, "written down") such that the level of overcollateralization is zero, rather than negative. Such a negative level of overcollateralization is an Applied Realized Loss Amount, which will be applied as a reduction in the Certificate Principal Balance of the related Subordinate Certificates in reverse order of seniority (i.e., first against the Class B Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Principal Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to any more senior Subordinate Certificates on such Payment Date.


Application of Monthly Excess Cashflow Amounts

         The weighted average net Coupon Rate for the Home Equity Loans in each Home Equity Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates related to such Home Equity Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Principal Balance with respect to a Home Equity Loan Group to amortize more rapidly than the Home Equity Loans in such Home Equity Loan Group, resulting in overcollateralization. This excess interest for a Remittance Period and with respect to a Home Equity Loan Group, together with interest on the related Overcollateralization Amount itself, on the related Payment Date is the Monthly Excess Interest Amount for such Payment Date and Home Equity Loan Group.

         The required level of overcollateralization for any Home Equity Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Home Equity Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown Date) $9,450,000 with respect to the Fixed Rate Group and $3,200,000 with respect to the Adjustable Rate Group. Since the actual level of the Overcollateralization Amount with respect to each Home Equity Loan Group is essentially zero as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Home Equity Loan Group will increase to the level of the related Targeted Overcollateralization Amount.

         If, once the Targeted Overcollateralization Amount with respect to each Home Equity Loan Group has been reached, Realized Losses not accounted for by an application of the Monthly Excess Interest Amount occur in such Home Equity Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the Loan Balance of the related Home Equity Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below the $9,450,000 and $3,200,000 levels to levels equal to 2% and 2.5% of the then current aggregate outstanding Loan Balance of the related Home Equity Loan Group (subject to a floor of $4,725,000 and $1,600,000, respectively). If the Targeted Overcollateralization Amount with respect to each Home Equity Loan Group is permitted to "step-down" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Home Equity Loan Group relative to the aggregate outstanding Loan Balance of the Home Equity Loans, thereby reducing the actual level of the related Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Home Equity Loan Group. The amount of such releases are the Overcollateralization Release Amounts.

         On any Payment Date, the sum of the Monthly Excess Interest Amount (plus any interest on the Overcollateralization Amount) and the Overcollateralization Release Amount with respect to a Home Equity Loan Group is the Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date.


         (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

         (2) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the related Home Equity Loan Group;

         (3) to fund the Class M-1 Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

         (4) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date, with respect to the related Home Equity Loan Group;

         (5) to fund the Class M-2 Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

         (6) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date, with respect to the related Home Equity Loan Group;

         (7) to fund the Class B Interest Carry Forward Amount, if any, with respect to the related Home Equity Loan Group;

         (8) to fund the Class B Realized Loss Amortization Amount for such Payment Date, with respect to the related Home Equity Loan Group;

         (9) to fund any amounts listed in clauses (1) through (8) above for such Payment Date with respect to the other Home Equity Loan Group to the extent that such amounts have not been funded in full through the application of such Home Equity Loan Group's Monthly Excess Cashflow Amount on such Payment Date;

         (10) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

         (11)     to fund a distribution to Owners of the Class C Certificates;
                  and

         (12)     to fund a distribution to Owners of the Class R Certificates.

         The Certificate Principal Balance of any Class of the Class A Certificates is the Original Certificate Principal Balance of such Class as reduced by all amounts actually distributed to the Owners of such Class of Class A Certificates on all prior Payment Dates.

         "Class B Applied Realized Loss Amount" means, as to either Class of the Class B Certificates and as of any Payment Date, the lesser of (x) the related Class B Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class B Applied Realized Loss Amount, if any, on such Payment Date) and (y) the related Applied Realized Loss Amount as of such Payment Date.

         "Class B Certificate Principal Balance" means, as to either Class of the Class B Certificates and as of any date of determination, the Original Class B Certificate Principal Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Owners of the related Class B Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class B Applied Realized Loss Amounts on all prior Payment Dates.

         "Class B Realized Loss Amortization Amount" means, as to either Class of the Class B Certificates and as of any Payment Date, the lesser of (x) the related Class B Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cashflow Amount over (ii) the sum of the related Extra Principal Distribution Amount, the related Class M-1 Realized Loss Amortization Amount, the related Class M-2 Realized Loss Amortization Amount, the related Class M-1 Interest Carry Forward Amount, the related Class M-2 Interest Carry Forward Amount and the related Class B Interest Carry Forward Amount in each case for such Payment Date.

         "Class M-1 Applied Realized Loss Amount" means, as to either Class of the Class M-1 Certificates and as of any Payment Date, the lesser of (x) the related Class M-1 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the related Class M-2 Applied Realized Loss Amount and the related Class B Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-1 Certificate Principal Balance" means, as to either Class of the Class M-1 Certificates and as of any date of determination, the Original Class M-1 Certificate Principal Balance of such Class as reduced by the sum of
(x) all amounts actually distributed to the Owners of the related Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-1 Realized Loss Amortization Amount" means, as to either Class of the Class M-1 Certificates and as of any Payment Date, the lesser of (x) the related Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cashflow Amount over (ii) the sum of the related

Extra Principal Distribution Amount and the related Class M-1 Interest Carry Forward Amount, in each case for such Payment Date.

         "Class M-2 Applied Realized Loss Amount" means, as to either Class of the Class M-2 Certificates and as of any Payment Date, the lesser of (x) the related Class M-2 Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Payment Date, but prior to the application of the related Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the related Class B Applied Realized Loss Amount as of such Payment Date.

         "Class M-2 Certificate Principal Balance" means, as to either Class of the Class M-2 Certificates and as of any date of determination, the Original Class M-2 Certificate Principal Balance of such Class as reduced by the sum of
(x) all amounts actually distributed to the related Owners of the Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of related Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-2 Realized Loss Amortization Amount" means, as to either Class of Class M-2 Certificates and as of any Payment Date, the lesser of (x) the related Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the related Monthly Excess Cashflow Amount over (ii) the sum of the related Extra Principal Distribution Amount, the related Class M-1 Realized Loss Amortization Amount, the related Class M-1 Interest Carry Forward Amount and the related Class M-2 Interest Carry Forward Amount, in each case for such Payment Date.

         "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Sellers to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, either Seller, the Servicer, any Sub-Servicer, any Owner or the Trustee that any representations and warranties with respect to the Home Equity Loans were untrue in any material respect as of the Closing Date with the result that the interests of the Owners are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

         Upon the earliest to occur of either Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners, such Seller will be required promptly to cure such breach in all material respects or, on the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time, such Seller shall (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver the Substitution Amount to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless such Seller obtains for the Trustee an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and acceptable to the Trustee. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing

Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, each of the Sellers has agreed that it shall, at its expense, furnish the Trustee with a REMIC Opinion as a result of any such repurchase or substitution. The obligation of the Sellers so to substitute or purchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied constitutes the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the Owner and the Trustee.

         "Loan Purchase Price" means the outstanding Loan Balance of the related Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Coupon Rate together with the aggregate amount of all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

Assignment of Home Equity Loans

         Pursuant to the Pooling and Servicing Agreement, each Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all of its respective right, title and interest in and to each Home Equity Loan and all its respective right, title and interest in and to principal and interest due on each such Home Equity Loan after the Cut-Off Date; provided, however, that each Seller will reserve and retain all of its right, title and interest in and to principal (including Prepayments) and interest due on each Home Equity Loan on or prior to the Cut-Off Date. Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, each Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Home Equity Loans on the Closing Date, each Seller will be required to:

                  (i) deliver without recourse to the Trustee (A) the original Notes or certified copies thereof, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or a copy certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to such Seller from the applicable recording office) or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                   (ii) cause, within 60 days following the Closing Date, assignments of the Mortgages to "Manufacturers and Traders Trust Company, as Trustee of ContiMortgage Home Equity Loan Trust 1997-3 under the Pooling and Servicing Agreement dated as of June 1, 1997" to be submitted for recording in the appropriate jurisdictions; provided, however, that a Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information is lacking or to record an assignment of a Mortgage if such Seller furnishes to the Trustee, on or before the Closing Date, at its expense an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Rating Agencies); and

                  (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the related Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to such Seller within one year after the Closing Date).

         The Trustee will agree, for the benefit of the Owners, to review each File within 45 days after the Closing Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Trustee will be required to promptly notify the Depositor and the appropriate Seller. Each Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners, such Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan another Home Equity Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Home Equity Loan being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest) to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Trustee has agreed to make a review during the 18th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Servicer shall monitor no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing

         The Servicer is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement and the servicing standards set forth in FannieMae's Servicing Guide (the "FannieMae Guide"); provided, however, that to the extent such standards, such obligations or the FannieMae Guide is amended by FannieMae after the date of the Pooling and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment.

         The Servicer is entitled to the Servicing Fee to the extent received. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         The Servicer is required to create, or cause to be created, in the name of the Trustee at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the Servicer.

         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal collections on the Home Equity Loans received, and interest collections on the Home Equity Loans accrued after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) the Servicing Fee with respect to each Home Equity Loan and other servicing compensation, (ii) principal collected and interest accrued on any Home Equity Loan prior to the Cut-Off Date, (iii) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan, plus (II) accrued and unpaid interest on such Home Equity Loan

(net of the Servicing Fee) to the date of such liquidation, (iv) reimbursements for Delinquency Advances, and (v) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

         The Servicer may make withdrawals for its own account from the amounts on deposit in the Principal and Interest Account with respect to each Home Equity Loan Group, in the following order and only for the following purposes:

                  (i) to withdraw interest paid with respect to any Home Equity Loans that had accrued for periods on or prior to the Cut-Off Date;

                  (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

                  (iii) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances;

                  (iv) to withdraw amounts that have been deposited to the Principal and Interest Account in error;
         and

                  (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.

         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related purchase or substitution, as the case may be.

         If the amount on deposit in the Certificate Account as of any Monthly Remittance Date is less than the sum of (I) the Interest Remittance Amount and
(II) the Principal Remittance Amount on such Monthly Remittance Date, the Servicer is required to remit to the Trustee for deposit to the Certificate Account a sufficient amount of its own funds to make the total amount remitted to the Trustee equal to such sum. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances", including but not limited to any amount advanced due to the invocation by a Mortgagor of the relief provisions provided by the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicer may reimburse itself, for any Delinquency Advances paid from the Servicer's own funds, from collections on the Home Equity Loans with respect to the related Home Equity Loan Group or from Monthly Excess Cashflow Amount with respect to the related Home Equity Loan Group as specified in the Pooling and Servicing Agreement.

         Notwithstanding the foregoing, if the Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the aggregate remaining scheduled payments due from the Mortgagor on the Home Equity Loans, the Servicer shall not be required to make any future Delinquency Advances and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided in the immediately prior sentence. The Servicer shall give written notice of such determination to the Trustee; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; provided, further, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the Liquidation Proceeds for the related Home Equity Loans.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage. Such costs will constitute "Servicing Advances." The Servicer may reimburse itself for a Servicing Advance (x) to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or (y) from Monthly Excess Cashflow Amount as specified in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

         A full month's interest at the related Coupon Rate less the Servicing Fee will be due to the Trust on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a Prepayment of a Home Equity Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Coupon Rate less the Servicing Fee ("Compensating Interest") plus any Date-of-Payment interest shortfalls (but not in excess of the aggregate Servicing Fee for the related Accrual Period), will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         The Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trustee.

         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 23 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

         If so required by the terms of any Home Equity Loan, the Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

         The Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the underwriting standards set forth under the caption "The Sellers and the Servicer--Credit and Underwriting Guidelines" herein to be applicable to such Home Equity Loan; and (iii) the lien priority of the related Mortgage is not affected.

         The Servicer will be permitted under the Pooling and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which (i) is a FHLMC or FannieMae approved Seller-Servicer for second mortgage loans and has equity of at least $5,000,000 or (ii) is an affiliate of the Servicer.

         Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         The Servicer (except Manufacturers and Traders Trust Company if it is required to succeed the Servicer under the Pooling and Servicing Agreement) agrees to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or Owner in respect of such claim. The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Retained Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Home Equity Loans in compliance with the Pooling and Servicing Agreement.

         The Servicer will be required to deliver to the Trustee and the Rating
Agencies: (1) on or before March 31 of each year, commencing in 1998, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing

Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default; and (2) on or before June 30 of any year commencing in 1998, a letter or letters of a firm of independent, nationally recognized certified public accountants as of the date of the Servicer's fiscal audit stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of Servicer

         The Owners will have the right pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement; or (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement.

         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee.

         Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by the Federal Home Loan Mortgage Corporation ("FHLMC") or FannieMae ("FannieMae") having equity of not less than $5,000,000, and acceptable to the Owners of the Class R Certificates, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

         No removal or resignation of the Servicer will become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

The Trustee

         Manufacturers and Traders Trust Company, a New York banking corporation, having its principal corporate trust office at One M&T Plaza, Buffalo, New York, 14240 will be named as Trustee under the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee is required to report in writing to each Owner:

               (i) the amount of the distribution with respect to the each Class of Certificates (based on a Certificate in the original printipal amount of amount of $1,000);

               (ii) the amount of such distribution allocable to principal on the related Home Equity Loans in each Home Equity Loan Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

               (iii) the amount of such distribution allocable to interest on the related Home Equity Loans in each Home Equity Loan Group (based on a Certificate in the original principal amount of $1,000);

               (iv) the Interest Carry Forward Amount for each Class;

                (v) the principal amount (or Notional Principal Amount) of each Class of the Offered Certificates (based on a Certificate in the original principal (or notional principal) amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

               (vi) the aggregate Loan Balance of all Home Equity Loans and the aggregate Loan Balance of the Home Equity Loans in each Home Equity Loan Group after giving effect to any payment of principal on such Payment Date;

              (vii) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

             (viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to each Home Equity Loan Group;

               (ix) the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group;

                (x) whether a Trigger Event has occurred;

               (xi) the Senior Enhancement Percentage for each Home Equity Loan Group;

              (xii) the Overcollateralization Amount for each Home Equity Loan Group and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

             (xiii) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

         In addition, on each Payment Date the Trustee will be required to distribute to each Owner, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose and with respect to each Home Equity Loan Group;

                  (a) the number and aggregate principal balances of Home Equity Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the number and aggregate Loan Balances of the Home Equity Loans and related data;

                  (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (c) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                  (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                  (f) the amount of cumulative Realized Losses; and

                  (g) the aggregate Loan Balance of 60+ Day Delinquent Loans.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case
(x) the Sellers or (y) the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Sellers and the Servicer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or
(v) for any other purpose, provided that in the case of clause (v), such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Offered Certificates. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding.

Termination of the Trust

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Lower-Tier REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Optional Termination

         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then outstanding may, on any Monthly Remittance Date in or after the month in which the aggregate outstanding Loan Balances of the Home Equity Loans has declined to less than 10% of the Original Aggregate Loan Balance (the "Clean-Up Call Date"), purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate at a price equal to 100% of the aggregate Loan Balance of the related Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Home Equity Loans during the current

Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate (as defined in the Pooling and Servicing Agreement), plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer has theretofore failed to remit.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Upper-Tier REMIC or Lower-Tier the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC Elections

         The Trust Estate created by the Pooling and Servicing Agreement will consist of two segregated asset pools with respect to which elections will be made to treat each as a separate REMIC for federal income tax purposes. The Lower-Tier REMIC will issue several uncertificated subclasses of non-voting interests (the "Lower-Tier REMIC Regular Interests"), which will be designated as the regular interests in the Lower-Tier REMIC, and the Class R Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will consist of the Home Equity Loans and all other property in the Trust Estate except for the property in the Trust Estate allocated to the Upper-Tier REMIC. The Upper-Tier REMIC will issue the Offered Certificates which will be designated as the regular interests in the Upper-Tier REMIC, and an uncertificated "Upper-Tier REMIC Residual Interest," which will be designated as the residual interest in the Upper-Tier REMIC. The assets of the Upper-Tier REMIC will consist of the Lower-Tier REMIC Regular Interests. See "Formation of the Trust and Trust Property" herein.

         The Fixed Rate Group Certificates are expected to be sold at a slight discount. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC elections are made and (ii) compliance with the Pooling and Servicing Agreement, each REMIC will be treated as a REMIC, the Lower-Tier REMIC Regular Interests will be treated as "regular interests" in the Lower-Tier REMIC, the Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC, the Upper-Tier REMIC Residual Interest will be treated as the sole "residual interest" in the Upper-Tier REMIC and the Class R Certificates will be the sole "residual interest" in the Lower-Tier REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method.

         The prepayment assumption for the Fixed Rate Group Certificates for calculating original issue discount is 125% of the Prepayment Assumption. The prepayment assumption for the Adjustable Rate Group Certificates for calculating original issue discount is 30% CPR. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Offered Certificates" herein.

         As a result of the qualification of the Lower-Tier REMIC and the Upper-Tier REMIC as REMICs, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Certain Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Class A Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and other plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3- 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Home Equity Loans and any other assets held by the Trust. In such an event, persons providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

         The DOL has granted administrative exemptions to each of the Underwriters (collectively, the "Exemptions"), which exempt from the application of certain of the prohibited transaction rules of ERISA transactions relating to
(i) the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in certain asset-backed pass-through trusts with respect to which any Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (ii) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemptions are satisfied.

         The general conditions which must be satisfied for the Exemptions to apply to the Class A Certificates are the following:

         (i) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (ii) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

         (iii) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's Ratings Services, Moody's, Fitch or Duff & Phelps Credit Rating Co.;

         (iv) the Trustee is not an affiliate of the Underwriters, the Depositor, the Sellers, the Servicer, any sub-servicer, any borrower whose obligations under one or more Home Equity Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

         (v) the sum of all payments made to, and retained by, the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value of such Home Equity Loans; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

         (vi) the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Section I.A of the Exemptions would provide an exemption from the restrictions of sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code with respect to a Plan's investment in the Class A Certificates upon their initial offering or in the secondary market therefor and the Plan's continued holding of such Certificates if the above-described general conditions of the Exemptions are satisfied.

         Section I.B of the Exemptions would provide an exemption from the restrictions of sections 406(b)(1) and 406(b)(2) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code with respect to a Plan's investment in the Class A Certificates upon their initial offering or in the secondary market therefor and the Plan's continued holding of such Certificates if, in addition to the above-described general conditions of the Exemptions, the following conditions are satisfied: (i) such Plan is not sponsored by a member of the Restricted Group; (ii) at least 50% of each Class of Class A Certificates is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (iii) the total investment of such Plan in each Class of Class A Certificates does not exceed 25% of all such Class of Class A Certificates outstanding at the time of the acquisition; and (iv) immediately after such investment, no more than 25% of the assets of such Plan are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity.

         Section I.C of the Exemptions would provide an exemption from the restrictions of sections 406(a), 406(b) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code with respect to the servicing, management and operation of the Trust if, in addition to the above-described general conditions of the Exemptions, the following conditions are satisfied: (i) such transactions are carried out in accordance with the terms of the Pooling and Servicing Agreement, and (ii) the Pooling and Servicing Agreement is made available to investors prior to their investment in the Trust.

         Section I.D of the Exemptions would provide an exemption from the restrictions of sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code with respect to transactions to which those restrictions or taxes would otherwise apply merely because a person is deemed to be a party in interest or a disqualified person (including a fiduciary) with respect to a Plan by virtue of providing services to the Plan (or by virtue of having a relationship to such service provider described in section 3(14)(F), (G), (H) or (I) of ERISA or section 4975(e)(2)(F), (G), (H), or (I) of the Code), solely because of the Plan's ownership of the Class A Certificates.

         Before purchasing a Class A Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemptions, and whether the conditions of the Exemptions will be applicable to such Class A Certificate. Any fiduciary of a Plan considering whether to purchase a Class A

Certificate should consult with its own legal advisors concerning the impact of ERISA and the Code and the potential consequences to its specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificate is appropriate for the Plan, taking into account the overall investment of the Plan and the composition of the Plan's investment portfolio.

         In addition to the matters described above, purchasers of a Class A Certificate that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Class A Certificates.

         The Exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B Certificates because such Certificates are subordinate to certain other Classes of Certificates. Accordingly, Plans may not purchase the Mezzanine Certificates or Class B Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95- 60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that the Offered Certificates receive at least the ratings from the Rating Agencies as follows:

  Class                     Moody's      Standard & Poor's        Fitch
  -----                     --------     -----------------        -----
  A-1 through A-10          Aaa               AAA                  AAA
  A-11IO                    Aaa               AAAr                 AAA
  M-1F                      Aa2               AA                   AA
  M-1A                      Aa2               AA                   AA
  M-2F                      A3                A-                   A
  M-2A                      A2                A-                   A
  B-1F                      Baa3              BBB-                 BBB
  B-1A                      Baa3              BBB-                 BBB

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Standard & Poor's, 26 Broadway, New York, New York 10004 and Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying loans and the credit quality of the credit support provider. Fitch's ratings on home equity pass-through Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Owners might suffer a lower than anticipated yield or that investors in the Class A-11IO Certificates may not fully recover their investment.

         The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         Ratings which are assigned to securities such as the Class A-11IO Certificates generally evaluate the ability of the seller (i.e., the Trust) to make payments, as required by such securities. The amounts distributable on the Class A-11IO Certificates consist only of interest. In general, the ratings address credit risk and not prepayment risk. If all of the Home Equity Loans were to prepay in the initial month, with the result that investors in the Class A-11IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Owners will nevertheless have been paid, and such result is consistent with the "Aaa/AAAr/AAA" ratings received on the Class A-11IO Certificates.

         The "r" symbol is appended to the rating by Standard & Poor's of the Class A-11IO Certificates because they are interest-only Certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of such Certificates. The absence of an "r" symbol in the rating of the other Classes of Offered Certificates should not be taken as an indication that such Certificates will experience no volatility or variability in total return.

         The ratings of Moody's, Standard & Poor's and Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Depositor has not requested a rating of the Certificates offered hereby by any rating agency other than Moody's, Standard & Poor's and Fitch and the Depositor has not provided information relating to the Certificates offered hereby or the Home Equity Loans to any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by any of Moody's, Standard & Poor's and Fitch.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates) will not constitute "mortgage related securities" for purpose of SMMEA. The appropriate characterization of the Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates (other than the Class A-10 Certificates and the Class M-1A Certificates), may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates offered hereby will constitute legal investments for them.

         The Depositor makes no representation as to the proper characterization of the Certificates offered hereby for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates offered hereby) may adversely affect the liquidity of the Offered Certificates.

         The Class A-10 Certificates and the Class M-1A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-10 Certificates and the Class M-1A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount or Percentage Interest of the Offered Certificates set forth opposite its name below:


                             Class A-1 Certificates

 Underwriters                                              Principal Amount

 Morgan Stanley & Co. Incorporated                         $21,666,670
 Bear, Stearns & Co. Inc.                                   21,666,666
 Credit Suisse First Boston                                 21,666,666
 Greenwich Capital Markets, Inc.                            21,666,666
 Lehman Brothers Inc.                                       21,666,666
 Merrill Lynch, Pierce Fenner & Smith                       21,666,666
        Incorporated


                             Class A-2 Certificates

 Underwriters                                              Principal Amount

 Morgan Stanley & Co. Incorporated                         $22,500,000
 Bear, Stearns & Co. Inc.                                   22,500,000
 Credit Suisse First Boston                                 22,500,000
 Greenwich Capital Markets, Inc.                            22,500,000
 Lehman Brothers Inc.                                       22,500,000
 Merrill Lynch, Pierce Fenner & Smith                       22,500,000
        Incorporated


                             Class A-3 Certificates

 Underwriters                                              Principal Amount

 Morgan Stanley & Co. Incorporated                         $34,166,670
 Bear, Stearns & Co. Inc.                                   34,166,666
 ContiFinancial Services Corporation                        10,000,000
 Credit Suisse First Boston                                 34,166,666
 Greenwich Capital Markets, Inc.                            34,166,666
 Lehman Brothers Inc.                                       34,166,666
 Merrill Lynch, Pierce Fenner & Smith                       34,166,666
        Incorporated

                             Class A-4 Certificates

  Underwriters                                   Principal Amount

  Morgan Stanley & Co. Incorporated              $12,166,670
  Bear, Stearns & Co. Inc.                        12,166,666
  Credit Suisse First Boston                      12,166,666
  Greenwich Capital Markets, Inc.                 12,166,666
  Lehman Brothers Inc.                            12,166,666
  Merrill Lynch, Pierce Fenner & Smith            12,166,666
         Incorporated



                             Class A-5 Certificates

Underwriters                                      Principal Amount

Morgan Stanley & Co. Incorporated                 $11,833,335
Bear, Stearns & Co. Inc.                           11,833,333
Credit Suisse First Boston                         11,833,333
Greenwich Capital Markets, Inc.                    11,833,333
Lehman Brothers Inc.                               11,833,333
Merrill Lynch, Pierce Fenner & Smith               11,833,333
       Incorporated



                             Class A-6 Certificates

Underwriters                                       Principal Amount

Morgan Stanley & Co. Incorporated                  $6,000,000
Bear, Stearns & Co. Inc.                            6,000,000
Credit Suisse First Boston                          6,000,000
Greenwich Capital Markets, Inc.                     6,000,000
Lehman Brothers Inc.                                6,000,000
Merrill Lynch, Pierce Fenner & Smith                6,000,000
       Incorporated


                             Class A-7 Certificates

Underwriters                                       Principal Amount

Morgan Stanley & Co. Incorporated                  $10,833,335
Bear, Stearns & Co. Inc.                            10,833,333
Credit Suisse First Boston                          10,833,333
Greenwich Capital Markets, Inc.                     10,833,333
Lehman Brothers Inc.                                10,833,333
Merrill Lynch, Pierce Fenner & Smith                10,833,333
       Incorporated

                             Class A-8 Certificates

Underwriters                                         Principal Amount

Morgan Stanley & Co. Incorporated                    $6,433,335
Bear, Stearns & Co. Inc.                              6,433,333
Credit Suisse First Boston                            6,433,333
Greenwich Capital Markets, Inc.                       6,433,333
Lehman Brothers Inc.                                  6,433,333
Merrill Lynch, Pierce Fenner & Smith                  6,433,333
       Incorporated



                             Class A-9 Certificates

Underwriters                                         Principal Amount

Morgan Stanley & Co. Incorporated                    $11,333,335
Bear, Stearns & Co. Inc.                              11,333,333
Credit Suisse First Boston                            11,333,333
Greenwich Capital Markets, Inc.                       11,333,333
Lehman Brothers Inc.                                  11,333,333
Merrill Lynch, Pierce Fenner & Smith                  11,333,333
       Incorporated



                             Class A-10 Certificates

Underwriters                                         Principal Amount

Morgan Stanley & Co. Incorporated                    $43,200,000
Bear, Stearns & Co. Inc.                              43,200,000
Credit Suisse First Boston                            43,200,000
Greenwich Capital Markets, Inc.                       43,200,000
Lehman Brothers Inc.                                  43,200,000
Merrill Lynch, Pierce Fenner & Smith                  43,200,000
       Incorporated

                            Class A-11IO Certificates

Underwriters                                        Percentage Interest

Morgan Stanley & Co. Incorporated                   100%

         No principal payments are distributed with respect to the Class A-11IO Certificates. Interest will be distributed and calculated on the basis of the Notional Principal Amount. Morgan Stanley & Co. Incorporated is the sole underwriter with respect to the Class A-11IO Certificates.

                             Class M-1F Certificates

Underwriters                                        Principal Amount

Morgan Stanley & Co. Incorporated                   $9,056,170
Bear, Stearns & Co. Inc.                             9,056,166
Credit Suisse First Boston                           9,056,166
Greenwich Capital Markets, Inc.                      9,056,166
Lehman Brothers Inc.                                 9,056,166
Merrill Lynch, Pierce Fenner & Smith                 9,056,166
       Incorporated



                             Class M-1A Certificates

Underwriters                                        Principal Amount

Morgan Stanley & Co. Incorporated                   $4,266,670
Bear, Stearns & Co. Inc.                             4,266,666
Credit Suisse First Boston                           4,266,666
Greenwich Capital Markets, Inc.                      4,266,666
Lehman Brothers Inc.                                 4,266,666
Merrill Lynch, Pierce Fenner & Smith                 4,266,666
       Incorporated



                             Class M-2F Certificates

Underwriters                                        Principal Amount

Morgan Stanley & Co. Incorporated                   $8,268,835
Bear, Stearns & Co. Inc.                             8,268,833
Credit Suisse First Boston                           8,268,833
Greenwich Capital Markets, Inc.                      8,268,833
Lehman Brothers Inc.                                 8,268,833
Merrill Lynch, Pierce Fenner & Smith                 8,268,833
       Incorporated

                            Class M-2A Certificates

Underwriters                                        Principal Amount

Morgan Stanley & Co. Incorporated                   $3,333,335
Bear, Stearns & Co. Inc.                             3,333,333
Credit Suisse First Boston                           3,333,333
Greenwich Capital Markets, Inc.                      3,333,333
Lehman Brothers Inc.                                 3,333,333
Merrill Lynch, Pierce Fenner & Smith                 3,333,333
       Incorporated



                             Class B-1F Certificates

Underwriters                                        Principal Amount

Morgan Stanley & Co. Incorporated                   $1,575,000
Bear, Stearns & Co. Inc.                             1,575,000
Credit Suisse First Boston                           1,575,000
Greenwich Capital Markets, Inc.                      1,575,000
Lehman Brothers Inc.                                 1,575,000
Merrill Lynch, Pierce Fenner & Smith                 1,575,000
       Incorporated



                             Class B-1A Certificates

Underwriters                                        Principal Amount

Morgan Stanley & Co. Incorporated                   $2,533,335
Bear, Stearns & Co. Inc.                             2,533,333
Credit Suisse First Boston                           2,533,333
Greenwich Capital Markets, Inc.                      2,533,333
Lehman Brothers Inc.                                 2,533,333
Merrill Lynch, Pierce Fenner & Smith                 2,533,333
       Incorporated



                  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby, if any are purchased. The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                               Reallowance
Class                                 Selling Concession         Discount
-----                                 ------------------       ------------
A-1............................             0.060%                0.050%
A-2............................             0.070%                0.050%
A-3............................             0.090%                0.075%
A-4............................             0.150%                0.100%
A-5............................             0.180%                0.125%
A-6............................             0.195%                0.150%
A-7............................             0.210%                0.150%
A-8............................             0.288%                0.150%
A-9............................             0.210%                0.150%
A-10...........................             0.108%                0.070%
M-1F...........................             0.270%                0.200%
M-1A...........................             0.270%                0.200%
M-2F...........................             0.280%                0.200%
M-2A...........................             0.280%                0.200%
B-1F...........................             0.300%                0.250%
B-1A...........................             0.300%                0.250%


         In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposting penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Morgan Stanley & Co. Incorporated, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Offered Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1934, or contribute to payments which the Underwriters may be required to make in respect thereof.

         The Depositor is an affiliate of ContiFinancial Services Corporation.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Sellers by Arter & Hadden, Washington, D.C. and by Michael R. Mayberry, Esquire, Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Dewey Ballantine, New York, New York.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A, Class M-1, Class M-2 and Class B (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back- valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

2/28 Loans                                                                 S-4
3/27 Loans                                                                 S-5
Accrual Period                                                             S-6
Actuarial Loans                                                           S-45
Adjustable Rate Group Certificates                                         S-2
Aggregate Certificate Principal Balance                                    S-2
Applied Realized Loss Amount                                              S-15
Appraised Values                                                          S-31
Balloon Loans                                                             S-25
Beneficial Owners                                                         S-19
Book-Entry Certificates                                                   S-58
Business Day                                                               S-6
Cede                                                                      S-19
Cedel                                                                     S-19
CEDEL Participants                                                        S-59
Certificate Account                                                       S-55
Chase                                                                     S-19
Citibank                                                                  S-19
Class                                                                      S-1
Class A Certificates                                                       S-2
Class A Principal Distribution Amount                                     S-11
Class A-1 Certificates                                                     S-2
Class A-2 Certificates                                                     S-2
Class A-3 Certificates                                                     S-2
Class A-4 Certificates                                                     S-2
Class A-5 Certificates                                                     S-2
Class A-6 Certificates                                                     S-2
Class A-7 Certificates                                                     S-2
Class A-8 Certificates                                                     S-2
Class A-9 Certificates                                                     S-2
Class A-9 Lockout Distribution Amount                                      S-9
Class A-9 Lockout Percentage                                              S-10
Class A-9 Lockout Pro Rata Distribution Amount                            S-10
Class A-10 Certificates                                                    S-2
Class A-11IO Certificates                                                  S-2
Class B Applied Realized Loss Amount                                      S-64
Class B Certificate Principal Balance                                     S-64
Class B Principal Distribution Amount                                     S-12
Class B Realized Loss Amortization Amount                                 S-64
Class Distribution Amount                                                  S-5
Class M-1 Applied Realized Loss Amount                                    S-64
Class M-1 Certificate Principal Balance                                   S-64
Class M-1 Certificates                                                     S-2
Class M-1 Principal Distribution Amount                                   S-11
Class M-2 Applied Realized Loss Amount                                    S-65
Class M-2 Certificate Principal Balance                                   S-65
Class M-2 Certificates                                                     S-2
Class M-2 Principal Distribution Amount                                   S-11
Class M-2 Realized Loss Amortization Amount                               S-65
Class M-1 Realized Loss Amortization Amount                               S-64
Class R Certificates                                                       S-3
Clean-Up Call Date                                                        S-18
Closing Date                                                               S-3
Code                                                                      S-20
Combined Loan-to-Value Ratios                                             S-35
Commission                                                                   4
Compensating Interest                                                     S-69
Cooperative                                                               S-60
Coupon Rates                                                               S-3
Current Interest                                                           S-6
Cut-Off Date                                                               S-3
Daily Collections                                                         S-68
Date-of-Payment Loans                                                     S-44
Definitive Certificate                                                    S-58
Delinquency Advances                                                      S-68
Depositor                                                                  S-2
DOL                                                                       S-74
DTC                                                                       S-19
DTC Participants                                                          S-59
ERISA                                                                     S-74
Euroclear                                                                 S-19
Euroclear Operator                                                        S-60
Euroclear Participants                                                    S-60
European Depositaries                                                     S-19
Extra Principal Distribution Amount                                       S-12
FannieMae                                                                 S-70
FannieMae Guide                                                           S-67
FHLMC                                                                     S-70
Final Certification                                                       S-67
Final Scheduled Payment Dates                                             S-46
Financial Intermediary                                                    S-58
Fitch                                                                     S-19
Fixed Rate Group Certificates                                              S-2
Home Equity Loans                                                          S-3
Initial Certificate Principal Balance                                     S-46
Interest Amount Available                                                  S-6
Interest Carry Forward Amount                                              S-7
Interest Remittance Amount                                                 S-7
LIBOR Determination Date                                                  S-58
Liquidated Home Equity Loan                                               S-10
Loan Balance                                                               S-3
Loan Purchase Price                                                       S-66
Lower-Tier REMIC                                                          S-20
Lower-Tier REMIC Regular Interests                                        S-73
Mezzanine Certificates                                                     S-2
Monthly Excess Cashflow Amount                                             S-6
Monthly Remittance Date                                                   S-10
Moody's                                                                   S-19
Mortgages                                                                  S-3
Mortgagor                                                                 S-44
Net Liquidation Proceeds                                                  S-67
Notes                                                                      S-3
Offered Certificates                                                       S-2
Originator                                                                 S-2
Overcollateralization Amount                                              S-12
Overcollateralization Deficiency                                          S-12
Overcollateralization Release Amount                                      S-13
Participants                                                              S-58
Pass-Through Rate                                                         S-55
Payment Date                                                               S-5
Percentage Interest                                                       S-55
Plans                                                                     S-74
Pooling and Servicing Agreement                                            S-3
Preference Amount                                                         S-13
Prepayment Assumption                                                     S-47
Prepayments                                                               S-22
Preservation Expenses                                                     S-68
Principal and Interest Account                                            S-67
Principal Distribution Amount                                              S-9
Principal Remittance Amount                                               S-10
Properties                                                                 S-3
Qualified Replacement Mortgage                                            S-67
Rating Agencies                                                           S-19
Realized Loss                                                             S-14
Record Date                                                                S-5
Reference Banks                                                           S-58
Register                                                                  S-55
Registrar                                                                 S-55
Relevant Depositary                                                       S-58
REMIC                                                                     S-20
REMIC Opinion                                                             S-65
Remittance Period                                                         S-10
Retained Certificates                                                      S-3
Riegle Act                                                                S-25
Rules                                                                     S-58
Sellers                                                                    S-2
Senior Enhancement Percentage                                             S-12
Senior Specified Enhancement Percentage                                   S-12
Servicer                                                                   S-2
Servicing Advance                                                         S-68
Servicing Fee                                                             S-13
Six-Month LIBOR                                                           S-23
Six-Month LIBOR Loans                                                      S-4
SMMEA                                                                     S-21
Stepdown Date                                                             S-11
Sub-Servicers                                                             S-26
Subordinate Certificates                                                   S-2
Sub-Servicing Agreements                                                  S-26
Substitution Amount                                                       S-67
Targeted Overcollateralization Amount                                     S-13
Telerate Page 3750                                                        S-58
Terms and Conditions                                                      S-60
Trigger Event                                                             S-10
Trust                                                                     S-54
Trust Estate                                                              S-54
Trustee                                                                    S-3
Unpaid Realized Loss Amount                                               S-65
Upper-Tier REMIC                                                          S-20
Upper-Tier REMIC Residual Interest                                        S-73
Weighted average life                                                     S-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                           Asset Backed Certificates
                              (Issuable in Series)
                      ContiSecurities Asset Funding Corp.
                                  (Depositor)

     This Prospectus relates to Asset Backed Certificates to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Certificates will be issued by a separate trust (each, a "Trust") and will evidence either a beneficial ownership interest in, such Trust. The assets of a Trust will include one or more of the following: (i) one-to-four family and/or multifamily residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing, (iii) mortgage-backed securities, (iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies, guaranties, letters of credit or other assets as described in the related Prospectus Supplement.
     One or more classes of Certificates of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Certificates of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Certificates.
     Distributions on the Certificates will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Certificates. An affiliate of the Depositor may make or obtain for the benefit of the Certificates limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any affiliates will have any other obligation with respect to the Certificates.
     The yield on Certificates will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.
     If specified in a Prospectus Supplement, one or more separate elections may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.
     It is a condition to the issuance of the Certificates that the Certificates be rated in not less than the fourth highest rating category by a nationally recognized rating organization.
     See "Risk Factors" beginning on page 7 herein and in the related Prospectus Supplement for a discussion of significant matters affecting investments in the Certificates.
     See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."
     THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and in the related Prospectus Supplement.
     Prior to their issuance there will have been no market for the Certificates nor can there by any assurance that one will develop or if it does develop, that it will provide the Owners of the Certificates with liquidity or will continue for the life of the Certificates.
     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------
                The date of this Prospectus is February 19, 1997.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby or an offer of such Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


                                TABLE OF CONTENTS

                                                                        Page


SUMMARY OF PROSPECTUS....................................................  1
RISK FACTORS.............................................................  7
DESCRIPTION OF THE CERTIFICATES.......................................... 10
     General............................................................. 11
     Classes of Certificates............................................. 11
     Distributions of Principal and Interest............................. 12
     Book Entry Registration............................................. 14
     List of Owners of Certificates...................................... 14
THE TRUSTS............................................................... 15
     Mortgage Loans...................................................... 15
     Contracts........................................................... 18
     Mortgage-Backed Securities.......................................... 19
     Other Mortgage Securities........................................... 19
CREDIT ENHANCEMENT....................................................... 20
SERVICING OF MORTGAGE LOANS AND
     CONTRACTS........................................................... 24
     Payments on Mortgage Loans.......................................... 25
     Advances............................................................ 25
     Collection and Other Servicing Procedures........................... 26
     Primary Mortgage Insurance.......................................... 28
     Standard Hazard Insurance........................................... 28
     Title Insurance Policies............................................ 29
     Claims Under Primary Mortgage Insurance Policies
         and Standard Hazard Insurance Policies; Other
         Realization Upon Defaulted Loan................................. 29
     Realization Upon or Sale of Defaulted Multifamily
         Loans........................................................... 30
     Servicing Compensation and Payment of Expenses...................... 31
     Master Servicer..................................................... 31
ADMINISTRATION........................................................... 31
     Assignment of Mortgage Assets....................................... 31
     Evidence as to Compliance........................................... 34
     The Trustee......................................................... 34
     Administration of the Certificate Account........................... 34
     Reports............................................................. 35
     Forward Commitments; Pre-Funding.................................... 36
     Servicer Events of Default.......................................... 36
     Rights Upon Servicer Event of Default............................... 36
     Amendment........................................................... 37
     Termination......................................................... 37
USE OF PROCEEDS.......................................................... 37


THE DEPOSITOR............................................................ 38
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
     ASSETS.............................................................. 38
     General............................................................. 38
     Foreclosure......................................................... 39
     Soldiers' and Sailors' Civil Relief Act............................. 44
     The Contracts....................................................... 44
     The Title I Program................................................. 47
LEGAL INVESTMENT MATTERS................................................. 51
ERISA CONSIDERATIONS..................................................... 52
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................. 53
     Federal Income Tax Consequences For REMIC
         Certificates.................................................... 53
     Taxation of Regular Certificates.................................... 55
     Taxation of Residual Certificates................................... 60
     Treatment of Certain Items of REMIC Income and
         Expense......................................................... 62
     Tax-Related Restrictions on Transfer of Residual
         Certificates.................................................... 64
     Sale or Exchange of a Residual Certificate.......................... 66
     Taxes That May Be Imposed on the REMIC Pool......................... 66
     Liquidation of the REMIC Pool....................................... 67
     Administrative Matters.............................................. 67
     Limitations on Deduction of Certain Expenses........................ 68
     Taxation of Certain Foreign Investors............................... 68
     Backup Withholding.................................................. 69
     Reporting Requirements.............................................. 69
     Federal Income Tax Consequences for Certificates as
         to Which No REMIC Election Is Made.............................. 70
     Premium and Discount................................................ 71
     Stripped Certificates............................................... 73
     Reporting Requirements and Backup Withholding....................... 75
     Taxation of Certain Foreign Investors............................... 76
     Taxation of Securities Classified as Partnership
         Interests....................................................... 76
PLAN OF DISTRIBUTION..................................................... 76
LEGAL MATTERS............................................................ 77
FINANCIAL INFORMATION.................................................... 77
INDEX TO LOCATION OF PRINCIPAL DEFINED
     TERMS...............................................................A-1



     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Owners.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities act of 1933 (the "Securities Act") and to which reference is hereby made.

                                REPORTS TO OWNERS

     The Trustee or other designated person will be required to provide periodic unaudited reports concerning the Certificates and the Trust to all registered holders of Certificates of the related series. See "Administration--Reports."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to ContiSecurities Asset Funding Corp., 277 Park Avenue, 38th Floor, New York, New York 10172 (telephone number (212) 207-2840).

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates and to the related Agreement which will be prepared in connection with each series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears in Appendix A hereto.

Securities............................   Asset Backed Certificates, issuable
                                         from time to time in series, in fully
                                         registered form or book entry only
                                         form, in authorized denominations, as
                                         described in the Prospectus Supplement
                                         (the "Certificates"). Each Certificate
                                         will represent a beneficial ownership
                                         interest in a trust (a "Trust") created
                                         from time to time pursuant to a pooling
                                         and servicing agreement or trust
                                         agreement (each, an "Agreement").

The Depositor.........................   ContiSecurities Asset Funding Corp.
                                         (the "Depositor") is a Delaware
                                         corporation. The Depositor's principal
                                         executive offices are located at 277
                                         Park Avenue, 38th Floor, New York, New
                                         York, 10172; telephone number (212)
                                         207-2840. See "The Depositor" herein.
                                         The Depositor or its affiliates may
                                         retain or hold for sale from time to
                                         time one or more classes of a series of
                                         Certificates.

The Servicer..........................   The entity or entities named as the
                                         Servicer in the Prospectus Supplement
                                         (the "Servicer"), will act as servicer,
                                         with respect to the Mortgage Loans and
                                         Contracts included in the related
                                         Trust. The Servicer may be an affiliate
                                         of the Depositor and may be a seller of
                                         Mortgage Assets to the Depositor (each,
                                         a "Seller").

The Master Servicer...................   A "Master Servicer" may be specified in
                                         the related Prospectus Supplement for
                                         the related series of Certificates.

The Trustee...........................   The trustee (the "Trustee") for each
                                         series of Certificates will be
                                         specified in the related Prospectus
                                         Supplement.

Trust Assets..........................   The assets of a Trust will be
                                         mortgage-related assets (the "Mortgage
                                         Assets") consisting of one or more of
                                         the following types of assets:

A.  The Mortgage Loans................   "Mortgage Loans" may include: (i)
                                         conventional (i.e., not insured or
                                         guaranteed by any governmental agency)
                                         Mortgage Loans secured by one-to-four
                                         family residential properties; (ii)
                                         conventional multifamily mortgage loans
                                         ("Conventional Multifamily Loans") or
                                         mortgages insured by the Federal
                                         Housing Administration (the "FHA")
                                         ("FHA-Insured Multifamily Loans" and
                                         together with the Conventional
                                         Multifamily Loans, the "Multifamily
                                         Loans"); (iii) Mortgage Loans secured
                                         by security interests in shares issued
                                         by private, non-profit, cooperative
                                         housing corporations ("Cooperatives")
                                         and in the related proprietary leases
                                         or occupancy agreements granting
                                         exclusive rights to occupy specific
                                         dwelling units in such Cooperatives'
                                         buildings; and, (iv) Mortgage Loans
                                         secured by junior liens on the related
                                         mortgaged properties, including Title I
                                         Loans and other types of home
                                         improvement retail installment
                                         contracts. The Mortgage Loans may be
                                         located in any one of the 50 states,
                                         the District of

                                         Columbia or the Commonwealth of Puerto
                                         Rico. See "The Trusts - Mortgage Loans"
                                         herein.

B.  Contracts.........................   Contracts may include conditional sales
                                         contracts and installment sales or loan
                                         agreements or participation interests
                                         therein secured by new or used
                                         Manufactured Homes (as defined herein).
                                         Contracts may be conventional (i.e.,
                                         not insured or guaranteed by any
                                         government agency) or insured by the
                                         FHA, including Title I Contracts, or
                                         partially guaranteed by the Veterans
                                         Administration ("VA"), as specified in
                                         the related Prospectus Supplement. See
                                         "The Trusts - Contracts" herein.

C. Mortgage-
      Backed Securities...............   "Mortgage-Backed Securities" (or "MBS")
                                         may include (i) private (that is, not
                                         guaranteed or insured by the United
                                         States or any agency or instrumentality
                                         thereof) mortgage participations,
                                         mortgage pass-through certificates or
                                         other mortgage-backed securities or
                                         (ii) certificates insured or guaranteed
                                         by Federal Home Loan Mortgage
                                         Corporation ("FHLMC") or Federal
                                         National Mortgage Association ("FNMA")
                                         or Government National Mortgage
                                         Association ("GNMA"). See "The Trusts -
                                         Mortgage-Backed Securities" herein.

D.  Other Mortgage Securities.........   Other Mortgage Securities may include
                                         other securities that directly or
                                         indirectly represent an ownership
                                         interest in, or are secured by and
                                         payable from, mortgage loans on real
                                         property or mortgage-backed securities,
                                         such as residual interests in issuances
                                         of collateralized mortgage obligations
                                         or mortgage pass-through certificates.
                                         See "The Trusts - Other Mortgage
                                         Securities" herein.

                                         Trust assets may also include
                                         reinvestment income, reserve funds,
                                         cash accounts, insurance policies,
                                         guaranties, letters of credit or other
                                         assets as described in the related
                                         Prospectus Supplement.


                                         The related Prospectus Supplement for a
                                         series of Certificates will describe
                                         the Mortgage Assets to be included in
                                         the Trust for such series.

The Certificates......................   The Certificates of any series may be
                                         issued in one or more classes, as
                                         specified in the Prospectus Supplement.
                                         One or more classes of Certificates of
                                         each series (i) may be entitled to
                                         receive distributions allocable only to
                                         principal, only to interest or to any
                                         combination thereof; (ii) may be
                                         entitled to receive distributions only
                                         of prepayments of principal throughout
                                         the lives of the Certificates or during
                                         specified periods; (iii) may be
                                         subordinated in the right to receive
                                         distributions of scheduled payments of
                                         principal, prepayments of principal,
                                         interest or any combination thereof to
                                         one or more other classes of
                                         Certificates of such series throughout
                                         the lives of the Certificates or during
                                         specified periods; (iv) may be entitled
                                         to receive such distributions only
                                         after the occurrence of events
                                         specified in the Prospectus Supplement;
                                         (v) may be entitled to receive
                                         distributions in accordance with a
                                         schedule or formula or on the basis of
                                         collections from designated portions of
                                         the assets in the related Trust; (vi)
                                         as to Certificates entitled to
                                         distributions allocable to interest,
                                         may be entitled to receive interest at
                                         a fixed rate or a rate that is subject
                                         to change from time to time; (vii) may
                                         accrue interest, with such accrued
                                         interest added to the principal or
                                         notional amount of the Certificates,
                                         and no payments being made thereon
                                         until certain other classes of the
                                         series have been paid in full; and
                                         (viii) as to Certificates entitled to
                                         distributions allocable to interest,
                                         may be entitled to distributions
                                         allocable to interest only after the
                                         occurrence of events specified in the
                                         Prospectus Supplement and may accrue
                                         interest until such events occur, in
                                         each case as specified in the related
                                         Prospectus Supplement. The timing and
                                         amounts of such distributions may vary
                                         among classes, over time, or otherwise
                                         as specified in the related Prospectus
                                         Supplement.

Distributions on
  the Certificates....................   The related Prospectus Supplement will
                                         specify (i) whether distributions on
                                         the Certificates entitled thereto will
                                         be made monthly, quarterly,
                                         semi-annually or at other intervals and
                                         dates out of the payments received in
                                         respect of the Mortgage Assets included
                                         in the related Trust and other assets,
                                         if any, pledged for the benefit of the
                                         related Owners of Certificates; (ii)
                                         the amount allocable to payments of
                                         principal and interest on any
                                         Distribution Date; and (iii) whether
                                         all distributions will be made pro rata
                                         to Owners of Certificates of the class
                                         entitled thereto.

                                         The aggregate original principal
                                         balance of the Certificates will equal
                                         the aggregate distributions allocable
                                         to principal that such Certificates
                                         will be entitled to receive; the
                                         Certificates will have an aggregate
                                         original principal balance equal to or
                                         less than the aggregate unpaid
                                         principal balance of the related
                                         Mortgage Assets (plus amounts held in a
                                         Pre-Funding Account, if any) as of the
                                         first day of the month of creation of
                                         the Trust; and the Certificates will
                                         bear interest in the aggregate at a
                                         rate (the "Pass-Through Rate") equal to
                                         the interest rate borne by the related
                                         Mortgage Assets net of servicing fees
                                         and any other specified amounts.

Pre-Funding Account...................   A Trust may enter into an agreement
                                         (each, a "Pre-Funding Agreement") with
                                         the Depositor whereby the Depositor
                                         will agree to transfer additional
                                         Mortgage Assets to such Trust following
                                         the date on which such Trust is
                                         established and the related
                                         Certificates are issued. Any
                                         Pre-Funding Agreement will require that
                                         any Mortgage Loans so transferred
                                         conform to the requirements specified
                                         in such Pre-Funding Agreement. If a
                                         Pre-Funding Agreement is to be
                                         utilized, the related Trustee will be
                                         required to deposit in a segregated
                                         account (each, a "Pre-Funding Account")
                                         all or a portion of the proceeds
                                         received by the Trustee in connection
                                         with the sale of one or more classes of
                                         Certificates of the related series;
                                         subsequently, the additional Mortgage
                                         Assets will be transferred to the
                                         related Trust in exchange for money
                                         released to the Depositor from the
                                         related Pre-Funding Account. Each
                                         Pre-Funding Agreement will set a
                                         specified period during which any such
                                         transfers must occur. If all moneys
                                         originally deposited to such
                                         Pre-Funding Account are not used by the
                                         end of such specified period, then any
                                         remaining moneys will be applied as a
                                         mandatory prepayment of a class or
                                         classes of Certificates as specified in
                                         the related Prospectus Supplement. The
                                         specified period for the acquisition by
                                         a Trust of additional Mortgage Loans
                                         will generally not exceed three months
                                         from the date such Trust is
                                         established.

Optional Termination..................   The Servicer, the Seller, the
                                         Depositor, or, if specified in the
                                         related Prospectus Supplement, the
                                         Owners of a related class of
                                         Certificates or a credit enhancer may
                                         at their respective options effect
                                         early retirement of a series of
                                         Certificates through the purchase of
                                         the Mortgage Assets in the related
                                         Trust. See "Administration--
                                         Termination" herein.

Mandatory Termination.................   The Trustee, the Servicer or certain
                                         other entities specified in the related
                                         Prospectus Supplement may be required
                                         to effect early retirement of a series
                                         of Certificates by soliciting
                                         competitive bids for the purchase of
                                         the assets of the related Trust or
                                         otherwise. See "Administration --
                                         Termination" herein.

Advances..............................   The Servicer of the Mortgage Loans and
                                         Contracts will be obligated (but only
                                         to the extent set forth in the related
                                         Prospectus Supplement) to advance
                                         delinquent installments of principal
                                         and/or interest (less applicable
                                         servicing fees) on the Mortgage Loans
                                         and Contracts in a Trust. Any such
                                         obligation to make advances may be
                                         limited to amounts due to the Owners of
                                         Certificates of the related series, to
                                         amounts deemed to be recoverable from
                                         late payments or liquidation proceeds,
                                         to specified periods or to any
                                         combination thereof, in each case as
                                         specified in the related Prospectus
                                         Supplement. Any such advance will be
                                         recoverable as specified in the related
                                         Prospectus Supplement. See "Servicing
                                         of Mortgage Loans and Contracts"
                                         herein.

Credit Enhancement....................   If specified in the related Prospectus
                                         Supplement, a series of Certificates,
                                         or certain classes within such series,
                                         may have the benefit of one or more
                                         types of credit enhancement ("Credit
                                         Enhancement") including but not limited
                                         to overcollateralization, cross
                                         support, mortgage pool insurance,
                                         special hazard insurance, a bankruptcy
                                         bond, reserve funds, other insurance,
                                         guaranties and similar instruments and
                                         arrangements. Credit Enhancement also
                                         may be provided in the form of
                                         subordination of one or more classes of
                                         Certificates in a series under which
                                         losses are first allocated to any
                                         Subordinated Certificates up to a
                                         specified limit. The protection against
                                         losses afforded by any such Credit
                                         Enhancement will be limited as
                                         described in the related Prospectus
                                         Supplement. See "Credit Enhancement"
                                         herein.

Book Entry Registration...............   Certificates of one or more classes of
                                         a series may be issued in book entry
                                         form ("Book Entry Certificates") in the
                                         name of a clearing agency (a "Clearing
                                         Agency") registered with the Securities
                                         and Exchange Commission, or its
                                         nominee. Transfers and pledges of Book
                                         Entry Certificates may be made only
                                         through entries on the books of the
                                         Clearing Agency in the name of brokers,
                                         dealers, banks and other organizations
                                         eligible to maintain accounts with the
                                         Clearing Agency ("Clearing Agency
                                         Participants") or their nominees.
                                         Transfers and pledges by purchasers and
                                         other beneficial owners of Book Entry
                                         Certificates ("Beneficial Owners")
                                         other than Clearing Agency Participants
                                         may be effected only through Clearing
                                         Agency Participants. All references to
                                         the Owners of Certificates shall mean
                                         Beneficial Owners to the extent
                                         Beneficial Owners may exercise their
                                         rights through a Clearing Agency.
                                         Except as otherwise specified in this
                                         Prospectus or a related Prospectus
                                         Supplement, the term "Owners" shall be
                                         deemed to include Beneficial Owners.
                                         See "Risk Factors - Book

                                         Entry Registration" and "Description of
                                         the Certificates - Book Entry
                                         Registration" herein.

Certain Federal Income Tax
    Consequences......................   Federal income tax consequences will
                                         depend on, among other factors, whether
                                         one or more elections are made to treat
                                         a Trust or specified portions thereof
                                         as a "real estate mortgage investment
                                         conduit" ("REMIC") under the Internal
                                         Revenue Code of 1986, as amended (the
                                         "Code"), or, if no REMIC election is
                                         made, whether the Certificates are
                                         considered to be Standard Certificates,
                                         Stripped Certificates or Partnership
                                         Interests. The related Prospectus
                                         Supplement for each series of
                                         Certificates will specify whether one
                                         or more REMIC elections will be made.
                                         See "Certain Federal Income Tax
                                         Consequences" herein and in the related
                                         Prospectus Supplement.

ERISA Considerations..................   A fiduciary of any employee benefit
                                         plan subject to the Employee Retirement
                                         Income Security Act of 1974, as amended
                                         ("ERISA"), or the Code should carefully
                                         review with its own legal advisors
                                         whether the purchase or holding of
                                         Certificates could give rise to a
                                         transaction prohibited or otherwise
                                         impermissible under ERISA or the Code.
                                         Certain classes of Certificates may not
                                         be transferred unless the Trustee and
                                         the Depositor are furnished with a
                                         letter of representation or an opinion
                                         of counsel to the effect that such
                                         transfer will not result in a violation
                                         of the prohibited transaction
                                         provisions of ERISA and the Code and
                                         will not subject the Trustee, the
                                         Depositor or the Servicer to additional
                                         obligations. See "Description of the
                                         Certificates - General" herein and
                                         "ERISA Considerations" herein and in
                                         the related Prospectus Supplement.

Legal Investment Matters..............   Certificates that constitute "mortgage
                                         related securities" under the Secondary
                                         Mortgage Market Enhancement Act of 1984
                                         ("SMMEA") will be so described in the
                                         related Prospectus Supplement.
                                         Certificates that are not so qualified
                                         may not be legal investments for
                                         certain types of institutional
                                         investors, subject, in any case, to any
                                         other regulations which may govern
                                         investments by such institutional
                                         investors. See "Legal Investment
                                         Matters" herein and in the related
                                         Prospectus Supplement.

Use of Proceeds.......................   Substantially all the net proceeds from
                                         the sale of a series of Certificates
                                         will be applied to the simultaneous
                                         purchase of the Mortgage Assets
                                         included in the related Trust (or to
                                         reimburse the amounts previously used
                                         to effect such purchase), the costs of
                                         carrying the Mortgage Assets until sale
                                         of the Certificates and to pay other
                                         expenses. See "Use of Proceeds" herein.

Rating................................   Each class of Certificates offered by a
                                         Prospectus Supplement will be rated in
                                         one of the four highest rating
                                         categories of a nationally recognized
                                         statistical rating agency; provided,
                                         however, that one or more classes of
                                         Subordinated Certificates and Residual
                                         Certificates, which will not be so
                                         offered, need not be so rated.

Risk Factors..........................   Investment in the Certificates will be
                                         subject to one or more risk factors,
                                         including declines in the value of
                                         Mortgaged Properties, prepayment of
                                         Mortgage Loans, higher risks of
                                         defaults on particular types of
                                         Mortgage

                                         Loans, limitations on security for the
                                         Mortgage Loans, limitations on credit
                                         enhancement and various other factors.
                                         See "Risk Factors" herein and in the
                                         related Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

         General. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts - Mortgage Loans" herein.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor. The Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Certificates relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets - The Contracts" herein.

         Limited Liquidity. There will be no market for the Certificates of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Certificates of such series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates in any market that may develop may be at a discount from the Certificates' par value or purchase price. Owners of Certificates generally have no right to request redemption of Certificates, and the Certificates are subject to redemption only under the limited circumstances described in the related Prospectus Supplement. In addition, the Certificates will not be listed on any securities exchange.

         Limited Assets. Owners of Certificates of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Certificates), for the payment of principal of, and interest on, that series of Certificates. If the assets comprising the Trust are insufficient to make payments on such Certificates, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Certificates of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Certificates of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Certain of the Mortgage Loans included in a Trust, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

         It is anticipated that some or all of the Mortgage Loans included in any Trust, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enhancement" herein. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Certificates and Stripped Certificates that are entitled only to interest distributions will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. An Owner of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates," "- Taxation of Regular Certificates - Variable Rate Regular Certificates," "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made - Standard Certificates," and "Certain Federal Income Tax Consequences - Premium and Discount" and "- Stripped Certificates" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Certificates may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

         Certain Matters Relating to Insolvency. The Sellers of the Mortgage Assets to the Depositor and the Depositor intend that the transfers of such Mortgage Assets to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, a seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of such seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Certificates.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Ratings. The rating of Certificates credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

         Other Legal Considerations. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets" herein.

                         DESCRIPTION OF THE CERTIFICATES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. Certificates which represent beneficial interests in the Trust will be issued pursuant to the Agreement similar to the form filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Certificates. The Prospectus Supplement for a series of Certificates will describe the specific provisions relating to such series. The Depositor will provide Owners of Certificates, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to ContiSecurities Asset Funding Corp., 277 Park Avenue, 38th Floor, New York, New York 10172. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

         The Certificates of a series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Certificates and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Certificates, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Certificates of such series.

General

         The Certificates of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Certificates will be specified in the related Prospectus Supplement. The original "Certificate Principal Balance" of each Certificate will equal the aggregate distributions or payments allocable to principal to which such Certificate is entitled and distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each series will be transferable and exchangeable on a "Certificate Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee. The Trustee will be appointed initially as the "Certificate Registrar" and no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Certificates of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Certificates not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Certificates or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Certificates

         Each series of Certificates will be issued in one or more classes which will evidence the beneficial ownership in the assets of the Trust that are allocable to (i) principal of such class of Certificates and (ii) interest on such Certificates. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust.

         The Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Certificate Principal Balance (or Notional Principal Balance) of the Certificates of a series and the interest rate on the classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"). One or more classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). With respect to any class of Compound Interest Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

         A series of Certificates may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below), or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of payments of principal to Companion Certificates, the weighted average lives of Companion Certificates of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Certificates of such series.

         One or more series of Certificates may constitute series of "Special Allocation Certificates", which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As specified in the related Prospectus Supplement for a series of Special Allocation Certificates, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Certificates over one or more other classes of Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Certificates in a series may be comprised of one or more classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more classes of Subordinated Certificates, as a form of Credit Enhancement. See "Credit Enhancement Subordination" herein. Typically, the Subordinated Certificates will carry a rating by the rating agencies lower than that of the Senior Certificates. In addition, one or more classes of Certificates ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Certificates ("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Certificates are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the

Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Certificate, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates (other than Book Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Certificates, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Certificates of the related series (the "Certificate Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and may be available to make payments on the Certificates of the applicable series on the next succeeding Distribution Date or pay after amounts owed by the Trust.

         Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Certificates entitled to interest from the date, at the applicable Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates, reduced by all distributions allocable to principal, and, in the case of Compound Interest Certificates, increased by all interest accrued but not then distributable on such Compound Interest Certificates. With respect to a class of Certificates entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Certificates.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Compound Interest Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Certificate Principal Balance (or Notional Principal Balance) of such class of Compound Interest Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         One or more classes of Certificates may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Certificates relative to the interests evidenced by the other Certificates.

         Unscheduled Distributions. The Certificates of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Certificates of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Certificate Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Certificates on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date and will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Certificates may be issued as Book Entry Certificates and held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Certificates.

         Purchasers and other Beneficial Owners may not hold Book Entry Certificates directly but may hold, transfer or pledge their ownership interest in the Certificates only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Certificates and, if applicable, may request redemption of Certificates, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

         If Certificates of a series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Certificates of such series, and to receive and transmit requests for redemption with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

List of Owners of Certificates

         Upon written request of a specified number or percentage interests of Owners of Certificates of record of a series of Certificates for purposes of communicating with other Owners of Certificates with respect to their rights as Owners of Certificates, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Certificates of that series held by the Trustee. With respect to Book Entry Certificates, the only named Owner on the Certificate Register will be the Clearing Agency.

         The Agreement will not provide for the holding of any annual or other meetings of Owners of Certificates.

                                   THE TRUSTS

         The Trust for a series of Certificates will consist of: (i) the Mortgage Assets (subject, if specified in the Prospectus Supplement, to certain exclusions) received on and after the related Cut-Off Date; (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments; (iv) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (v) certain rights of the Trustee, the Depositor and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; (vi) certain rights of the Depositor or one of its affiliates under any Mortgage Loan purchase agreement, including in respect of any representations and warranties therein; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Certificates of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Certificates, will be attached to the related Agreement delivered to the Trustee upon delivery of such Certificates.

Mortgage Loans

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classifications of single family mortgage loans, defined generally as loans on residences containing one-to-four dwelling units or multifamily loans. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes. The Mortgaged Property for such loans may also consist of residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties"). Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans. Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Certificates will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple-interest or accrual method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

                  (e) Another type of mortgage loan described in the Prospectus Supplement.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the Mortgage Loan by the Original Value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "Original Value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

         Multifamily Loans will consist of Multifamily Loans consisting of either Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or secured by apartment buildings owned by cooperative housing corporations. The Multifamily Properties may include mixed commercial and residential structures. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will create a first priority mortgage lien on a Mortgaged Property. A Multifamily Loan may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Loan by at least two years. The Depositor expects that Mortgage Loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Multifamily Loan will bear interest at an annual fixed rate or adjustable rate of interest specified in the Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all of the Multifamily Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Multifamily Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Loan Rate") that is fixed over its term of that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Loan Rate, or from a fixed to an adjustable Mortgage Loan Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Loan Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Multifamily Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Multifamily Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgage Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Multifamily Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Contracts

         Each pool of Contracts included in the Trust with respect to a series of Certificates (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

         The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat the Trust as a REMIC as described in "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates" herein, Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         For purposes of calculating the loan-to- value ratio of a Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

Mortgage-Backed Securities

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC or FNMA or GNMA.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination, cross-support or other credit enhancement similar to that described for the Certificates under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS,
(v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates. Any Other Mortgage Securities that are privately placed securities will not be included in a Trust until such time as such privately placed securities would be freely transferrable pursuant to Rule 144A of the Securities Act of 1933, as amended. Further (i) such privately placed securities will have been acquired in the secondary market and not pursuant to an initial offering thereof and (ii) the underlying issuer of such securities will not be affiliated with the Depositor and will not have an interest in the Trust. The Prospectus Supplement for a series of Certificates will describe any Other Mortgage Securities to be included in the Trust for such series.

                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Certificates of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners of Certificates will bear their allocable share of deficiencies.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Certificates. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. Such description will include financial information on the Financial Guaranty Insurer. In addition, the audited financial statements of a Financial Guaranty Insurer and an auditors consent to use such financial statements will be filed with the Securities and Exchange Commission on Form 8-K or will be incorporated by reference to financial statements already on file with the Securities and Exchange Commission.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and completed insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Seller or Depositor to repurchase or substitute for any Mortgage Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Certificates on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of Certificateholder to receive payments under the Certificates to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Certificates of a series (the "Subordinated Certificates") may be paid to one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Owners of Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Owners of Senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments with respect to Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Certificates. Such acceleration may continue for the life of the related Certificates, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Certificates. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller and in such event might give rise to an obligation on the part of the Seller to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners of the Certificates and cannot be cured by the Seller.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of such Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Certificates unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners of the Certificates, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         The terms of any Mortgage Pool Insurance Policy relating to a Contract Pool will be described in the related Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         The terms of any Special Hazard Insurance Policy relating to a Contract Pool will be described in the related Prospectus Supplement.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Certificates, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Certificates, or for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners of Certificates are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans and Contracts - Advances" herein.


                    SERVICING OF MORTGAGE LOANS AND CONTRACTS

         With respect to each series of Certificates, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The related Prospectus Supplement will specify whether the Servicer is a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under " - Payments on Mortgage Loans" and " - Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See " - Advances" and " - Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account when realized and will be distributed to Owners of Certificates on the next Distribution Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets - Foreclosure - Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional in initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Owners of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Contracts. Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

         Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

Primary Mortgage Insurance

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

Standard Hazard Insurance

         Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Title Insurance Policies

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Certificate Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Certificates.

Realization Upon or Sale of Defaulted Multifamily Loans

         Unless otherwise specified in the related Prospectus Supplement, the Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Owners of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that either:

                (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Foreclosure-- Environmental Legislation."

         In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Mortgaged Property securing a single family Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Servicer will not be liable to the Owners of the related series if, based on its belief that no such contamination or affect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, a Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Certificates. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.

                                 ADMINISTRATION

         The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to the provisions of a particular Agreement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance of the Certificates, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but not necessarily recorded), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects: (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loans; (iii) at the date of initial issuance of the Certificates, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans;
(v) at the date of initial issuance of the Certificates, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the related Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the Certificates of such series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

         In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust to the Contracts, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

         The Depositor or the related Seller, as the case may be, may provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good title to and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee (directly or through a participant in a depository). The Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which the Trustee will undertake to give within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than a specified number of days after such period, (a) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available to the Trustee for a material defect in a document relating to a Mortgage Loan or Contract.

         The Depositor is required to cause the Seller to do either of the following (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners of the Certificates in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within a specified number of days of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or
(c) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Certificates or the related assets, or amounts deposited in the Certificate Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Certificate Account

         The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Certificates, or
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Certificates, and may include one or more Certificates of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. The Servicer will deposit in the Certificate Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                  (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                  (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                  (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

                  (vi) any Advances made as described under "Servicing of Mortgage Loans and Contracts - Advances" herein and certain other amounts required under the Agreement to be deposited in the Certificate Account;

                  (vii) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                  (viii) all amounts, if any, required to be deposited in the Certificate Account from any Credit Enhancement for the related series; and

                  (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Certificates, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                  (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                  (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                  (iii) the aggregate Certificate Principal Balance of each class of the Certificates after giving effect to distributions on such Distribution Date;

                  (iv) the aggregate Certificate Principal Balance of any class of Compound Interest Certificates after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                  (v) if applicable, the amount otherwise distributable to any class of Certificates that was distributed to other classes of Certificates;

                  (vi) if any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                  (vii) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

                  (viii) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually.

Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

Servicer Events of Default

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Certificates evidencing interests aggregating not less than 25% of the affected class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or Owners of Certificates may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Certificates will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of the Certificates specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Certificates, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made, to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement or for any other purpose, provided that with respect to amendments for any other purpose (A) the Depositor shall deliver an opinion of counsel satisfactory to the Trustee, that such amendment will not adversely affect in any material respect the interests of any Owners of Certificates of that series and (B) such amendment will not result in a withdrawal or reduction of the rating of any rated Certificate. Notwithstanding the foregoing, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Owner of such Certificate, (ii) adversely affect in any material respect the interests of the Owners of any class of Certificates in any manner other than as described in (i), without the consent of the Owners of Certificates of such class evidencing not less than a majority of the interests of such class or
(iii) reduce the aforesaid percentage of Certificates of any class required to consent to any such amendment, without the consent of the Owners of all Certificates of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Certificate Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Certificates or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                                 USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Certificates and to pay other expenses.

                                  THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool or Contract Pool. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any series.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

General

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgager), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lenders interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor or and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the bankruptcy is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust.

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Certificates.

The Contracts

         General. As a result of the Depositor's assignment of the Contracts to the Trustee, the Owners of Certificates will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loans. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment the Trustee's interest in Contracts could be defeated.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real state records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Certificates and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

         The Depositor will assign its security interest in the Manufactured Homes to the Trustee. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trust as the new secured party. Accordingly, the Depositor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trust against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

         Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or,in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re- registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re- registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee in the event such a lien arises.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor and permit the acceleration of the maturity of the Contracts by the Depositor upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

The Title I Program

         Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("Property Improvement Loans" or "Title I Loans") and manufactured home loans ("Manufactured Home Loans" or "Title I Contracts"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty;
(3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan or Title I Contract means a loan for the purchase or refinancing of a manufactured home and/or the lot on which to place such home and includes: (1) manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

         In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services' and with respect to a dealer Title I Contract, a dealer is a person engaged in the business of manufactured home retail sales.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker are solvent and acceptable credit risks, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of the United States Department of Housing and Urban Development ("HUD").

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, ia each case as long as the total outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and or any direct Title I Loan where the borrower fails to submit a completion certificate.

         Requirements for Title I Contracts. The maximum principal amount for any Title I Contract must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $40,500 for a new or existing manufactured home purchase loan; (ii) $13,500 for a manufactured home lot purchase; and (iii) $54,000 for a combination loan (i.e., a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns the manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacture must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship for the one year period after the date of delivery. The proceeds from a Title I Contract may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower, or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract which is a manufactured home purchase loan or a combination loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the home. The proceeds from a Title I Contract cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract must be secured by a recorded lien on the manufactured home, its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than the dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed, and the placement certificate executed by the borrower and the dealer is in order.

         FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, the FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans, (ii) the amount of the Annual Reductions attributable to such insured loans and (iii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "Annual Reduction") on each October in an amount equal to 10% of the insurance coverage reserves available on such date with respect to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guarantee or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Mortgaged Property under any security instrument or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Mortgaged Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Mortgaged Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD. After acceleration of maturity on a defaulted Title I Contract, the lender must proceed against the loan security by foreclosure or repossession, as appropriate, and acquire good, marketable title to the property securing the loan. The lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgement against the borrower. Before filing a claim for insurance with the FHA, the lender must sell for the best price obtainable any property which the lender acquired by the foreclosure or repossession of such property securing a defaulted Title I Contract.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any eligible loan must be filed with the FHA no later than (i) for any Title I Loan, 9 months after the date of default of such loan, or (ii) for any Title I Contract, 3 months after the date of sale of the property securing such loan, but not to exceed 18 months after the date of default. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender.

If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "Claimable Amount" is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys fees not to exceed $500; (e) the expenses for recording the assignment of the security to the United States; and (f) if the loan is a Title I Contract, certain costs incurred in connection with the foreclosure or repossession of the manufactured home and/or lot.


                            LEGAL INVESTMENT MATTERS

         The Certificates may constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by the Rating Agency or Agencies identified in the related Prospectus Supplement and, as such, would be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, saving and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, bold or invest in any securities or require the sale or over disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited trans action and will satisfy the other requirements of ERISA and the Code.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Arter & Hadden, special counsel to the Depositor with respect to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Certificates offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any class of Certificates of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Certificates

         General. With respect to a particular series of Certificates, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section

860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Arter & Hadden, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Certificates. REMIC Certificates held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Certificates, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Certificates representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

         General. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         Original Issue Discount. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed as described below.

         Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID

Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. For a Regular Certificate, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Certificates are redetermined by treating the Regular Certificates as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Certificates. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         A purchaser of a Regular Certificate at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption.

         A Certificateholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or
(ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Certificate to be significantly less or more than the overall expected return on the Regular Certificate is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Certificate and is based on objective financial information or economic information; however, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Certificates having variable rates. In that event, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Certificates. The application of those provisions to instruments such as variable rate Regular Certificates is subject to varying interpretations. Prospective purchasers of variable rate Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Regular Certificates.

         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceed by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates. On June 27, 1996, the IRS published proposed regulations (the "Proposed Premium Regulations") covering the amortization of bond premiums. The Proposed Premium Regulations describe the constant yield method for amortizing premium and provide the Regular Certificateholder may offset the premium against corresponding interest income only as that interest income is taken into account under the Regular Certificateholder's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Certificateholder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Certificateholder's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after final regulations are issued. A Regular Certificateholder may elect to amortize bond premium under the Proposed Premium Regulations for the taxable year containing the effective date, with the election applying to all the Regular Certificateholder's debt instruments held on the first day of that taxable year. The Proposed Premium Regulations are subject to further administrative action before becoming effective, if at all, and may be modified before their becoming effective. Purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). The maximum tax rate for individuals on the excess of net long-term capital gain over net short-term capital loss is 28%.

Taxation of Residual Certificates

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholders after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Certificateholder for such periods in accordance with generally accepted accounting principles.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool. Residual Certificateholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Certificateholder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense - Market Discount" below regarding the basis of Mortgage Assets to the REMIC

Pool and "Sale or Exchange of Residual Certificates" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Certificate should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates - Original Issue Discount" and "Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates - Market Discount." However, the rules of Code Section 1276 concerning market discount income will not apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized with respect to Mortgage Assets originated after July 18, 1984. Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Certificates allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above,the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates - Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Certificates" below. Except as discussed below with respect to excess inclusions from Residual Certificates without "significant value." Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative maximum taxable income ("AMTI") of a Residual Certificateholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income. These new rules are effective for tax years beginning after December 31, 1986, unless a Residual Certificateholder elects to have the rules apply only to tax years ending after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purposes the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. However, the exception from the excess inclusion rules applicable to thrift institutions does not apply if the Residual Certificates do not have significant value. Under the REMIC Regulations, the Residual Certificates will have significant value if: (i) the aggregate of the issue prices of the Residual Certificates is at least two percent of the aggregate issue prices of all Regular Certificates and Residual Certificates in the REMIC and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Certificate with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Certificate based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Certificate with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Certificate instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass- Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Certificates are disregarded, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates - Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued the wash sale rules of Code
Section 1091 will apply to disposition of Residual Certificates. Consequently, losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or other designated Residual Certificateholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

         Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates - Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates - Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

         On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an effect on the United States' taxation of foreign investors in Regular Certificates or Residual Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must be furnished.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Certificates" above.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

         Arter & Hadden, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as described below.

Standard Certificates

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Certificates of a series, and where such Certificates are not designated as Stripped Certificates, as described below under "Stripped Certificates" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Certificate" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate (a "Certificateholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount - Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Arter & Hadden, special counsel to the Depositor, is of the opinion that:

                  1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  3. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will he considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                  4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under " - Taxation of Regular Certificates - Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income.

However, Code Section 1272 provide for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under " - Taxation of Regular Certificates - Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard,there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

Stripped Certificates

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Certificates - Recharacterization of the Servicing Fees" above) and (iii) a class of Certificates are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Certificate (a "Stripped Certificateholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates - Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under " - Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made - Standard Certificates - General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust containing variable-rate Mortgage Assets, the Depositor has been advised by counsel that (i) the Trust will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See " - Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" and " - Standard Certificates - Tax Status" above.

         Original Issue Discount. Except as described above under " - General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a Stripped Certificateholder in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates
- Taxation of Regular Certificates - Original Issue Discount" and " - Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under " - General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Certificate under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Certificate is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Certificate. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Certificate. Such payments of interest would be includible in the Stripped Certificateholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Certificate is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Certificate, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Certificate, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than by original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under " - Backup Withholding."

Taxation of Certain Foreign Investors

         To the extent that a Certificate evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under " - Taxation of Certain Foreign Investors - Regular Certificates."

         Certificateholders should be aware that the IRS issued proposed regulations on April 22, 1996 which, if adopted in final form, could affect the United States' taxation of foreign investors in Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Certificates.

Taxation of Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Arter & Hadden, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes, which will also cover any material federal income tax consequences applicable to the Owners.

                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Certificates, including the public offering or purchase price of each class of Certificates of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Certificates will be acquired by the Underwriters for their own account or may be offered by the Underwriters on a best efforts basis. The Underwriters may resell such Certificates from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Arter & Hadden, Washington, D.C. and by Alan L. Langus, Chief Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Arter & Hadden.


                              FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Certificates. No Trust will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS
                                                                          Page
1986 Act...................................................................55
1996 Act...................................................................63
Agreement...................................................................1
AMTI.......................................................................63
Annual Reduction...........................................................50
Applicable Accounting Standards............................................34
Balloon Loans...............................................................7
Beneficial Owners...........................................................4
BIF........................................................................34
Book Entry Certificates.....................................................4
Certificate Account........................................................13
Certificate Interest Rate..................................................12
Certificate Principal Balance..............................................11
Certificate Register.......................................................11
Certificate Registrar......................................................11
Certificateholder..........................................................70
Certificates................................................................1
Clearing Agency.............................................................4
Clearing Agency Participants................................................4
Code........................................................................5
Companion Certificates.....................................................12
Compound Interest Certificates.............................................12
Contract Loan Schedule.....................................................32
Contract Pool..............................................................18
Contracts..................................................................18
Conventional Multifamily Loans..............................................1
Cooperative Loans..........................................................15
Cooperatives................................................................1
Credit Enhancement..........................................................4
Credit Enhancer............................................................10
Custodial Account..........................................................25
Cut-Off Date...............................................................11
Debt Service Coverage Ratio................................................17
Defective Mortgage Loan....................................................33
Delivery Date..............................................................10
Deposit Date...............................................................33
Depositor...................................................................1
Disqualified Organization..................................................64
Distribution Date..........................................................12
DOL........................................................................52
Due Dates..................................................................17
Eligible Investments.......................................................34
Equity Participation.......................................................17
ERISA.......................................................................5
Events of Default..........................................................36
FDIC.......................................................................25
FHA.........................................................................1
FHA-Insured Multifamily Loans...............................................1
FHLMC.......................................................................2
Financial Guaranty Insurance Policy........................................20
Financial Guaranty Insurer.................................................20
FNMA........................................................................2
Garn-St. Germain Act.......................................................43
GNMA........................................................................2
HUD........................................................................47
Insurance Paying Agent.....................................................20
Insurance Proceeds.........................................................25
Insured Payment............................................................20
Interest Accrual Period....................................................13
Liquidation Proceeds.......................................................25
Loan-to-Value Ratio........................................................16
Lock-out Expiration Date...................................................17
Lock-out Period............................................................17
Manufactured Home..........................................................18
Manufactured Home Loans....................................................47
Manufacturer's Invoice Price...............................................18
Mark to Market Regulations.................................................62
Master Servicer.............................................................1
MBS.........................................................................2
MBS Agreement..............................................................19
MBS Issuer.................................................................19
MBS Servicer...............................................................19
MBS Trustee................................................................19
Monthly Advance............................................................25
Mortgage Assets.............................................................1
Mortgage Loan Rate.........................................................17
Mortgage Loans..............................................................1
Mortgage Notes.............................................................15
Mortgage Pool Insurance Policy.............................................21
Mortgage Rates.............................................................16
Mortgage-Backed Securities..................................................2
Mortgaged Properties.......................................................15
Mortgages..................................................................15
Mortgagors.................................................................24
Multifamily Loans...........................................................1
Multifamily Properties.....................................................15
NCUA.......................................................................25
Net Leases.................................................................18
Net Operating Income.......................................................17
Non-Priority Certificates..................................................12
Non-U.S. Person............................................................68
Noneconomic Residual Interest..............................................65
Nonrecoverable Advance.....................................................25
Notional Principal Balance.................................................13
OID Regulations............................................................53
Original Value.............................................................17
OTS........................................................................43
Owners.....................................................................12
Partnership Interests......................................................76
Pass-Through Entity........................................................64
Pass-Through Rate...........................................................3
Plans......................................................................52
Policy Statement...........................................................51
Pool Insurer...............................................................22
Pre-Funding Account.........................................................3
Pre-Funding Agreement.......................................................3
Prepayment Assumption......................................................56
Prepayment Premium.........................................................17
Principal Balance..........................................................16
Principal Prepayments......................................................13
Priority Certificates......................................................12
Property Improvement Loans.................................................47
Proposed Premium Regulations...............................................59
PTE 83-1...................................................................52
Record Date................................................................12
Regular Certificateholder..................................................55
Regular Certificates.......................................................54
REIT.......................................................................54
Relief Act.................................................................10
REMIC.......................................................................5
REMIC Certificates.........................................................54
REMIC Pool.................................................................54
REMIC Regulations..........................................................53
Remittance Date............................................................25
Remittance Rate............................................................25
Reserve Fund...............................................................24
Residual Certificateholders................................................60
Residual Certificates......................................................54
Retail Class Certificate...................................................55
SAIF.......................................................................34
Scheduled Amortization Certificates........................................12
Seller......................................................................1
Senior Certificates........................................................20
Servicer....................................................................1
SMMEA.......................................................................5
Special Allocation Certificates............................................12
Special Hazard Insurance Policy............................................22
Special Hazard Insurer.....................................................23
Standard Certificate.......................................................70
Stripped Certificateholder.................................................73
Stripped Certificates......................................................73
Subordinated Certificates..................................................20
Thrift Institution.........................................................54
Title I Contracts..........................................................47
Title I Loans..............................................................47
Title I Program............................................................47
TMP........................................................................55
Trust.......................................................................1
Trustee.....................................................................1
U.S. Person................................................................66
UCC........................................................................41
Underwriters...............................................................76
VA..........................................................................2

         No dealer, salesperson or other person has
been authorized to give any information or to
make any representation not contained in this
Prospectus Supplement or the Prospectus and, if
given or made, such information or representation
must not be relied upon as having been authorized
by the Depositor or by the Underwriters. This
Prospectus Supplement and the Prospectus do not
constitute an offer to sell, or a solicitation of an
offer to buy any of the securities offered hereby in
any jurisdiction to any person to whom it is
unlawful to make such offer in such jurisdiction.
Neither the delivery of this Prospectus Supplement
or the Prospectus nor any sale made hereunder
shall, under any circumstances, create any
implication that information herein is correct as of
any time subsequent to the date hereof or that
there has been no change in the affairs of the
Depositor since such date.
                                   ----------
                                TABLE OF CONTENTS
                                                                         Page
                              Prospectus Supplement
Summary of Terms..........................................................S-1
Risk Factors ............................................................S-22
The Sellers and Servicer.................................................S-25
Use of Proceeds..........................................................S-30
The Depositor............................................................S-30
The Home Equity Loan Pool................................................S-31
Prepayment and Yield Considerations......................................S-45
Formation of the Trust and Trust Property................................S-54
Additional Information...................................................S-55
Description of the Offered Certificates..................................S-55
Credit Enhancement.......................................................S-61
The Pooling and Servicing Agreement......................................S-65
Certain Federal Income Tax Consequences..................................S-73
ERISA Considerations.....................................................S-74
Ratings..................................................................S-76
Legal Investment Considerations..........................................S-77
Underwriting.............................................................S-78
Certain Legal Matters....................................................S-83
Global Clearance, Settlement and Tax
         Documentation Procedures....................................Annex I
Index to Location of Principal Defined Terms.............................A-1

                                   Prospectus
Summary of Prospectus....................................................1
Risk Factors.............................................................7
Description of the Certificates.........................................10
The Trusts..............................................................15
Credit Enhancement......................................................20
Servicing of the Mortgage Loans and Contracts...........................24
Administration..........................................................31
Use of Proceeds.........................................................37
The Depositor...........................................................38
Certain Legal Aspects of the Mortgage Assets............................38
Legal Investment Matters................................................51
ERISA Considerations....................................................52
Certain Federal Income Tax Consequences.................................53
Plan of Distribution....................................................76
Legal Matters...........................................................77
Financial Information...................................................77
Index to Location of Principal Defined Terms...........................A-1




                                 $1,265,000,000

                            ContiMortgage Home Equity
                                Loan Trust 1997-3


                            ContiMortgage Home Equity
                            Pass-Through Certificates
                                  Series 1997-3


                                  ContiMortgage
                               Seller and Servicer

                              ContiWest Corporation
                                     Seller

                              ContiSecurities Asset
                                  Funding Corp.
                                    Depositor



                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------


                                 MORGAN STANLEY
                                  DEAN WITTER

                             BEAR, STEARNS & CO INC.

                             CONTIFINANCIAL SERVICES
                                   CORPORATION

                           CREDIT SUISSE FIRST BOSTON

                                GREENWICH CAPITAL
                                 MARKETS, INC.

                                 LEHMAN BROTHERS

                               MERRILL LYNCH & CO.

                                  June 5, 1997